 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-298926
PROSPECTUS SUPPLEMENT
(To Prospectus dated September 14, 2026)
SYSCO HOLDINGS CORPORATION
SYSCO CORPORATION
$1,750,000,000 5.450% Senior Notes due 2029
$2,000,000,000 5.600% Senior Notes due 2031
$1,500,000,000 5.800% Senior Notes due 2033
$2,000,000,000 5.950% Senior Notes due 2036
$1,000,000,000 6.400% Senior Notes due 2046
$1,750,000,000 6.500% Senior Notes due 2056
$750,000,000 6.600% Senior Notes due 2066

Sysco Corporation, a Delaware corporation (“Sysco Corporation”), and Sysco Holdings Corporation, a Delaware corporation and currently a wholly-owned subsidiary of Sysco Corporation (“Sysco Holdings” and together with Sysco Corporation, the “Issuers”), are offering $1,750,000,000 aggregate principal amount of their 5.450% Senior Notes due 2029 (the “2029 notes”), $2,000,000,000 aggregate principal amount of their 5.600% Senior Notes due 2031 (the “2031 notes”), $1,500,000,000 aggregate principal amount of their 5.800% Senior Notes due 2033 (the “2033 notes”), $2,000,000,000 aggregate principal amount of their 5.950% Senior Notes due 2036 (the “2036 notes”), $1,000,000,000 aggregate principal amount of their 6.400% Senior Notes due 2046 (the “2046 notes”), $1,750,000,000 aggregate principal amount of their 6.500% Senior Notes due 2056 (the “2056 notes”) and $750,000,000 aggregate principal amount of their 6.600% Senior Notes due 2066 (the “2066 notes” and, collectively with all the other series, the “notes”).
The 2029 notes will mature on October 6, 2029 and will pay interest semi-annually in arrears on April 6 and October 6 of each year, beginning on April 6, 2027. The 2031 notes will mature on June 6, 2031 and will pay interest semi-annually in arrears on June 6 and December 6 of each year, beginning on December 6, 2026. The 2033 notes will mature on October 6, 2033 and will pay interest semi-annually in arrears on April 6 and October 6 of each year, beginning on April 6, 2027. The 2036 notes will mature on June 6, 2036 and will pay interest semi-annually in arrears on June 6 and December 6 of each year, beginning on December 6, 2026. The 2046 notes will mature on October 6, 2046 and will pay interest semi-annually in arrears on April 6 and October 6 of each year, beginning on April 6, 2027. The 2056 notes will mature on October 6, 2056 and will pay interest semi-annually in arrears on April 6 and October 6 of each year, beginning on April 6, 2027. The 2066 notes will mature on October 6, 2066 and will pay interest semi-annually in arrears on April 6 and October 6 of each year, beginning on April 6, 2027.
On March 30, 2026, Sysco Corporation, Sysco Holdings, JRD Unico, Inc., a Delaware corporation (“JRD”), Warehouse Realty, LLC, a Delaware limited liability company (“Warehouse Realty,” and together with JRD, known as “Jetro Restaurant Depot”), and certain merger subsidiaries, among others, entered into the merger agreement (as amended, modified or supplemented, the “merger agreement”). Under the merger agreement, subject to satisfaction (or, to the extent permitted by law and in accordance with the merger agreement, waiver) of the conditions set forth in the merger agreement, Sysco Corporation will acquire JRD and Warehouse Realty in a cash and stock transaction through a series of mergers. As a result of the JRD Acquisition Transactions (as defined herein), Sysco Corporation, JRD, and Warehouse Realty will become direct, wholly-owned subsidiaries of Sysco Holdings. Upon completion of the JRD Acquisition Transactions, former holders of Sysco Corporation common stock and former equity holders of Jetro Restaurant Depot will own shares of common stock of Sysco Holdings, which are expected to be listed for trading on The New York Stock Exchange (the “NYSE”).
If the JRD Acquisition Transactions are consummated, we intend to use the net proceeds from this offering of the notes, together with the proceeds from the Financing Transactions (as defined herein) and cash on hand to pay the cash consideration for the JRD Acquisition Transactions and all other fees, costs and expenses related thereto. This offering of the notes is not contingent upon the closing of the JRD Acquisition Transactions.
If (i) the consummation of the JRD Acquisition Transactions does not occur on or prior to (a) March 30, 2028 (the “Outside Date”) or (b) any later date as the parties to the merger agreement may agree, (ii) Sysco Corporation notifies the trustee in writing that the merger agreement has terminated in accordance with its terms prior to the consummation of the JRD Acquisition Transactions or (iii) Sysco Corporation notifies the trustee in writing and publicly announces that Sysco Corporation will not pursue the consummation of the JRD Acquisition Transactions (the earliest to occur of clause (i), (ii) and (iii), a “Special Mandatory Redemption Event”), the Issuers will be required to redeem all of the notes (other than the 2036 notes) at a special mandatory redemption price equal to 101% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date (as defined herein). See “Description of Notes — Special Mandatory Redemption.”
The Issuers have the option to redeem some or all of the notes at any time as described under the heading “Description of Notes — Optional Redemption” in this prospectus supplement.
Upon a Change of Control Repurchase Event (as defined herein) with respect to any series of notes, the Issuers will be required to make an offer to repurchase all of the outstanding notes of the applicable series at a price in cash equal to 101% of the aggregate principal amount of the notes repurchased, plus any accrued and unpaid interest to, but not including, the repurchase date. See “Description of Notes — Change of Control Repurchase Event.”
The notes will be the general unsecured senior obligations of the Issuers and will rank equally in right of payment with each of the Issuers’ other existing and future unsecured and senior indebtedness and will be structurally subordinated to all liabilities (excluding intercompany loans) of the non-guarantor subsidiaries of the Issuers.
The notes initially will be fully and unconditionally guaranteed, jointly and severally, by Sysco Corporation’s direct and indirect wholly-owned domestic subsidiaries that guarantee Sysco Corporation’s existing senior notes (the “guarantors”). Subsidiaries of an Issuer acquired or created in the future may or may not become guarantors, but any domestic subsidiary of an Issuer that guarantees Sysco Corporation’s senior notes or other indebtedness of an Issuer must also guarantee the notes. The guarantees will be unsecured senior obligations of the respective guarantors and rank equally in right of payment with all existing and future unsecured senior indebtedness of the respective guarantors.
Each series of notes is a new issue of securities with no established trading market. The notes will not be listed on any securities exchange or included in any automated quotation system.
Investing in the notes involves risks. See “Risk Factors” beginning on page S-16 of this prospectus supplement and the “Risk Factors” section in the 2026 Annual Report (as defined herein) to read about important factors you should consider before buying the notes.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the notes or determined that this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Public Offering Price		Underwriting Discount		Proceeds, Before Expenses, to the Issuers
	Per Note	Total	Per Note	Total	Per Note	Total
5.450% Senior Notes due 2029	99.989%	$1,749,807,500	0.250%	$4,375,000	99.739%	$1,745,432,500
5.600% Senior Notes due 2031	99.927%	$1,998,540,000	0.350%	$7,000,000	99.577%	$1,991,540,000
5.800% Senior Notes due 2033	99.841%	$1,497,615,000	0.400%	$6,000,000	99.441%	$1,491,615,000
5.950% Senior Notes due 2036	99.654%	$1,993,080,000	0.450%	$9,000,000	99.204%	$1,984,080,000
6.400% Senior Notes due 2046	99.476%	$994,760,000	0.750%	$7,500,000	98.726%	$987,260,000
6.500% Senior Notes due 2056	99.856%	$1,747,480,000	0.750%	$13,125,000	99.106%	$1,734,355,000
6.600% Senior Notes due 2066	99.846%	$748,845,000	0.750%	$5,625,000	99.096%	$743,220,000
Total		$10,730,127,500		$52,625,000		$10,677,502,500
The public offering prices set forth above do not include accrued interest, if any. Interest on the notes of each series will accrue from October 6, 2026 and must be paid by the purchasers if the notes are delivered after October 6, 2026.
The underwriters expect to deliver the notes through the facilities of The Depository Trust Company for the accounts of its direct and indirect participants, including Clearstream Banking, S.A., Luxembourg and Euroclear Bank SA/NV, as operator of the Euroclear System, against payment in New York, New York on October 6, 2026.
Joint Book-Running Managers with respect to the 2029 Notes, 2031 Notes and 2033 Notes
Goldman Sachs & Co. LLC	TD Securities
BofA Securities	J.P. Morgan	Wells Fargo Securities
PNC Capital Markets LLC	US Bancorp

Joint Book-Running Managers with respect to the 2036 Notes, 2046 Notes, 2056 Notes and 2066 Notes
Goldman Sachs & Co. LLC		TD Securities
BofA Securities	J.P. Morgan	Wells Fargo Securities
BNP PARIBAS		Truist Securities
Co-managers with respect to the 2029 Notes, 2031 Notes and 2033 Notes
BNP PARIBAS	Truist Securities	Barclays
Rabo Securities		Scotiabank
BMO Capital Markets	Lloyds Securities	Siebert Williams Shank
Co-managers with respect to the 2036 Notes, 2046 Notes, 2056 Notes and 2066 Notes
PNC Capital Markets LLC	US Bancorp	Barclays
Rabo Securities		Scotiabank
BMO Capital Markets	Lloyds Securities	Siebert Williams Shank

Prospectus Supplement dated September 22, 2026

Prospectus Supplement
Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the notes we are offering and other matters relating to us. The second part is the accompanying prospectus, which gives more general information about securities we may offer from time to time, some of which does not apply to the notes we are offering. If information in the prospectus supplement differs from information in the accompanying prospectus, you should rely on the information in this prospectus supplement. When used in this prospectus supplement, unless otherwise indicated, the term “prospectus” refers to this prospectus supplement together with the accompanying prospectus. Before investing in the notes, you should read carefully both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information” below.
We have not, and the underwriters have not, authorized anyone to provide any information or to make any representations, other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses filed by us with the SEC. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or in any free writing prospectus or any document incorporated by reference herein or therein is accurate as of any date other than their respective dates.
You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the notes. We are not making any representation to you regarding the legality of an investment in the notes by you under applicable investment or similar laws. We are not making an offer to sell the notes and are not soliciting an offer to buy the notes in any jurisdiction where the offer or sale is not permitted.
We expect delivery of the notes will be made against payment therefor on or about October 6, 2026, which is the tenth Business Day (as defined herein) following the date of pricing of the notes (such settlement being referred to as “T+10”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one Business Day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the date that is one Business Day prior to the scheduled settlement date will be required, by virtue of the fact that the notes initially will settle in T+10, to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisers.
As used in this prospectus supplement, unless otherwise specified, (i) the terms “we,” “us,” and “our” refer to Sysco Corporation individually and collectively with Sysco Holdings and Sysco Corporation’s other consolidated subsidiaries prior to the completion of the JRD Acquisition Transactions, and, following the completion of the JRD Acquisition Transactions, will refer to Sysco Holdings individually, and collectively with its consolidated subsidiaries, including Sysco Corporation and (ii) the term “Financing Transactions” shall refer to the Commitment Letter, the Term Loan Credit Agreement, the Revolving Credit Agreement, the CoBank Term Loan, the Equity Offering and the Concurrent Securities Offerings (each as defined under “Prospectus Summary — The Financing and Other Transactions”).
All references in this prospectus supplement that give effect to the JRD Acquisition Transactions assume that we will pay in full, upon the consummation of the JRD Acquisition Transactions, all existing indebtedness of Jetro Restaurant Depot and all fees and expenses (including any applicable prepayment premiums) related thereto.

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NON-GAAP FINANCIAL MEASURES
To provide investors with information in addition to our results as determined by generally accepted accounting principles in the United States (“GAAP”), we provide certain non-GAAP financial measures, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, Adjusted Free Cash Flow, Adjusted Free Cash Flow Conversion and Net Debt, that we believe provide important perspective with respect to underlying business trends. Other than EBITDA and Free Cash Flow, any non-GAAP financial measures are adjusted to remove (1) restructuring charges; (2) expenses associated with our various transformation initiatives; (3) severance charges; and (4) acquisition-related costs consisting of: (a) intangible amortization expense and (b) acquisition costs and due diligence costs related to our acquisitions.
Adjustments provided herein for fiscal year 2026 results of operations also remove the impact of a charge associated with a legal matter, amortization expense associated with debt issuance costs on a bridge loan facility, and a loss on deal contingent rate lock transactions entered into to mitigate interest rate risk on future permanent debt that could potentially be issued to finance the purchase of Jetro Restaurant Depot. No similar charges were applicable in fiscal year 2025 or 2024. Adjustments provided herein for fiscal year 2025 results of operations also remove the impact of a noncash goodwill impairment charge. No similar charge was applicable in fiscal year 2026 or 2024. Adjustments provided herein for fiscal year 2026 pro forma unaudited results of operations remove non-recurring transaction costs, non-recurring retention bonuses and non-recurring transfer taxes, in each case, associated with the JRD Acquisition Transactions. These items are collectively referred to as “Certain Items.”
The results of our operations can be impacted by changes in exchange rates applicable to converting from local currencies to U.S. dollars. We measure our results on a constant currency basis. Constant currency operating results are calculated by translating current-period local currency operating results with the currency exchange rates used to translate the financial statements in the comparable prior-year period to determine what the current-period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period.
Our management believes that adjusting our operating expenses, operating income, operating margin, interest expense, other (income) expense, net earnings and diluted earnings per share to remove these Certain Items and presenting our results on a constant currency basis, provide an important perspective with respect to our underlying business trends and results. Additionally, it provides meaningful supplemental information to both management and investors that (1) is indicative of the performance of our underlying operations, (2) facilitates comparisons on a year-over-year basis and (3) removes those items that are difficult to predict and are often unanticipated and that, as a result, are difficult to include in analysts’ financial models and our investors’ expectations with any degree of specificity.
We have a history of growth through acquisitions and we exclude from our non-GAAP financial measures the impact of acquisition-related intangible amortization, acquisition costs and due-diligence costs for those acquisitions. We believe this approach enhances the comparability of our results for fiscal year 2026, fiscal year 2025 and fiscal year 2024.
Our management considers each of EBITDA and Adjusted EBITDA to be a measure of overall financial performance that provides useful information to management and investors about the profitability of the business, as it facilitates comparison of performance on a consistent basis from period to period by providing a measurement of recurring factors and trends affecting our business. Additionally, it is a commonly used component metric used to inform on capital structure decisions.
Our management considers Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases and sales of buildings, fleet, equipment and technology, which may potentially be used to pay for, among other things, strategic uses of cash including dividend payments, share repurchases and acquisitions. However, Free Cash Flow may not be available for discretionary expenditures, as it may be necessary that we use it to make mandatory debt service or other payments. Free Cash Flow should not be used as a substitute for the most comparable GAAP financial measure in assessing our liquidity for the periods presented. We define Adjusted Free Cash Flow as EBITDA adjusted for Certain Items less Capex. Adjusted Free Cash Flow

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Conversion represents Adjusted Free Cash Flow divided by Adjusted EBITDA. Adjusted Free Cash Flow should not be used as a substitute for the most comparable GAAP financial measure.
We use these non-GAAP measures when evaluating our financial results as well as for internal planning and forecasting purposes. These financial measures should not be used as a substitute for GAAP measures in assessing our results of operations for periods presented. An analysis of any non-GAAP financial measure should be used in conjunction with results presented in accordance with GAAP. Any metric referred to herein as “adjusted” will reflect the applicable impact of Certain Items.
Our use of the terms EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow, Adjusted Free Cash Flow, Adjusted Free Cash Flow Conversion and Net Debt, may vary from that of others in our industry. These financial measures should not be considered as alternatives to sales, net earnings or any other performance measures derived in accordance with GAAP as measures of operating performance or operating cash flows or as measures of liquidity.

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WHERE YOU CAN FIND MORE INFORMATION
Sysco Corporation files annual, quarterly and current reports, proxy statements and other information with the SEC. Sysco Corporation’s SEC filings made via the EDGAR system, including periodic and current reports, proxy statements, and other information regarding Sysco Corporation are also available to the public at the SEC’s website at http://www.sec.gov, and on Sysco Corporation’s website, www.sysco.com. The information contained on, or that can be accessed through, the SEC’s website and Sysco Corporation’s website is not incorporated in, and is not part of this prospectus supplement or the accompanying prospectus.
Sysco Holdings’ SEC filings made via the EDGAR system are available to the public at the SEC’s website at http://www.sec.gov. The information contained on, or that can be accessed through, the SEC’s website is not incorporated in, and is not part of this prospectus supplement or the accompanying prospectus.
The Issuers have filed with the SEC an automatic shelf registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), in Sysco Corporation’s case, as a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act), and in Sysco Holdings’ case, as a wholly-owned subsidiary of a well-known seasoned issuer, covering the securities described in this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all the information included in the registration statement, some of which is contained in exhibits included with or incorporated by reference into the registration statement. The registration statement, including the exhibits contained or incorporated by reference therein, can be accessed through the SEC’s website referred to above. Any statement made in this prospectus supplement or the accompanying prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.
Each of the Issuers incorporates by reference the following documents filed with the SEC by each of Sysco Holdings and Sysco Corporation and any future filings that each of the Issuers makes with the SEC after the date of this prospectus supplement under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we complete our offering of the securities offered by this prospectus supplement and the accompanying prospectus. Neither Sysco Holdings nor Sysco Corporation is incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC (including any furnished information, any Sysco Corporation Compensation and Leadership Development Committee report and performance graph or information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K), unless otherwise specified.
Sysco Corporation
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Sysco Corporation’s Annual Report on Form 10-K for the fiscal year ended June 27, 2026 filed with the SEC on August 21, 2026 (the “2026 Annual Report”);

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Sysco Corporation’s Current Reports on Form 8-K filed with the SEC on July 2, 2026, August 20, 2026 (Item 5.02 only), September 4, 2026, September 14, 2026, and September 16, 2026;

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The portions of Sysco Corporation’s Definitive Proxy Statement on Schedule 14A for the 2025 annual meeting of stockholders filed with the SEC on October 2, 2025 that are incorporated by reference into Part III of the Form 10-K for the year ended June 28, 2025 filed with the SEC on August 22, 2025; and

Sysco Holdings
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Sysco Holdings’ Current Report on Form 8-K filed with the SEC on July 28, 2026.

Any statement contained or incorporated by reference in this prospectus supplement and the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein or therein, modifies or supersedes

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such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.
You may obtain a copy of these filings, excluding all exhibits, unless we have specifically incorporated by reference an exhibit in this prospectus supplement or the accompanying prospectus or in a document incorporated by reference herein, at no cost, by writing or telephoning:
Sysco Holdings Corporation
Sysco Corporation
Investor Relations
1390 Enclave Parkway
Houston, Texas 77077-2099
Telephone: (281) 584-2615

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements made in this prospectus supplement that look forward in time or express management’s expectations or beliefs with respect to the occurrence of future events are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements can also be identified by words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “will,” “would,” “could,” “can,” “may,” “projected,” “continues,” “continuously,” variations of such terms, and similar terms and phrases denoting anticipated or expected occurrences or results. Examples of forward-looking statements include, but are not limited to, our expectation regarding settlement timing, our expected capitalization as a result of this offering, our expected applications of the proceeds from this offering, and our anticipated market prices and plan of distribution of the notes. Forward-looking statements may also include statements incorporated by reference herein from other filings, including various statements relating to:
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the expected timing and completion of the JRD Acquisition Transactions;

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the anticipated benefits of the JRD Acquisition Transactions, including estimated synergies, and plans and expectations for the combined company after completion of the JRD Acquisition Transactions;

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our future financial performance and results;

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our business strategy, plans, goals and objectives, including certain outlook, business trends, our dividend and share repurchase programs, our expectation of future macroeconomic conditions;

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our expectations regarding the terms and completion of the Financing Transactions; and

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other statements that are not historical facts.

These statements are based on management’s current expectations and estimates. Actual results may differ materially due in part to the risk factors within Part I, Item 1A of the 2026 Annual Report, and in Sysco Corporation’s subsequent Quarterly Reports on Form 10-Q, the risk factors described under the caption “Risk Factors” on page S-16 of this prospectus supplement, and the risk factors set forth below:
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the risk that if sales from our locally managed customers do not grow at the same rate as sales from multi-unit customers, our gross margins may decline;

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the risk of periods of significant or prolonged inflation, deflation, or economic uncertainty and their impact on our product costs and profitability generally, and our inability to predict inflation over the long term;

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the risk that our efforts to modify truck routing, including our small truck initiative, in order to reduce outbound transportation costs may be unsuccessful;

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the risk that we may not realize anticipated benefits from our operating cost reduction efforts, including our ability to accelerate and/or identify additional cost savings;

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risks related to geopolitical, economic and market conditions and developments, including unfavorable conditions in the Americas and Europe, and changes in global trade policies, tariffs, and similar foreign conflicts, foreign exchange rates and the impact on our business, results of operations and financial condition;

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the risks related to our efforts to implement our business transformation initiatives and meet our other long-term strategic objectives, including the risk that these efforts may not provide the expected benefits in our anticipated timeframe, if at all, and may prove costlier than expected;

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the risk that competition in our industry and the impact of group purchasing organizations may adversely impact our margins and our ability to retain customers and make it difficult for us to maintain our market share, growth rate and profitability;

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the risk that our relationships with long-term customers may be materially diminished or terminated;

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the risk that changes in consumer eating habits, including economic factors affecting consumer confidence and discretionary spending and the impact of advancements in pharmaceutical therapies, which may reduce the consumption of food prepared away from home, could materially and adversely affect our business, financial condition, or results of operations;

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the impact and effects of public health crises, pandemics, epidemics, and natural disasters or adverse weather conditions on our business, financial condition and results of operations;

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the risk that we may not be able to fully compensate for increases in fuel costs, and fuel hedging arrangements intended to contain fuel costs could result in above market fuel costs;

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the risk of interruption of supplies and increase in product costs as a result of conditions beyond our control;

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the potential impact on our reputation and earnings of adverse publicity or lack of confidence in our products;

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difficulties in successfully expanding into international markets and complementary lines of business;

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the potential impact of product liability claims or product recalls;

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the risk that we fail to comply with requirements imposed by applicable law or government regulations, including but not limited to those related to environmental, data privacy and tax and accounting laws, rules and regulations;

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risks related to our ability to effectively finance and integrate acquired businesses;

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risks related to our access to borrowed funds in order to grow and finance the JRD Acquisition Transactions and risks related to any default by us under our indebtedness that could have a material adverse impact on cash flow and liquidity;

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the risk that our level of indebtedness and the terms of our indebtedness could adversely affect our business and liquidity position;

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the risk that we may not be able to effectively execute our capital allocation framework;

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the risk that divestiture of one or more of our businesses may not provide the anticipated effects on our operations;

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risks related to our ability to return capital to stockholders, including those related to the timing and amounts (including any plans or commitments in respect thereof) of any dividends and share repurchases;

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the risk that due to our reliance on technology, any technology disruption or delay in implementing new technology, including artificial intelligence (AI), could have a material negative impact on our business;

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the risk of negative impacts to our business and our relationships with customers from a cybersecurity incident and/or other technology disruptions, including risks from flaws, breaches, or malfunctions in AI systems that could lead to operational disruptions, data loss, or erroneous decision-making;

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risks related to our ability to attract, motivate and retain employees, including key personnel;

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risks related to labor issues, including the renegotiation of union contracts and shortage of qualified labor;

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the risk that the exclusive forum provisions in our amended and restated bylaws could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees;

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risks related to business uncertainties and contractual restrictions affecting us and Jetro Restaurant Depot while the JRD Acquisition Transactions are pending, including effects on employees, customers, suppliers, and other business relationships;

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the risk that the JRD Acquisition Transactions are not consummated as expected, in a timely manner or at all;

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the risk that any of the anticipated benefits of the JRD Acquisition Transactions will not be realized or will not be realized within the expected time period;

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risks relating to the integration of Jetro Restaurant Depot;

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the occurrence of any event, change or other circumstance that could give rise to the right of Sysco Corporation, Holder Representative (as defined herein) or both to terminate the merger agreement;

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the risk that regulatory clearances for the JRD Acquisition Transactions may not be obtained, or other closing conditions may not be satisfied, in a timely manner or at all, as well as the risk that regulatory clearances are obtained subject to conditions that are not anticipated;

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the risk of other delays in closing the JRD Acquisition Transactions;

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risks related to business disruptions from the JRD Acquisition Transactions that may harm the business or current plans and operations of the Issuers and Jetro Restaurant Depot, including the diversion of management’s time from ongoing business operations;

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the risk that we may be unable to obtain or maintain favorable credit ratings, and that changes in credit ratings following the JRD Acquisition Transactions could adversely affect our access to the debt capital markets;

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the outcome and costs of any legal proceedings that may be instituted against Sysco Holdings, Jetro Restaurant Depot, Sysco Corporation or their respective directors in connection with the JRD Acquisition Transactions;

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the risk that the JRD Acquisition Transactions could have an adverse effect on the market price of Sysco Corporation common stock;

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the risk that the JRD Acquisition Transactions may be more expensive to complete than anticipated, including as a result of unexpected factors or events, or unforeseen or unknown liabilities;

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the risk that the announcement or consummation of the JRD Acquisition Transactions could have an adverse effect on the ability of Sysco Corporation or Jetro Restaurant Depot to retain and hire key personnel or maintain business, contractual or operational relationships;

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the risk that the market price of our common stock may be volatile and may be affected by factors different from, or in addition to, those that historically have affected or currently affect the market price of our common stock;

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the risk that the completion of the JRD Acquisition Transactions may trigger change of control or other provisions in certain agreements to which Jetro Restaurant Depot is a party, which could have adverse consequences;

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the risk that the unaudited pro forma financial information incorporated by reference in this prospectus supplement may not be indicative of what our actual financial position or results of operations would have been, and our actual results following the JRD Acquisition Transactions may differ materially;

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the risk that, if the merger agreement is terminated, Sysco Corporation may be required to pay a termination fee, and the negative impact on the stock price and business of Sysco Corporation that may result from such termination and the payment of such termination fee;

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the risk that Jetro Restaurant Depot is a privately held company and limited publicly available information exists about its business, financial condition and results of operations, and that the due diligence review of Jetro Restaurant Depot may not have identified all material issues relating to Jetro Restaurant Depot;

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other factors that may affect the future results of Sysco Holdings, Sysco Corporation and Jetro Restaurant Depot; and

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management’s response to any of the aforementioned factors.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements included in this prospectus supplement and the accompanying prospectus and the

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documents incorporated by reference herein or therein. These risks and uncertainties, as well as other risks of which we are not aware or which we currently do not believe to be material, may cause our actual future results to be materially different than those expressed in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. You should be aware that the occurrence of any of the events described in these risk factors and elsewhere in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, could have a material adverse effect on our business, financial condition and results of operations. Except as required by law, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

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PROSPECTUS SUMMARY
This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. It does not contain all the information that you should consider before making an investment decision. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference for a more complete understanding of our business and the terms of the notes. See “Risk Factors” beginning on page S-16 of this prospectus supplement and in the 2026 Annual Report, for information regarding risks you should consider before investing in the notes. In addition, certain statements include forward-looking information that involves risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.”
The terms “2029 notes”, “2031 notes”, “2033 notes”, “2036 notes”, “2046 notes”, “2056 notes” and “2066 notes” refer to the 5.450% Senior Notes due 2029, 5.600% Senior Notes due 2031, 5.800% Senior Notes due 2033, 5.950% Senior Notes due 2036, 6.400% Senior Notes due 2046, 6.500% Senior Notes due 2056 and the 6.600% Senior Notes due 2066, respectively. The term “notes” refers to all series of notes, together.
Sysco Corporation
Sysco Corporation, acting through its subsidiaries and divisions, is the largest global distributor of food and related products primarily to the foodservice or food-away-from-home industry. Our purpose is “Connecting the World to Share Food and Care for One Another.” We provided products and related services to approximately 670,000 customer locations, including restaurants, healthcare and educational facilities, lodging establishments and other foodservice customers during fiscal 2026.
Founded in 1969, Sysco Corporation commenced operations as a public company in March 1970 when the stockholders of nine companies exchanged their stock for Sysco Corporation common stock. Since our formation, we have grown from $115 million to our all-time high of $84.6 billion in annual sales in fiscal 2026, both through internal expansion of existing operations and acquisitions.
We distribute food and related products to restaurants, healthcare and educational facilities, lodging establishments and other foodservice customers. Our primary operations are located in North America and Europe. Under the accounting provisions related to disclosures about segments of an enterprise, we have combined certain operations into three reportable segments. “Other” financial information is attributable to our other operations that do not meet the quantitative disclosure thresholds.
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U.S. Foodservice Operations — primarily includes (a) our U.S. Broadline operations, which distribute a full line of food products, including custom-cut meat, seafood, produce, specialty Italian, specialty imports and a wide variety of non-food products and (b) our U.S. Specialty operations, which include our FreshPoint fresh produce distribution business, our Buckhead | Newport Meat & Seafood specialty protein operations, our growing Italian Specialty platform anchored by Greco & Sons, Inc., our Edward Don restaurant equipment and supplies distribution business, our Asian specialty distribution company and a number of other small specialty businesses that are not material to the operations of Sysco Corporation;

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International Foodservice Operations — includes operations outside of the United States (U.S.), which distribute a full line of food products and a wide variety of non-food products. The Americas primarily consists of operations in Canada, Bahamas, Costa Rica and Panama, as well as our export operations that distribute to international customers. Our European operations primarily consist of operations in the United Kingdom (U.K.), France, Ireland and Sweden;

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SYGMA — our U.S. customized distribution operations serving quick-service chain restaurant customer locations; and

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Other — primarily our hotel supply operations, Guest Worldwide.

Foodservice operating sites distribute a full line of food products and a wide variety of non-food products to both independent and chain restaurant customers, hospitals, schools, hotels, industrial caterers and other venues where foodservice products are served. SYGMA operating sites distribute a full line of food products and a wide variety of non-food products to certain chain restaurant customer locations.

Sysco Corporation’s customers in the foodservice industry include restaurants, hospitals and skilled nursing facilities, schools and colleges, hotels and motels, industrial caterers and other similar venues where foodservice products are served.
The products we distribute include:
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frozen foods, such as meats, seafood, fully prepared entrées, fruits, vegetables and desserts;

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canned and dry foods;

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fresh meats and seafood;

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dairy products;

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beverage products;

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imported specialties; and

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fresh produce.

We also supply a wide variety of non-food items, including:
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paper products such as disposable napkins, plates and cups;

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tableware such as glassware and silverware;

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cookware such as pots, pans and utensils;

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restaurant and kitchen equipment and supplies; and

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cleaning supplies.

Our 333 distribution centers, which we refer to as operating sites, distribute branded merchandise, as well as products packaged under our private brands. Products packaged under our private brands have been manufactured for Sysco Corporation according to specifications that have been developed by our quality assurance team. In addition, our quality assurance team certifies the manufacturing and processing plants where these products are packaged, enforces our quality control standards and identifies supply sources that satisfy our requirements.
Sysco Corporation is organized under the laws of Delaware. The address and telephone number of Sysco Corporation’s executive offices are 1390 Enclave Parkway, Houston, Texas 77077-2099. Sysco Corporation’s telephone number is (281) 584-1390. Sysco Corporation’s common stock is listed on the NYSE under the trading symbol “SYY.”
Sysco Holdings
Sysco Holdings is a Delaware corporation and currently a wholly-owned subsidiary of Sysco Corporation, formed solely for the purpose of effectuating the JRD Acquisition Transactions. It has not carried on any activities or operations to date, except for those activities incidental to its formation and undertaken in connection with the JRD Acquisition Transactions. As a result of the JRD Acquisition Transactions, Sysco Corporation, JRD, and Warehouse Realty will become direct, wholly-owned subsidiaries of Sysco Holdings. Upon completion of the JRD Acquisition Transactions, former holders of Sysco Corporation common stock and former equity holders of Jetro Restaurant Depot will own shares of Sysco Holdings, which are expected to be listed for trading on the NYSE. The address and telephone number of the principal executive offices of Sysco Holdings are 1390 Enclave Parkway, Houston, TX 77077-2099 and (281) 584-1390.

The JRD Acquisition Transactions
General
On March 30, 2026, Sysco Corporation, Sysco Holdings, Slider Merger Sub 1, Inc., a Delaware corporation and wholly-owned subsidiary of Sysco Holdings (“Merger Sub 1”), Slider Merger Sub 2, Inc., a Delaware corporation and wholly-owned subsidiary of Sysco Holdings (“Merger Sub 2”), Slider Merger Sub 3, LLC, a Delaware limited liability company and wholly-owned subsidiary of Sysco Holdings (“Merger Sub 3,” and collectively with Merger Sub 1 and Merger Sub 2, the “merger subs”), JRD, Warehouse Realty, LLC, a Delaware limited liability company (“Warehouse Realty,” and together with JRD, known as “Jetro Restaurant Depot”), and a holder representative (a “Holder Representative”) entered into the merger agreement (as amended, modified or supplemented, the “merger agreement”). The merger agreement contains the terms and conditions of the proposed acquisition of Jetro Restaurant Depot by Sysco Corporation. Under the merger agreement, subject to satisfaction (or, to the extent permitted by law and in accordance with the merger agreement, waiver) of the conditions to the JRD Acquisition Transactions set forth in the merger agreement, (a) Merger Sub 1 will merge with and into Sysco Corporation, with Sysco Corporation continuing as the surviving corporation and a direct, wholly-owned subsidiary of Sysco Holdings (the “Sysco Merger”), (b) immediately following the Sysco Merger, Merger Sub 2 will merge with and into JRD, with JRD continuing as the surviving corporation and a direct, wholly-owned subsidiary of Sysco Holdings (the “JRD Merger”), and (c) immediately following the JRD Merger, Merger Sub 3 will merge with and into Warehouse Realty, with Warehouse Realty continuing as the surviving entity and a direct, wholly-owned subsidiary of Sysco Holdings (the “Warehouse Realty Merger” and, together with the Sysco Merger and the JRD Merger, the “mergers” and, collectively with the other transactions contemplated by the merger agreement, the “JRD Acquisition Transactions”).
Merger Consideration
Upon completion of the Sysco Merger, each share of Sysco Corporation common stock (other than cancelled shares) will be converted into one share of Sysco Holdings common stock. Upon completion of the JRD Merger and the Warehouse Realty Merger, equity holders of Jetro Restaurant Depot will receive, in the aggregate, (a) a cash payment of $21.6 billion, subject to customary adjustments, and (b) 91.5 million shares of Sysco Holdings common stock. As of the date hereof, based on the estimated number of shares of Sysco Corporation common stock and estimated equity interests of JRD and Warehouse Realty that are expected to be outstanding immediately prior to the JRD Acquisition Transactions, including after giving effect to the Equity Offering (as described below), it is expected that Sysco Corporation stockholders as of immediately prior to the closing of the JRD Acquisition Transactions will hold approximately 84%, and that former equity holders of Jetro Restaurant Depot as of immediately prior to the closing of the JRD Acquisition Transactions will hold approximately 16%, of the shares of Sysco Holdings common stock outstanding immediately after the closing of the JRD Acquisition Transactions. Upon completion of the JRD Acquisition Transactions, shares of Sysco Holdings are expected to be listed for trading on the NYSE.
Stockholders Agreement
Concurrently with entering into the merger agreement, Sysco Holdings entered into the stockholders agreement, dated as of March 30, 2026, with the majority stockholder of Jetro Restaurant Depot, certain funds affiliated with Leonard Green & Partners, L.P., Platinum Falcon B 2018 RSC Limited and certain other parties thereto, in each case, that will receive shares of Sysco Holdings common stock in the applicable mergers. The stockholders agreement sets forth certain governance arrangements and contains various provisions relating to, among other things, representation on Sysco Holdings’ board of directors, the acquisition of additional equity interests in Sysco Holdings, transfer restrictions, voting arrangements, non-competition, non-solicitation, and non-disparagement, and registration rights.
Regulatory Clearance Required for the JRD Acquisition Transactions
The mergers are subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”), which provide that certain transactions may not be completed until notification and report forms are furnished to the

Antitrust Division of the U.S. Department of Justice and the U.S. Federal Trade Commission (“FTC”) and the HSR Act waiting period is terminated or expires. On April 27, 2026, Sysco Corporation and Jetro Restaurant Depot each filed their respective requisite notification and report forms under the HSR Act. On May 27, 2026, Sysco Corporation and Jetro Restaurant Depot each received a request for additional information and documentary material, often referred to as a “second request,” from the FTC under the HSR Act. Issuance of the second request extends the HSR Act waiting period until 30 days after Sysco Corporation and Jetro Restaurant Depot have substantially complied with the second request, unless that period is earlier terminated by the FTC.
Conditions for Completion of the JRD Acquisition Transactions
In addition to the expiration or termination of any applicable waiting period under the HSR Act related to the JRD Acquisition Transactions, each party’s obligation to complete the JRD Acquisition Transactions is also subject to the satisfaction (or, to the extent permitted by law and in accordance with the merger agreement, waiver) of other conditions, including: the absence of any law or injunction adopted, promulgated or entered after the date of the merger agreement by any governmental authority of competent jurisdiction in the United States that prohibits the consummation of the JRD Acquisition Transactions, the Registration Statement on Form S-4 for the registration of Sysco Holdings’ common stock to be issued to Sysco Corporation stockholders in connection with the Sysco Merger being declared effective by the SEC (which has been satisfied), the authorization for listing on the NYSE, subject to official notice of issuance, of the shares of Sysco Holdings common stock that will be issued as the JRD stock consideration pursuant to the merger agreement, with respect to each party, the accuracy of the other party’s representations and warranties, subject to specified materiality qualifications, and performance and compliance, in all material respects, by the other party with its covenants in the merger agreement required to be performed and complied with by such party at or prior to the closing of the JRD Acquisition Transactions, and the receipt by each party of a customary tax opinion with respect to the JRD Acquisition Transactions.
Termination
The merger agreement may be terminated prior to the closing date upon mutual written consent of Jetro Restaurant Depot, Holder Representative and Sysco Corporation. In addition, either Sysco Corporation or Holder Representative may terminate the merger agreement prior to the closing date:
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if the closing of the JRD Acquisition Transactions does not occur on or before September 30, 2027 (as may be extended, the “Termination Date”), with one automatic extension of such date until March 30, 2028 if all conditions to closing other than the conditions relating to receipt of required regulatory clearances have been satisfied or (to the extent permitted by law) waived, or are capable of being satisfied at such time (this termination right is not available to a party whose breach in any material respect of its obligations under the merger agreement principally caused the failure of closing of the JRD Acquisition Transactions to occur on or before the Termination Date);

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if the other party breaches its representations or warranties or there is any inaccuracy in its representations or warranties, or the other party breaches or fails to perform its covenants or other agreements contained in the merger agreement, which breach, inaccuracy or failure to perform (A) would result in the failure of the related conditions to such party’s obligations to close the JRD Acquisition Transactions to be satisfied, and (B) is not cured, or is incapable of being cured, by the other party prior to the earlier of (x) the Termination Date and (y) forty-five calendar days after the other party’s receipt of written notice from the terminating party of such breach, inaccuracy or failure (this termination right is not available to a party if that party is then in breach of any representation, warranty, covenant or obligation under the merger agreement that would result in the failure of certain specified conditions); or

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if any court (or U.S. federal governmental authority) of competent jurisdiction in the United States issues an order that has become final and non-appealable that has the effect of permanently restraining, enjoining or otherwise prohibiting the JRD Acquisition Transactions (this termination right is not available to a party if that party has breached in any material respect its obligations under the merger agreement in any manner that has been the primary cause of such order being issued and becoming final and non-appealable).

If the merger agreement is terminated by either Sysco Corporation or Holder Representative as a result of failure to obtain the required regulatory clearances or because the JRD Acquisition Transactions are not consummated by the Termination Date, Sysco Corporation will pay to Holder Representative a termination fee of $1.164 billion. The termination fee is payable prior to or concurrently with the termination, if terminated by Sysco Corporation, or within two business days of Holder Representative’s termination, provided that, with respect to a termination for failure to consummate the JRD Acquisition Transactions by the Termination Date, all of the conditions to closing other than those relating to the required regulatory clearances (other than certain conditions which by their nature may only be satisfied at the closing) are satisfied.
Combined Company Governance Matters
Effective upon the closing of the Sysco Merger, Sysco Holdings will adopt the amended and restated certificate of incorporation and the amended and restated bylaws of Sysco Holdings in the same form as Sysco Corporation’s certificate of incorporation and bylaws in effect as of immediately prior to the closing.
The merger agreement and the forms of Sysco Holdings amended and restated certificate of incorporation and amended and restated bylaws contain certain provisions relating to the governance of Sysco Holdings following completion of the JRD Acquisition Transactions, which generally reflect the continuation of the governance arrangements of the Sysco Corporation charter and bylaws currently in effect.
Pursuant to the merger agreement, the directors of Sysco Corporation and the officers of Sysco Corporation in office immediately prior to the effective time of the Sysco Merger will be the directors and officers of Sysco Holdings immediately following the Sysco Merger. Pursuant to the stockholders agreement, on or prior to the closing date of the JRD Acquisition Transactions, Sysco Holdings’ board of directors will take all actions necessary and appropriate to cause the number of directors on the board of Sysco Holdings to be increased by two and appoint Sir Bradley Fried and Stanley Fleishman to serve as directors of Sysco Holdings’ board of directors.
The Financing and Other Transactions
Commitment Letter
In connection with entry into the merger agreement, Sysco Corporation entered into a commitment letter (the “Commitment Letter”), dated as of March 30, 2026, with Goldman Sachs Bank USA, Goldman Sachs Lending Partners LLC, The Toronto-Dominion Bank, New York Branch and TD Securities (USA) LLC (collectively, the “banks”), pursuant to which the banks have committed to provide, subject to the terms and conditions of the Commitment Letter, a $22.0 billion 364-day senior unsecured bridge term loan facility (the “bridge facility”). On April 13, 2026, Sysco Corporation and the banks entered into a joinder agreement to the Commitment Letter with thirteen additional banks, which reallocated bridge facility commitments among the banks and the additional banks.
Term Loan Credit Agreement
On April 16, 2026, Sysco Corporation entered into a $3.0 billion term loan credit agreement (the “Term Loan Credit Agreement”), with the subsidiary guarantors party thereto, the lenders named therein, Bank of America, N.A., as administrative agent, Goldman Sachs Bank USA and TD Securities (USA) LLC, as syndication agents, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., as documentation agents, and Goldman Sachs Bank USA, TD Securities (USA) LLC, BofA Securities, Inc., JPMorgan Chase Bank, N.A. and Wells Fargo Securities, LLC, as joint bookrunners and joint lead arrangers. Proceeds of borrowings under the Term Loan Credit Agreement will be used to pay, in part, the cash consideration for the JRD Acquisition Transactions and all other fees, costs and expenses related thereto. Concurrently with entry into the Term Loan Credit Agreement, the bridge facility commitments under the Commitment Letter were reduced to $19.0 billion.
Revolving Credit Agreement
On April 16, 2026, Sysco Corporation replaced its existing $3.0 billion revolving loan credit agreement with a new $3.0 billion revolving loan credit agreement (the “Revolving Credit Agreement”) with the subsidiary borrowers party thereto, the subsidiary guarantors party thereto, the lenders and issuing banks named therein, Bank of America, N.A., as administrative agent, Goldman Sachs Bank USA, TD Securities (USA) LLC, JPMorgan Chase Bank, N.A. and Wells Fargo Securities, LLC, as syndication agents, BNP Paribas, PNC Bank, National Association, Truist Bank and U.S. Bank National Association, as documentation agents, and Goldman Sachs Bank USA, TD Securities (USA) LLC, BofA Securities, Inc., JPMorgan Chase Bank, N.A. and Wells Fargo Securities, LLC, as joint bookrunners and joint lead arrangers. The Revolving Credit Agreement will be available for general corporate purposes. From and after the consummation of the JRD Acquisition Transactions, commitments under the Revolving Credit Agreement will increase to $4.0 billion.
CoBank Term Loan
On September 4, 2026, Sysco Corporation entered into a first amendment (the “First Amendment”) to the Revolving Credit Agreement to establish a $750 million senior unsecured delayed draw term loan facility (the “CoBank Term Loan”), with CoBank, ACB, the lenders party to the Revolving Credit Agreement as of the date of such First Amendment and Bank of America, N.A., as administrative agent. The CoBank Term Loan consists of (a) a $375 million six-year delayed draw term loan tranche and (b) a $375 million eight-year delayed draw term loan tranche, in each case available for drawing in multiple advances during the one-year period following the effective date of the First Amendment. Loans under the CoBank Term Loan will be used for general corporate purposes, including to pay, in part, the cash consideration for the JRD Acquisition Transactions and all other fees, costs and expenses related thereto. Concurrently with entry into the CoBank Term Loan, the bridge facility commitments under the Commitment Letter were further reduced to $18.25 billion.
Equity Offering
On September 16, 2026, Sysco Corporation completed an underwritten public offering of 12,345,679 shares of Sysco Corporation common stock for net proceeds of approximately $967.4 million (the “Equity Offering”). In connection with the Equity Offering, Sysco Corporation has granted the underwriters of the Equity Offering a 30-day option to purchase up to an additional 1,851,851 shares of Sysco Corporation common stock, solely to cover overallotments, if any, at the same price per share as the other shares of Sysco Corporation common stock sold in the Equity Offering. If the JRD Acquisition Transactions are consummated, Sysco Corporation intends to use the net proceeds from the Equity Offering, together with the proceeds from the other Financing Transactions and cash on hand, to pay the cash consideration for the JRD Acquisition Transactions and all other fees, costs and expenses related thereto. If the JRD Acquisition Transactions are not consummated, Sysco Corporation intends to use the net proceeds from the Equity Offering for general corporate purposes. Following the completion of the Equity Offering, the bridge facility commitments under the Commitment Letter will be further reduced to $17.28 billion.
Concurrent Securities Offerings
In addition to and separate from this offering, the Issuers engaged in concurrent offerings of securities in the form of senior notes denominated in Canadian dollars in the aggregate principal amount of C$1.5 billion, comprised of two series of senior notes maturing in 2030 and 2034, respectively, junior subordinated notes denominated in U.S. dollars in the aggregate principal amount of $3.9 billion, comprised of three series of junior subordinated notes maturing in 2056, and junior subordinated notes denominated in euro in the aggregate principal amount of €1.0 billion maturing in 2056 (collectively, the “Concurrent Securities Offerings”). The debt securities offered in the Concurrent Securities Offerings will be guaranteed by the same entities that will guarantee the notes. We intend to use the net proceeds from any Concurrent Securities Offerings to pay, in part, the cash consideration for the JRD Acquisition Transactions and all other fees, costs and expenses related thereto.
Each of the Concurrent Securities Offerings was made pursuant to a separate prospectus supplement and is separate from and independent of this offering. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any securities being offered in any Concurrent Securities Offering, and the prospectus supplement for any Concurrent Securities Offering is not an offer to sell or a solicitation of any offer to buy the notes.

This offering is not conditioned upon the completion of any of the Concurrent Securities Offerings, and none of the Concurrent Securities Offerings is conditioned upon the completion of this offering or any other securities offering. There can be no assurance that any of the Concurrent Securities Offerings will be completed on the terms described herein, or at all. The closing of each Concurrent Securities Offering is subject to the satisfaction of customary closing conditions. Investors should not rely upon the completion of any of the Concurrent Securities Offerings in making their investment decision with respect to the debt securities offered hereby.
Guarantees by Sysco Holdings
Sysco Corporation has issued and outstanding $12,230 million aggregate principal amount of senior notes and debentures (the “Sysco Corporation Notes”), which were issued pursuant to the Indenture dated as of June 15, 1995 by and between Sysco Corporation and First Union National Bank as trustee, with The Bank of New York Mellon Trust Company, N.A., as successor trustee, as amended and supplemented. The Sysco Corporation Notes are guaranteed by all of Sysco Corporation’s subsidiaries that will guarantee the notes. Concurrently with the issuance of the notes, Sysco Holdings intends to provide an unconditional senior unsecured guarantee to the Sysco Corporation Notes.
Jetro Restaurant Depot Indebtedness
As of June 27, 2026, Jetro Restaurant Depot had approximately $4.6 billion of total third-party indebtedness, consisting primarily of approximately $3.7 billion of private placement notes and six mortgage facilities with an aggregate principal amount of approximately $0.9 billion. In addition, as of September 10, 2026, Jetro Restaurant Depot had a $200.0 million revolving credit facility, which is undrawn. The Issuers expect to use proceeds from the Financing Transactions to redeem, purchase or refinance, and/or amend the terms of, the existing indebtedness of Jetro Restaurant Depot. This offering is not conditioned upon the completion of any such action.

The Offering
The following summary describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. This summary does not contain all the information that may be important to you. For a more complete understanding of the notes, see “Description of Notes” in this prospectus supplement.
Issuer
Sysco Holdings and Sysco Corporation, as co-issuers.
Notes Offered
$1,750,000,000 aggregate principal amount of our 5.450% Senior Notes due 2029.
$2,000,000,000 aggregate principal amount of our 5.600% Senior Notes due 2031.
$1,500,000,000 aggregate principal amount of our 5.800% Senior Notes due 2033.
$2,000,000,000 aggregate principal amount of our 5.950% Senior Notes due 2036.
$1,000,000,000 aggregate principal amount of our 6.400% Senior Notes due 2046.
$1,750,000,000 aggregate principal amount of our 6.500% Senior Notes due 2056.
$750,000,000 aggregate principal amount of our 6.600% Senior Notes due 2066.
Interest Rate and Payment
Dates
Interest will accrue on the 2029 notes from October 6, 2026 at a rate of 5.450% per annum. Interest on the 2029 notes will be payable semi-annually in arrears on April 6 and October 6, commencing April 6, 2027.
Interest will accrue on the 2031 notes from October 6, 2026 at a rate of 5.600% per annum. Interest on the 2031 notes will be payable semi-annually in arrears on June 6 and December 6, commencing December 6, 2026.
Interest will accrue on the 2033 notes from October 6, 2026 at a rate of 5.800% per annum. Interest on the 2033 notes will be payable semi-annually in arrears on April 6 and October 6, commencing April 6, 2027.
Interest will accrue on the 2036 notes from October 6, 2026 at a rate of 5.950% per annum. Interest on the 2036 notes will be payable semi-annually in arrears on June 6 and December 6, commencing December 6, 2026.
Interest will accrue on the 2046 notes from October 6, 2026 at a rate of 6.400% per annum. Interest on the 2046 notes will be payable semi-annually in arrears on April 6 and October 6, commencing April 6, 2027.
Interest will accrue on the 2056 notes from October 6, 2026 at a rate of 6.500% per annum. Interest on the 2056 notes will be payable semi-annually in arrears on April 6 and October 6, commencing April  6, 2027.

Interest will accrue on the 2066 notes from October 6, 2026 at a rate of 6.600% per annum. Interest on the 2066 notes will be payable semi-annually in arrears on April 6 and October 6, commencing April 6, 2027.
Maturity
The 2029 notes will mature on October 6, 2029.
The 2031 notes will mature on June 6, 2031.
The 2033 notes will mature on October 6, 2033.
The 2036 notes will mature on June 6, 2036.
The 2046 notes will mature on October 6, 2046.
The 2056 notes will mature on October 6, 2056.
The 2066 notes will mature on October 6, 2066.
Guarantees
The notes initially will be fully and unconditionally guaranteed, jointly and severally, by Sysco Corporation’s direct and indirect wholly-owned domestic subsidiaries that guarantee Sysco Corporation’s existing senior notes. Subsidiaries of an Issuer acquired or created in the future may or may not become guarantors, but any domestic subsidiary of an Issuer that guarantees Sysco Corporation’s senior notes or other indebtedness of an Issuer must also guarantee the notes. The guarantees will be unsecured senior obligations of the respective guarantors and rank equally in right of payment with all existing and future unsecured senior indebtedness of the respective guarantors.
See “Description of Notes — Guarantees.”
Ranking
The notes will be the Issuers’ unsecured senior obligations and the guarantees will be the unsecured senior obligations of the respective guarantors. The notes and the guarantees will:
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rank equally in right of payment with all of the Issuers’ and the guarantors’ respective existing and future unsecured indebtedness;

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rank senior in right of payment to any of the Issuers’ and the guarantors’ respective subordinated indebtedness;

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be effectively junior in right of payment to any of the Issuers’ and the guarantors’ respective future secured indebtedness, to the extent of the value of the assets securing that indebtedness; and

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be structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) of the Issuers’ subsidiaries that do not guarantee the notes.

As of June 27, 2026, after giving pro forma effect to the JRD Acquisition Transactions and the Financing Transactions, on a consolidated basis, the Issuers and their subsidiaries would have had approximately $34.4 billion total debt outstanding, including approximately $24.2 billion in aggregate principal amount of unsecured senior indebtedness outstanding.

As of June 27, 2026, after giving pro forma effect to the JRD Acquisition Transactions and the Financing Transactions, on a consolidated basis, the Issuers and their subsidiaries would have had no secured indebtedness and the guarantors would have had no secured indebtedness other than a total of $890 million of secured indebtedness outstanding under a fleet financing program secured by fleet assets at a non-guarantor subsidiary that is owned by two guarantor subsidiaries.
As of June 27, 2026, after giving pro forma effect to the JRD Acquisition Transactions and the Financing Transactions, the total liabilities, including trade payables, of Sysco Corporation’s non-guarantor subsidiaries would have been approximately $12.8 billion, and Sysco Corporation’s non-guarantor subsidiaries would have collectively owned approximately 80.0% of Sysco Corporation’s consolidated total assets. For the fiscal year ended June 27, 2026, after giving pro forma effect to the JRD Acquisition Transactions and the Financing Transactions, Sysco Corporation’s non-guarantor subsidiaries would have accounted for approximately 49.4% of our consolidated sales.
See “Capitalization” and “Description of Notes — Ranking.”
Special Mandatory
Redemption
If (i) the consummation of the JRD Acquisition Transactions does not occur on or prior to (a) the Outside Date or (b) any later date as the parties to the merger agreement may agree, (ii) Sysco Corporation notifies the trustee in writing that the merger agreement has terminated in accordance with its terms prior to the consummation of the JRD Acquisition Transactions or (iii) Sysco Corporation notifies the trustee in writing and publicly announces that Sysco Corporation will not pursue the consummation of the JRD Acquisition Transactions, we will be required to redeem all of the notes (other than the 2036 notes) (such redemption, a “Special Mandatory Redemption”) at a special mandatory redemption price equal to 101% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date. The 2036 notes will not be subject to a Special Mandatory Redemption and will remain outstanding if the JRD Acquisition Transactions are not consummated. See “Description of Notes — Special Mandatory Redemption.”
Optional Redemption
At any time, and from time to time, prior to the applicable Par Call Date (as defined in “Description of Notes — Optional Redemption”) with respect to each series of notes, we may redeem the notes of the applicable series at our option, in whole or in part, at a “make-whole” redemption price described in “Description of Notes — Optional Redemption.”
On or after the applicable Par Call Date, we may redeem the notes of the applicable series at our option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the date of redemption. See “Description of Notes — Optional Redemption.”

Change of Control Repurchase Event
If a Change of Control Repurchase Event occurs with respect to any series of the notes, we will be required to make an offer to repurchase all the outstanding notes of the applicable series, at a price in cash equal to 101% of the aggregate principal amount of the notes repurchased, plus any accrued and unpaid interest to, but not including, the repurchase date. A Change of Control Repurchase Event would occur with respect to a series of notes if there occurred both (i) a Change of Control with respect to the Parent Entity (as defined below) and (ii) a Below Investment Grade Ratings Event with respect to the notes of such series. See “Description of Notes — Change of Control Repurchase Event,” which includes definitions of the capitalized terms used in this paragraph.
Further Issuances
We may, without notice to or the consent of the holders or beneficial owners of any series of the notes, issue additional notes of such series having the same ranking, interest rate, maturity and other terms (except for the issue date, public offering price and, if applicable, the initial interest payment date) as the notes of that series offered hereby. If any additional notes of a series are not fungible with the notes of such series for U.S. federal income tax purposes, then those additional notes will have a separate CUSIP number. Any such additional notes issued would be considered part of the same series of notes under the indenture as the notes of a series offered hereby.
Material U.S. Federal Income Tax Considerations
For a discussion of the material U.S. federal income tax considerations of the acquisition, ownership and disposition of the notes, see “Material U.S. Federal Income Tax Considerations.”
Use of Proceeds
We estimate that we will receive approximately $10.64 billion from the offering of the notes, after deducting underwriting discounts and estimated offering expenses payable by us. We intend to use the net proceeds from the offering of the notes together with the proceeds from the Financing Transactions and cash on hand to pay the cash consideration for the JRD Acquisition Transactions and all other fees, costs and expenses related thereto.
If the Issuers are required to effectuate Special Mandatory Redemption of the notes (other than the 2036 notes), the Issuers will use the net proceeds from the offering of the notes, together with cash on hand, for the redemption of the notes (other than the 2036 notes) pursuant to the Special Mandatory Redemption. The proceeds of the offering will not be deposited into an escrow account pending any Special Mandatory Redemption of the notes.
If a Special Mandatory Redemption Event occurs, the Issuers will use the net proceeds of the offering of the 2036 notes, together with cash on hand, to pay the termination fee for the JRD Acquisition Transactions and the related fees and expenses, if any such payments are required under the merger agreement.
Pending the application of the net proceeds of the offering of the notes, the Issuers intend to invest the net proceeds from this offering primarily in short-term, investment grade, interest-bearing instruments, including cash, cash equivalents, money market funds, U.S. government securities and other short-term marketable securities, as well as to repay outstanding borrowings under our commercial paper programs, if any.
See “Use of Proceeds.”
Settlement
We expect delivery of the notes will be made against payment therefor on or about October 6, 2026, which is the tenth Business Day following the date of pricing of the notes (such settlement being referred to as “T+10”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one Business Day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the date that is one Business Day prior to the scheduled settlement date will be required, by virtue of the fact that the notes initially will settle in T+10, to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisers.
Governing Law
The indenture, the notes and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York.
Book-Entry Delivery, Form and Settlement
The notes of each series will be issued in registered form, without interest coupons, in denominations of $2,000 and integral multiples of $1,000 above that amount. The notes of each series will be represented by one or more permanent global notes in book-entry form. The global notes will be deposited with or on behalf of The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee of DTC.
Trustee
U.S. Bank Trust Company, National Association.
Risk Factors
See “Risk Factors” beginning on page S-16 of this prospectus supplement and under the heading “Item 1A. Risk Factors” in the 2026 Annual Report for a discussion of factors you should carefully consider before deciding to invest in the notes.

Summary Historical Financial Information
The following tables set forth summary historical financial information for Sysco Corporation for the periods and the dates indicated below.
We have derived the audited consolidated financial information for the fiscal year ended June 27, 2026, the fiscal year ended June 28, 2025 and the fiscal year ended June 29, 2024, from the audited consolidated financial statements of Sysco Corporation and its consolidated subsidiaries, which are included in the 2026 Annual Report and incorporated by reference herein. Such financial statements were audited by Ernst & Young LLP, the independent registered public accounting firm of Sysco Corporation.
The unaudited pro forma consolidated financial information for the fiscal year ended June 27, 2026, gives effect to the JRD Acquisition Transactions as if they had been consummated on June 29, 2025. We derived the unaudited pro forma consolidated financial information for the fiscal year ended June 27, 2026 from the Unaudited Pro Forma Condensed Combined Financial Statements that Sysco Corporation filed with the SEC on a Current Report on Form 8-K on September 14, 2026 and are incorporated by reference herein.
The following summary historical financial information should be read in conjunction with the sections titled “Risk Factors” and “Capitalization” included in this prospectus supplement, the audited consolidated financial statements of Sysco Corporation and its consolidated subsidiaries, the audited combined financial statements of JRD Unico, Inc. and affiliates, and the unaudited pro forma condensed combined financial statements of Sysco Corporation, in each case, incorporated by reference into this prospectus supplement. Our historical results and the historical results of Jetro Restaurant Depot are not necessarily indicative of the results that should be expected in the future.
Statement of Operations Data
	Pro Forma (Unaudited)	Historical
	Year Ended June 27, 2026	Year Ended June 27, 2026	Year Ended June 28, 2025	Year Ended June 29, 2024
Sales	$100,561	$84,553	$81,370	$78,844
Cost of sales	81,810	68,914	66,401	64,236
Gross profit	18,751	15,639	14,969	14,608
Operating expenses	14,594	12,544	11,881	11,406
Operating income	4,157	3,095	3,088	3,202
Interest expense	2,008	717	635	607
Other expense (income), net	75	102	38	30
Earnings before income taxes	2,074	2,276	2,415	2,565
Income taxes	423	519	587	610
Net earnings	$1,651	$1,757	$1,828	$1,955
Non-GAAP Financial Measures (Unaudited)
	Pro Forma	Historical
	Year Ended June 27, 2026	Year Ended June 27, 2026	Year Ended June 28, 2025	Year Ended June 29, 2024
EBITDA(1)	$5,787	$3,969	$3,995	$4,045
EBITDA adjusted for Certain Items(1)	$6,608	$4,387	$4,293	$4,192
EBITDA adjusted for Certain Items margin(2)	6.6%	5.2%	5.3%	5.3%
Net Debt(3)	$32,286	$11,730	$12,238	$11,286

(1)
EBITDA represents net earnings (loss) plus (i) interest expense, (ii) income tax expense and benefit, (iii) depreciation and (iv) amortization. EBITDA adjusted for Certain Items is computed as EBITDA plus the impact of certain items that we do not consider representative of our underlying performance, excluding certain items related to interest expense, income taxes, depreciation and amortization.

The following table sets forth a reconciliation of EBITDA and EBITDA adjusted for Certain Items to net earnings.
	Pro Forma	Historical
	Year Ended June 27, 2026	Year Ended June 27, 2026	Year Ended June 28, 2025	Year Ended June 29, 2024
Net earnings	$1,651	$1,757	$1,828	$1,955
Interest expense	2,008	717	635	607
Interest expense – related parties	—	—	—	—
Income taxes	423	519	587	610
Depreciation and amortization	1,705	976	945	873
EBITDA	$5,787	$3,969	$3,995	$4,045
Certain item adjustments:
Impact of restructuring and transformational project costs(a)	280	280	179	116
Impact of acquisition-related costs(b)	84	84	27	31
Impact of deal contingent rate lock transactions(c)	54	54	—	—
Impact of goodwill impairment	—	—	92	—
Non-recurring transaction costs(d)	191	—	—	—
Non-recurring retention bonuses(e)	163	—	—	—
Non-recurring transfer taxes(f)	49	—	—	—
EBITDA adjusted for Certain Items	$6,608	$4,387	$4,293	$4,192

(a)
Includes charges related to restructuring and severance, as well as various transformation initiative costs, primarily consisting of supply chain transformation costs and changes to our business technology strategy, excluding charges related to accelerated depreciation.

(b)
Includes acquisition and due diligence costs.

(c)
Includes a loss on deal contingent rate lock transactions related to the planned acquisition of Jetro Restaurant Depot.

(d)
Includes estimated acquisition costs expected to be incurred in connection with the JRD Acquisition Transactions.

(e)
Includes retention bonuses payable at closing of the JRD Acquisition Transactions.

(f)
Includes estimated transfer taxes associated with the JRD Acquisition Transactions.

(2)
EBITDA adjusted for Certain Items margin represents EBITDA adjusted for Certain Items divided by Sales.

(3)
Net Debt represents Total Debt less Cash & Cash Equivalents. The following table sets forth a reconciliation of Total Debt to Net Debt.

	Pro Forma	Historical
	As of June 27, 2026	As of June 27, 2026	As of June 28, 2025	As of June 29, 2024
Total Debt(a)	$34,399	$13,516	$13,309	$11,982
Cash & Cash Equivalents	(2,113)	(1,786)	(1,071)	(696)
Net Debt(b)	$32,286	$11,730	$12,238	$11,286

(a)
On a pro forma basis and a historical basis as of June 27, 2026, Total Debt to EBITDA adjusted for Certain Items was 5.22x and 3.08x, respectively.

(b)
On a pro forma basis and a historical basis as of June 27, 2026, Net Debt to EBITDA adjusted for Certain Items was 4.89x and 2.67x, respectively.

RISK FACTORS
You should carefully consider the following information about risks, together with the other information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in “Item 1A. Risk Factors” in the 2026 Annual Report, which includes a discussion of the material risks related to Sysco Corporation and is incorporated by reference herein, before making an investment in the notes. Any of these risk factors could materially and adversely affect our business, financial condition, results of operations and future prospects, as well as the market value of the notes. We also urge you to carefully consider the factors set forth under the heading “Special Note Regarding Forward-Looking Statements” in this prospectus supplement.
Risks Related to the Notes
Our substantial indebtedness and any additional indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations under the notes.
After giving pro forma effect to the issuance of the notes offered hereby and the consummation of the JRD Acquisition Transactions, we will have a significant amount of indebtedness. As of June 27, 2026, Sysco Corporation had, on a consolidated basis, outstanding total debt of approximately $13.5 billion. Adjusted to give effect to the issuance of the notes offered hereby, the other Financing Transactions and the JRD Acquisition Transactions, as of June 27, 2026, the Issuers and their subsidiaries would have had, on a consolidated basis, outstanding total debt of approximately $34.4 billion and shareholders’ equity of approximately $11.7 billion. We may have additional amounts of indebtedness if the Issuers do not pay in full, upon the consummation of the JRD Acquisition Transactions, all existing indebtedness of Jetro Restaurant Depot. See “Capitalization.”
Our substantial amount of debt could have important consequences for you. For example, it could:
•
make it more difficult for us to satisfy our obligations with respect to the notes;

•
limit our ability to obtain additional financing, if needed, for working capital, capital expenditures, acquisitions, debt service requirements or other purposes;

•
increase our vulnerability to adverse economic and industry conditions;

•
limit our flexibility in planning for, or reacting to, changes in our business and our industry; and

•
place us at a competitive disadvantage compared to our competitors that have less debt.

We may incur substantial additional indebtedness in the future. Although the instruments governing our unsecured indebtedness, including the indenture governing the notes, limit our ability to incur secured indebtedness, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, debt incurred in compliance with these restrictions could be substantial. The indenture does not limit our or our subsidiaries’ ability to incur certain additional unsecured indebtedness. Any significant additional indebtedness incurred may adversely impact our ability to service our debt, including our obligations under the notes.
We will depend on distributions of cash flow and earnings of our subsidiaries, to meet our payment obligations under the notes and our other obligations.
We derive a substantial portion of our operating income from, and hold a significant amount of assets through, our subsidiaries. As a result, we will depend on distributions of cash flow and earnings of our subsidiaries to meet our payment obligations under the notes and our other obligations. Our subsidiaries are separate and distinct legal entities and, unless they are guarantors of the notes, will have no obligation to pay any amounts due on the notes and will have no obligation to provide us with funds for our payment obligations, whether by dividends, distributions, loans or otherwise. In addition, provisions of applicable law, such as those limiting the legal sources of dividends, could limit our subsidiaries’ ability to make distributions and other payments to us, and our subsidiaries could agree to contractual restrictions on their ability to make distributions to us.

We may be required to redeem the notes and may not have or be able to obtain all the funds necessary to redeem such notes. If we are required to redeem the notes, you may not obtain your expected return on the notes.
Our ability to consummate the JRD Acquisition Transactions is subject to various closing conditions, many of which are beyond our control. If a Special Mandatory Redemption Event occurs, we will be required to redeem all of the notes (other than the 2036 notes) at 101% of the principal amount, plus accrued and unpaid interest to, but excluding, the Special Mandatory Redemption Date. There is no escrow account for, or security interest in, the proceeds of this offering for the benefit of holders of the notes. It is possible that we will not have sufficient financial resources to satisfy our obligations to redeem the notes. Our failure to redeem the notes as required would result in an event of default under the indenture.
If we are required to redeem the notes (other than the 2036 notes) pursuant to the Special Mandatory Redemption provisions, you may not obtain your expected return on such notes and may not be able to reinvest the proceeds from the Special Mandatory Redemption in an investment that results in a comparable return. Your decision to invest in the notes is made at the time of this offering. You will have no rights under the provisions relating to the Special Mandatory Redemption as long as there is no Special Mandatory Redemption Event. If you purchase the 2036 notes, you will not have any rights under the provisions relating to the Special Mandatory Redemption at all. You will also not have any right to require us to repurchase your notes if, between the closing of this offering and the closing of the JRD Acquisition Transactions, we experience any changes (including any material changes) in our business or financial condition.
The merger agreement and related documents may be amended or modified without your consent.
Between the time of the issuance of the notes and the consummation of the JRD Acquisition Transactions, the parties to the merger agreement may agree to modify or waive the terms or conditions of such documents without noteholder consent, including to extend the Outside Date. The requirements for a Special Mandatory Redemption will not preclude the transaction parties from making certain changes to the terms of the merger agreement.
We may redeem the notes of any series at any time.
We may redeem some or all of the notes of any series, in whole or in part, at any time and from time to time prior to their maturity at the applicable redemption price in the circumstances described under “Description of Notes — Optional Redemption.” If we redeem the notes in such circumstances, you may not be able to reinvest the redemption proceeds in securities offering a comparable yield.
Some of our subsidiaries will not guarantee the notes. Your right to receive payment on the notes and the guarantees will be structurally subordinated to the liabilities of our non-guarantor subsidiaries and could be adversely affected if any of our non-guarantor subsidiaries declares bankruptcy, liquidates or reorganizes.
Some of our subsidiaries will not guarantee the notes. Such non-guarantor subsidiaries currently include Sysco Corporation’s international and SYGMA subsidiaries, custom-cut meat, specialty produce, restaurant equipment and supplies, hotel supply and certain other subsidiaries. The notes will be structurally subordinated to all liabilities (excluding intercompany loans) of the Issuers’ existing and future subsidiaries that are not guaranteeing or do not guarantee the notes. In the event of liquidation, dissolution, reorganization, bankruptcy, winding up or any similar proceeding with respect to any such subsidiary, creditors and preferred equity holders of that subsidiary generally would have the right to be paid in full before any distribution is made to us. As of June 27, 2026, after giving pro forma effect to the JRD Acquisition Transactions and the Financing Transactions, the total liabilities of the Issuers’ non-guarantor subsidiaries were approximately $12.8 billion, and the Issuers’ non-guarantor subsidiaries collectively owned approximately 80.0% of our consolidated total assets. For the fiscal year ended June 27, 2026, after giving pro forma effect to the JRD Acquisition Transactions and the Financing Transactions, the Issuers’ non-guarantor subsidiaries accounted for approximately 49.4% of the Issuers’ consolidated sales.

There are circumstances other than repayment or discharge of the notes under which the guarantees provided by the guarantors will be released automatically, without your consent or the consent of the trustee.
The guarantors that provide, or will provide, guarantees will be automatically released upon the occurrence of certain events, including the following:
•
the applicable guarantor’s consolidation with or merger into an Issuer or any successor of an Issuer;

•
an Issuer’s, or any successor of an Issuer’s consolidation with or merger into, the applicable guarantor;

•
the sale, disposition, exchange or other transfer (including through merger, consolidation, amalgamation or otherwise) of the capital stock (including any sale, disposition or other transfer following which the applicable guarantor is no longer a subsidiary) of the applicable guarantor if such sale, disposition, exchange or other transfer is made in a manner not in violation of the indenture; and

•
with respect to any guarantor that is required to guarantee the notes solely because such guarantor guarantees Sysco Corporation’s existing senior notes or other indebtedness of an Issuer, the release or discharge of such guarantor’s guarantee of such indebtedness or the full and final payment and performance of all obligations of the applicable Issuer under the indebtedness giving rise to such guarantor’s obligation to guarantee the notes.

In addition, each guarantee of a series of notes will be released upon the Issuers’ exercise of their defeasance or covenant defeasance option with respect to that series, upon satisfaction and discharge of the indenture with respect to that series, or upon payment in full of that series. If any guarantee is released, a holder of the notes will not have a claim as a creditor against that guarantor, and the indebtedness and other liabilities, including trade payables, whether secured or unsecured, of that guarantor will become structurally senior to the claim of any holders of the notes. See “Description of Notes — Guarantees.”
There are limited covenants and protections in the indenture governing the notes.
While the indenture and the notes contain terms intended to provide protection to holders upon the occurrence of certain events involving significant corporate transactions and our creditworthiness, these terms are limited and may not be sufficient to protect your investment in the notes. In addition, as described under “Description of Notes — Change of Control Repurchase Event,” upon the occurrence of a Change of Control Repurchase Event in respect of any series of notes, the Issuers are required to offer to repurchase the applicable series of notes at 101% of their principal amount plus any accrued and unpaid interest to, but not including, the repurchase date. However, the definition of the term “Change of Control” is limited and does not cover a variety of transactions (such as acquisitions by us, recapitalizations, reorganizations, ventures, mergers, “going private” or similar transactions by us or our affiliates) that could negatively affect the value of your notes. If we were to enter into a significant corporate transaction that negatively affects the value of the notes, but would not constitute a “Change of Control,” you would not have any rights to require the Issuers to repurchase the notes prior to their maturity, which also would adversely affect your investment.
Such transactions may increase our outstanding indebtedness or otherwise affect our ability to satisfy our obligations under the notes. The definition of Change of Control for purposes of the notes includes a phrase relating to the transfer of “all or substantially all” of our assets taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, your ability to require us to repurchase notes as a result of a transfer of less than all of our assets to another person may be uncertain.
In addition, for a Change of Control to occur there must be not only a Change of Control transaction as defined in the indenture, but also the applicable series of notes ceasing to be rated investment grade resulting from such transaction. Some of our other debt agreements will require, and other future indebtedness may require, the repurchase or repayment of such indebtedness upon a Change of Control regardless of whether such indebtedness is downgraded at the time of such Change of Control. Therefore, holders of such other indebtedness may have a right to be repaid or have their notes repurchased prior to the holders of the notes.

U.S. federal and state statutes allow courts, under specific circumstances, to avoid the guarantees, subordinate claims in respect of the guarantees and require noteholders to return payments received from the guarantors.
Certain of the Issuers’ subsidiaries will guarantee the Issuers’ payment obligations under the notes. The issuance of the guarantees by the guarantors may be subject to review under federal and state laws if a bankruptcy, liquidation or reorganization case or a lawsuit, including in circumstances in which bankruptcy is not involved, were commenced at some future date by, or on behalf of, the unpaid creditors of a guarantor. Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, a court may avoid or otherwise decline to enforce a guarantee or may subordinate the notes or such guarantee to the applicable guarantor’s existing and future indebtedness. While the relevant laws may vary from state to state, a court might take such actions if it found that when the applicable guarantor entered into its guarantee the applicable guarantor received less than reasonably equivalent value or fair consideration and:
•
was insolvent or rendered insolvent by reason of such incurrence;

•
was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

•
intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for such guarantee if such guarantor did not substantially benefit directly or indirectly from the issuance of such guarantee. The measures of insolvency for purposes of these fraudulent transfer laws vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:
•
the sum of its debts, including contingent liabilities, was greater than the fair saleable value of its assets;

•
the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•
it could not pay its debts as they become due.

A court might also avoid a guarantee, without regard to the above factors, if the court found that the applicable guarantor entered into its guarantee with actual intent to hinder, delay or defraud its creditors. In addition, any payment by a guarantor pursuant to its guarantee could be avoided and required to be returned to such guarantor or to a fund for the benefit of such guarantor’s creditors, and, accordingly, the court might direct you to repay any amounts that you had already received from such guarantor.
To the extent a court avoids a guarantee as a fraudulent transfer or holds a guarantee unenforceable for any other reason, holders of notes would cease to have any direct claim in respect of that guarantee. Sufficient funds to repay the notes may not be available from other sources, including the remaining guarantors, if any.
Each guarantee will contain a provision intended to limit the guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. This provision may not be effective to protect the guarantees from being avoided under applicable fraudulent transfer laws or may reduce the guarantor’s obligation to an amount that effectively makes the guarantee worthless.
The notes are not secured by any of our assets, or the assets of JRD or Warehouse Realty, and any secured creditors would have a prior claim on our assets.
The notes are not secured by any of our assets or assets of JRD or Warehouse Realty. The terms of the indenture permit us to incur a specified amount of secured indebtedness without equally and ratably securing the notes. See “Description of Debt Securities and Guarantees — Senior Debt — Limitations on Liens” in the accompanying prospectus. That covenant, however, only restricts the ability of the Parent Entity and its subsidiaries to incur debt for borrowed money secured by a lien on any Principal Property, as defined in the indenture, or on the capital stock or indebtedness of any subsidiary that owns or leases a Principal Property, and even then permits secured debt in an aggregate amount of up to 20% of the Parent Entity’s Consolidated Net Tangible Assets (as defined in the accompanying prospectus) (together with other specified exceptions) without equally and ratably securing the notes. The covenant does not prevent us or our subsidiaries from granting liens over other assets or from incurring other secured indebtedness.
If we become insolvent or are liquidated, or if payment under any agreements governing any secured debt is accelerated, the lenders under our secured debt agreements would be entitled to exercise the remedies available to a secured lender. Accordingly, the lenders would have a prior claim on our assets to the extent of their liens, and it is possible that there would be insufficient assets remaining from which claims of the holders of these notes can be satisfied. As of June 27, 2026, after giving pro forma effect to the JRD Acquisition Transactions and the Financing Transactions, on a consolidated basis, the Issuers and their subsidiaries will have no secured indebtedness and the guarantors will have no secured indebtedness other than a total of $890 million of secured indebtedness outstanding under a fleet financing program secured by fleet assets at a non-guarantor subsidiary that is owned by two guarantor subsidiaries.
We may be unable to repurchase the notes upon a change of control.
Upon a Change of Control Repurchase Event, as defined in the indenture, with respect to any series of notes, we will be required to make an offer to repurchase all of the outstanding notes of the applicable series at a price in cash equal to 101% of the aggregate principal amount of the notes repurchased, plus any accrued and unpaid interest to, but not including, the repurchase date. If a change of control were to occur, debt agreements to which we are a party at such time may contain restrictions and provisions limiting our ability to repurchase the notes.
Any failure to make an offer to repurchase, or to repay holders tendering notes, upon a Change of Control Repurchase Event will result in an event of default under the notes. We may not have the financial resources to repurchase the notes, particularly if a change of control event triggers a similar repurchase requirement for other indebtedness or results in the acceleration of other indebtedness. See “Description of Notes — Change of Control Repurchase Event.”
Active trading markets for the notes may not develop.
Each series of notes is a new issue of securities with no established trading market, and we do not intend to list any series of notes on any securities exchange or include them in any automated quotation system. Although the underwriters have informed us that they intend to make markets in the notes, they are not obligated to do so, and any such market-making activities may be discontinued at any time without notice. If active trading markets do not develop or are not maintained with respect to a series of notes, holders of that series of notes may experience difficulty reselling, or be unable to sell, those notes. Future trading prices for the notes may be adversely affected by many factors, including prevailing interest rates, our financial condition, results of operations and cash flows, the condition of the industries in which we operate generally, the then-current ratings assigned to the notes and the market for similar securities. Accordingly, you may be required to bear the financial risk of an investment in the notes for an indefinite period of time.
Ratings of the notes may not reflect all risks of an investment in the notes and negative changes in our credit ratings may adversely affect your investment in the notes.
We expect that the notes will be rated initially by at least three nationally recognized statistical rating organizations. The ratings of the notes will primarily reflect our financial strength and will change in accordance with the rating of our financial strength. Any rating is not a recommendation to purchase, sell or hold any particular security, including the notes. These ratings do not comment as to market prices or suitability for a particular investor. In addition, ratings at any time may be lowered, placed on negative outlook or watch or withdrawn in their entirety. The ratings of the notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or market prices of, the notes.
An increase in market interest rates will likely result in a decrease in the market prices of the notes.
In general, when market interest rates rise, debt securities bearing interest at a fixed rate generally decline in value. The condition of the financial markets and prevailing interest rates have fluctuated in the past and may fluctuate in the future, which could have an adverse effect on the market prices of the notes. Consequently, if you purchase notes and market interest rates increase, the market prices of the notes will likely decline. We cannot predict the future level of market interest rates.
Risks Related to the Mergers
The mergers are subject to conditions, some or all of which may not be satisfied or completed on a timely basis, if at all.
The completion of the JRD Acquisition Transactions is subject to a number of conditions, some of which are not under Sysco Corporation’s control. The conditions include the expiration or termination of the waiting period under the HSR Act, as well as other customary conditions. The failure to satisfy the required conditions could delay the completion of the JRD Acquisition Transactions for a significant period of time or prevent them from occurring at all. A failure to complete the JRD Acquisition Transactions would mean that Sysco Corporation will not realize the anticipated benefits of the JRD Acquisition Transactions, including Sysco Corporation’s proposed expansion of its existing operating and commercial framework into the Cash & Carry channel.
Without realizing any of the benefits of having completed the JRD Acquisition Transactions, Sysco Corporation will be subject to a number of risks, including the following:
•
the market price of Sysco Corporation common stock could decline to the extent that the current market price reflects a market assumption that the JRD Acquisition Transactions will be completed;

•
Sysco Corporation could owe a termination fee of $1.164 billion under certain circumstances;

•
Sysco Corporation may experience negative publicity, which could have an adverse effect on its ongoing operations, including on its ability to retain and attract key employees and those with whom it does business, such as customers, suppliers, and other business partners;

•
Sysco Corporation has committed and will continue to commit time and resources to matters relating to the JRD Acquisition Transactions that could otherwise have been devoted to ongoing business operations and pursuing other beneficial opportunities for Sysco Corporation;

•
Sysco Corporation will still be required to pay significant fees and expenses relating to financing arrangements, which may include investment banking fees and commissions, professional fees and other costs and expenses;

•
Sysco Corporation will be required to pay costs relating to the JRD Acquisition Transactions, such as legal, accounting, financial advisory and printing fees, whether or not the JRD Acquisition Transactions are completed; and

•
Sysco Corporation may commit significant time and resources to defend against litigation related to any failure to complete the JRD Acquisition Transactions or related to any enforcement proceeding commenced against Sysco Corporation to perform its obligations pursuant to the merger agreement.

In addition, one or more conditions in the merger agreement may not be satisfied in a timely manner. A delay in completing the JRD Acquisition Transactions could cause Sysco Corporation and Sysco Holdings to realize some or all of the benefits later than Sysco Corporation otherwise expected if the JRD Acquisition Transactions were successfully completed within the anticipated timeframe, which could result in additional transaction costs or other negative effects associated with uncertainty about the JRD Acquisition Transactions. Any of the foregoing could have a material adverse effect on our business, financial condition and results of operations.
We may not achieve the intended benefits of the JRD Acquisition Transactions, and the JRD Acquisition Transactions may disrupt our current plans or operations.
There can be no assurance that we will be able to successfully integrate Jetro Restaurant Depot’s assets and operations or otherwise realize the expected benefits of the potential transaction (including cost synergies from improved purchasing and supply chain efficiencies). Difficulties in the integration of Jetro Restaurant Depot’s business into our business may result in us performing differently than expected, in operational challenges or in the failure to realize anticipated synergies and efficiencies in the expected timeframe or at all from the JRD Acquisition Transactions. The integration of the two companies may result in material challenges, including diversion of management’s attention from ongoing business concerns; the ability to retain key management and other employees; the ability to retain or attract business and operational relationships; the possibility of faulty assumptions underlying expectations regarding the integration process and associated expenses; challenges in consolidating corporate and administrative infrastructures and eliminating duplicative operations; coordinating separate organizations; addressing differences in business backgrounds, corporate cultures and management philosophies; unanticipated issues in integrating information technology, communications and other systems; difficulties in managing the expanded operations of a larger and more complex company; as well as potential unknown liabilities or unforeseen expenses relating to integration. Many of these factors are outside of our control and any one of them could result in lower sales, higher costs and diversion of management time and energy, which could materially and adversely impact our business, financial condition or results of operations.
In addition, even if Jetro Restaurant Depot’s operations are integrated into our operations successfully, the full benefits of the JRD Acquisition Transactions may not be realized within the anticipated timeframe or at all. Further, additional unanticipated costs may be incurred in the integration of our business and Jetro Restaurant Depot’s business. All of these factors could cause dilution to our earnings per share, decrease or delay the projected benefits of the JRD Acquisition Transactions, and negatively impact the price of our common stock following the JRD Acquisition Transactions.
Risks Related to the Combined Company Following the Mergers
The mergers may result in a loss of customers, distributors, suppliers, vendors, landlords and other business partners and may result in the termination of existing contracts.
Following the JRD Acquisition Transactions, some of the customers, distributors, suppliers, vendors, landlords and other business partners of Jetro Restaurant Depot may terminate or scale back their current or prospective business relationships with us. In addition, Jetro Restaurant Depot has contracts with customers, distributors, suppliers, vendors, landlords and other business partners that may require it to obtain consents from these other parties in connection with the JRD Acquisition Transactions, which may not be obtained on favorable terms or at all. If relationships with customers, distributors, suppliers, vendors, landlords and other business partners are adversely affected by the JRD Acquisition Transactions, or if we, following the JRD Acquisition Transactions, lose the benefits of the contracts of Jetro Restaurant Depot, our business and financial performance could suffer.
Jetro Restaurant Depot’s business depends on membership growth and loyalty, and failure to attract new members and maintain the existing membership base could have a material adverse effect on Jetro Restaurant Depot’s, and consequently, our business, sales and results of operations.
Membership loyalty and growth are essential to Jetro Restaurant Depot’s business as the growth in the membership base and sustainability of the renewal rates materially influence Jetro Restaurant Depot’s sales and profitability. Further, sales are directly affected by the number of members, the frequency with which the members shop at Jetro Restaurant Depot and the amount they spend during those visits, which means the loyalty of the members directly impacts sales and operating income. Accordingly, anything that would harm Jetro Restaurant Depot’s relationship with its members and lead to lower membership renewal rates or reduced spending by members in Jetro Restaurant Depot locations could materially adversely affect Jetro Restaurant Depot’s, and consequently, following the closing, our business, sales and results of operations.
Factors that could harm Jetro Restaurant Depot’s relationship with its members include Jetro Restaurant Depot’s:
•
failure to remain competitive in pricing relative to Jetro Restaurant Depot’s competitors;

•
failure to provide the expected quality of merchandise;

•
failure to offer the mix of products that the members want to purchase; and

•
failure to position its stores in convenient locations for its members and failure to provide an efficient and attractive shopping experience.

Our growth strategy to open more than 125 new Jetro Restaurant Depot stores over at least the next two decades involves risks.
Our long-term sales and operating income growth from Jetro Restaurant Depot’s operations are dependent, to a certain degree, on our ability to open new stores in both existing markets and new markets. We plan to open more than 125 new Jetro Restaurant Depot stores over at least the next two decades. Opening new stores is cost intensive and involves substantial risks that may prevent us from receiving an appropriate return on that investment. We may not be successful in opening new Jetro Restaurant Depot stores on the schedule we have planned or at all, and the stores we open may not be successful. Our planned expansion of Jetro Restaurant Depot stores is dependent on finding suitable locations, which may be affected by local regulations, environmental laws, political opposition, construction and development costs, and competition from other retailers for particular sites.
We also may have difficulty negotiating leases or purchase agreements on acceptable terms. With continued growth in demand for electricity and water stress in certain regions, we may have difficulty securing long-term utility contracts for new buildings or incur additional costs due to onsite generation and storage requirements.
If we are able to secure new sites and open new locations, these locations may not be profitable for many reasons. For example, we may not be able to hire, train and retain a suitable workforce to staff these locations or to integrate new stores successfully into our existing infrastructure, either of which could prevent us from operating the stores in a profitable manner. In addition, we seek to expand in existing markets to attain a greater overall market share. A new store may draw members away from its existing stores and adversely affect their comparable sales performance, member traffic, and profitability. Entry into new markets may be less successful due to a lack of familiarity with us, our lesser familiarity with local member preferences, and regional differences in the market. In addition, entry into new markets may bring us into competition with new or existing competitors with a stronger, more well-established market presence. Any of these factors could cause a site to lose money or otherwise fail to provide an adequate return on investment. If we fail to open new stores as quickly as we have planned, our growth may suffer. If we open sites that we do not or cannot operate profitably, then our financial condition and results of operations could suffer.
Because Jetro Restaurant Depot competes to a substantial degree on price, changes affecting the market prices of the goods Jetro Restaurant Depot sells could adversely affect its, and consequently, our sales and operating profit.
Jetro Restaurant Depot’s business plan relies on the value it offers to its members, and lower prices could adversely impact its margins and results of operations. In addition, the market price of the goods Jetro Restaurant Depot sells can be influenced by general economic conditions. For example, if Jetro Restaurant Depot experiences a general deflation in the prices of the goods it sells, this would reduce its sales and potentially adversely affect its operating income. Additionally, inflation can adversely affect Jetro Restaurant Depot by increasing the costs of materials, labor and other costs. If Jetro Restaurant Depot is unable to increase its prices to offset the effects of inflation, its, and consequently, following the closing, our business, results of operations and financial condition could be adversely affected.
Jetro Restaurant Depot may not timely identify or effectively respond to member tastes and preferences, which could negatively affect its relationship with its members, the demand for its products and its competitive position, and consequently, adversely affect our business, financial condition and results of operations.
It is difficult to consistently and successfully predict the products that Jetro Restaurant Depot’s members will desire. Failure to timely identify or effectively respond to changing member tastes, preferences and spending patterns could negatively affect Jetro Restaurant Depot’s relationship with its members, the demand for its products and its competitive position. If Jetro Restaurant Depot is not successful at predicting its sales trends and adjusting its purchases accordingly, Jetro Restaurant Depot may have excess inventory, which could result in additional markdowns, or Jetro Restaurant Depot may experience out-of-stock positions, which could result in higher costs, both of which would reduce Jetro Restaurant Depot’s, and, consequently, following the closing, our operating performance.

Jetro Restaurant Depot is subject to payment-related risks, including risks related to the security of payment card information, which could have an adverse effect on the business of Jetro Restaurant Depot, and, consequently, following the closing, our business.
Jetro Restaurant Depot accepts payments using a variety of methods, including cash, checks, and a variety of other credit cards, debit cards and digital methods. Jetro Restaurant Depot’s efficient operation requires the transmission of information permitting cashless payments. As Jetro Restaurant Depot offers new payment options to its members, it may be subject to additional rules, regulations and compliance requirements, along with the risk of higher fraud losses. For certain payment methods, Jetro Restaurant Depot pays interchange and other related card acceptance fees, along with additional transaction processing fees. In addition, Jetro Restaurant Depot relies on third parties to provide secure and reliable payment transaction processing services, including the processing of credit and debit cards, and Jetro Restaurant Depot’s business could be disrupted if these companies become unwilling or unable to provide these services to Jetro Restaurant Depot. Jetro Restaurant Depot is also subject to payment card association and network operating rules, including data security rules, certification requirements and rules governing electronic funds transfers, which could change over time. In addition, if Jetro Restaurant Depot’s processor systems were breached or compromised, Jetro Restaurant Depot may be subject to substantial fines, remediation costs, litigation and higher transaction fees and may lose its ability to accept credit or debit card payments from its members. Jetro Restaurant Depot’s failure to offer payment methods desired by its members could create a competitive disadvantage.
Jetro Restaurant Depot’s security measures have been breached in the past and may be undermined in the future, and, as a result, Jetro Restaurant Depot and we could face significant legal and financial exposure, damage to Jetro Restaurant Depot’s and our reputation and harm to Jetro Restaurant Depot’s relationship with its members, any of which could have an adverse effect on Jetro Restaurant Depot’s and our business.
The unaudited pro forma condensed combined financial statements incorporated by reference in this prospectus supplement are presented for illustrative purposes only and may not be an indication of our financial condition or results of operations in the future.
The unaudited pro forma condensed combined financial statements incorporated by reference in this prospectus supplement are presented for illustrative purposes only and are not intended to indicate, and are not necessarily indicative of, what our actual financial condition or results of operations would have been had the JRD Acquisition Transactions been completed on the date indicated, nor are they necessarily indicative of the financial condition or results of operations that may be expected for any future period or date. The historical information about Jetro Restaurant Depot in this prospectus supplement refers to its businesses as such businesses have been operated independently and privately. Our pro forma financial information incorporated by reference in this prospectus supplement is derived from the consolidated financial statements and accounting records of Sysco Corporation and Jetro Restaurant Depot, and adjustments, assumptions and preliminary estimates have been made in connection with the preparation of this information. The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments, assumptions and estimates are difficult to make with accuracy and may not be realized. Accordingly, the pro forma financial information does not necessarily reflect the financial condition or results of operations that we would have achieved as a publicly traded company during the periods presented or those that we will achieve in the future, and such information should not be relied upon as an indicator of future performance, financial condition or liquidity.
Further, the pro forma financial information does not give effect to, among other things, revenue synergies, operating efficiencies or cost savings that may be achieved with respect to the combined company, as well as future acquisitions or disposals not yet known or probable, including those that may be required by regulatory or governmental authorities in connection with the JRD Acquisition Transactions or impacts of merger-related change in control provisions that are currently not factually supportable and/or probable of occurring, and other factors that may affect our financial condition or results of operations. Our actual results and financial condition after the pro forma events occur may differ materially and adversely from the assumptions within the unaudited pro forma information included in this prospectus supplement.

USE OF PROCEEDS
We estimate that we will receive approximately $10.64 billion from this offering, after deducting underwriting discounts and estimated offering expenses payable by us. We intend to use the net proceeds from this offering together with the proceeds from the Financing Transactions and cash on hand to pay the cash consideration for the JRD Acquisition Transactions and all other fees, costs and expenses related thereto.
This offering of the notes is not contingent upon the consummation of the JRD Acquisition Transactions. If the JRD Acquisition Transactions are not consummated, all series of notes other than the 2036 notes will be subject to the Special Mandatory Redemption. If the Issuers are required to effectuate a Special Mandatory Redemption of the notes, the Issuers will use the net proceeds from this offering of the notes, together with cash on hand, for the redemption of the notes (other than 2036 notes) pursuant to the Special Mandatory Redemption. The proceeds of the offering will not be deposited into an escrow account pending any Special Mandatory Redemption of the notes.
Additionally, if a Special Mandatory Redemption Event occurs, the Issuers will use the net proceeds of the offering of the 2036 notes, together with cash on hand, to pay the termination fee for the JRD Acquisition Transactions and the related fees and expenses, if any such payments are required under the merger agreement.
Pending the application of the net proceeds of the offering, we intend to invest the net proceeds from this offering primarily in short-term, investment grade, interest-bearing instruments, including cash, cash equivalents, money market funds, U.S. government securities and other short-term marketable securities, as well as to repay outstanding borrowings under our commercial paper programs, if any.

CAPITALIZATION
The following table sets forth our consolidated capitalization as of June 27, 2026 on:
•
an actual basis; and

•
an as adjusted basis giving effect to the Financing Transactions and issuance of the notes offered hereby, as described under “Use of Proceeds.”

	Actual	As adjusted
	(In millions)
Cash:	$1,786	$19,445
Debt:(1)
Commercial paper(2)	—	—
Revolving credit facility(3)	—	—
Term loans	—	—
Senior notes and debentures	12,230	12,230
Notes offered hereby(4)
2029 notes, interest at 5.450%, maturing on October 6, 2029	—	1,741
2031 notes, interest at 5.600%, maturing on June 6, 2031	—	1,986
2033 notes, interest at 5.800%, maturing on October 6, 2033	—	1,487
2036 notes, interest at 5.950%, maturing on June 6, 2036	—	1,979
2046 notes, interest at 6.400%, maturing on October 6, 2046	—	984
2056 notes, interest at 6.500%, maturing on October 6, 2056	—	1,729
2066 notes, interest at 6.600%, maturing on October 6, 2066	—	740
Concurrent Securities Offerings(5)
Senior notes denominated in CAD, interest at 4.250%, maturing on October 3, 2030	—	532
Senior notes denominated in CAD, interest at 4.800%, maturing on October 3, 2034	—	532
Junior subordinated notes, interest at 7.100%, maturing on October 6, 2056	—	1,481
Junior subordinated notes, interest at 7.250%, maturing on October 6, 2056	—	986
Junior subordinated notes, interest at 7.350%, maturing on October 6, 2056	—	1,382
Junior subordinated notes denominated in EUR, interest at 6.000%, maturing on October 6, 2056	—	1,132
Plant and equipment financing programs, finance leases, notes payable, and other debt, interest averaging 5.380% and maturing at various dates to fiscal 2050	1,286	1,286
Total debt	13,516	30,207
Less current maturities of long-term debt	(1,201)	(1,201)
Less notes payable	—	—
Long-term debt net of current maturities	$12,315	$29,006
Shareholders’ equity
Equity Offering	—	967
Total shareholders’ equity(6)	$2,666	$3,633
Total capitalization(7)	$16,182	$33,841

(1)
Amounts set forth reflect the carrying value of the debt.

(2)
As of June 27, 2026, there were no borrowings outstanding under our U.S. or European commercial paper programs.

(3)
The aggregate commitments of the lenders under the revolving credit facility are $3.0 billion and will increase to $4.0 billion upon the consummation of the JRD Acquisition Transactions.

(4)
Securities are denominated in U.S. dollars.

(5)
The aggregate amount of the Concurrent Securities Offering includes cash proceeds in Canadian dollars, euros and U.S. dollars, and has been calculated in U.S. dollars based upon the Canadian dollar to U.S. dollar exchange rate on September 17, 2026 of C$1.00 = U.S.$0.7148, as reported on the Bloomberg page “BFIX,” and based upon the euro to U.S. dollar exchange rate on September 17, 2026 of €1.00 = U.S.$1.1477, as reported on the Bloomberg page “BFIX.” Securities are denominated in U.S. dollars unless otherwise stated.

(6)
Includes the issuance of 12,345,679 shares of Sysco Corporation common stock pursuant to the Equity Offering.

(7)
Total capitalization consists of debt including current maturities and shareholders’ equity.

DESCRIPTION OF NOTES
The following description of certain material terms of the notes and the guarantees does not purport to be complete. This description adds information to the description of the general terms and provisions of the senior debt securities and guarantees in the accompanying prospectus under the heading “Description of Debt Securities and Guarantees.” To the extent this description differs from the description in the accompanying prospectus, you should rely on the description in this prospectus supplement.
Each series of notes will be issued under a new indenture dated as of the closing date between the Issuers, as co-issuers, the guarantors and U.S. Bank Trust Company, National Association, as trustee (as supplemented and amended on the date of delivery of the notes by one or more supplemental indentures relating to the notes, the “indenture”). The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the provisions of the Trust Indenture Act will be made part of the notes and the guarantees.
Certain capitalized terms used in the following description are defined in the indenture. As used in the following description, the term “Issuers” refers to the Issuers and not any of their subsidiaries, unless the context requires otherwise.
We urge you to read the indenture (including definitions of terms used therein) because it, and not this description, defines your rights as a beneficial holder of the notes. A copy of the form of the indenture has been filed as an exhibit to the registration statement of which the accompanying prospectus is a part. You may request copies of the indenture from us at our address set forth above under “Where You Can Find More Information.”
The Issuers may, without notice to or consent of the holders or beneficial owners of the notes of any series, issue additional notes of a series having the same ranking, interest rate, maturity and other terms (except the issue date, public offering price and, if applicable, the initial interest payment date) as the notes of that series offered hereby (and, in the case of any partial issuance, in minimum increments of $1,000). Any such additional notes issued could be considered part of the same series of notes under the indenture as the notes of that series offered hereby, provided, however, that the Issuers will use a separate CUSIP for any such additional notes that are not fungible with the notes of the applicable series offered hereby for U.S. federal income tax purposes.
The notes will be issued only in registered form, without interest coupons, in denominations of $2,000 and integral multiples of $1,000 above that amount. No service charge will be made for any registration of transfer or any exchange of notes, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.
The Issuers do not intend to list the notes on any national securities exchange or include them in any automated dealer quotation system.
Except as set forth under the caption “Material U.S. Federal Income Tax Considerations,” the Issuers make no representation as to the tax consequences of purchasing, holding, or selling the notes, or a beneficial interest in the notes, under federal, state, or non-U.S. tax laws. Prospective holders of notes or beneficial interests in the notes are encouraged to consult with their own tax advisors with respect to such tax consequences.
Principal, Maturity and Interest
The Issuers will issue seven series of notes:
•
the 5.450% senior notes due 2029, initially limited to $1,750,000,000 aggregate principal amount and which will mature on October 6, 2029 (the “2029 notes”);

•
the 5.600% senior notes due 2031, initially limited to $2,000,000,000 aggregate principal amount and which will mature on June 6, 2031 (the “2031 notes”);

•
the 5.800% senior notes due 2033, initially limited to $1,500,000,000 aggregate principal amount and which will mature on October 6, 2033 (the “2033 notes”);

•
the 5.950% senior notes due 2036, initially limited to $2,000,000,000 aggregate principal amount and which will mature on June 6, 2036 (the “2036 notes”);

•
the 6.400% senior notes due 2046, initially limited to $1,000,000,000 aggregate principal amount and which will mature on October 6, 2046 (the “2046 notes”);

•
the 6.500% senior notes due 2056, initially limited to $1,750,000,000 aggregate principal amount and which will mature on October 6, 2056 (the “2056 notes”); and

•
the 6.600% senior notes due 2066, initially limited to $750,000,000 aggregate principal amount and which will mature on October 6, 2066 (the “2066 notes,” and, together with the 2029 notes, the 2031 notes, the 2033 notes, the 2036 notes, the 2046 notes and the 2056 notes, the “notes”).

The notes will each constitute a series of senior debt securities issued under the indenture. The trustee will act as registrar, paying agent and authenticating agent and perform administrative duties for the Issuers, such as sending out interest payments and notices under the indenture.
The 2029 notes will bear interest at a fixed rate per year of 5.450%, beginning on October 6, 2026 or from the most recent date to which interest has been paid or provided for, payable semi-annually in arrears to holders of record at the close of business on the March 15 and September 15 (whether or not a Business Day) immediately preceding the respective interest payment on April 6 and October 6 of each year, respectively.
The 2031 notes will bear interest at a fixed rate per year of 5.600%, beginning on October 6, 2026 or from the most recent date to which interest has been paid or provided for, payable semi-annually in arrears to holders of record at the close of business on the November 15 and May 15 (whether or not a Business Day) immediately preceding the respective interest payment on June 6 and December 6 of each year, respectively.
The 2033 notes will bear interest at a fixed rate per year of 5.800%, beginning on October 6, 2026 or from the most recent date to which interest has been paid or provided for, payable semi-annually in arrears to holders of record at the close of business on the March 15 and September 15 (whether or not a Business Day) immediately preceding the respective interest payment on April 6 and October 6 of each year, respectively.
The 2036 notes will bear interest at a fixed rate per year of 5.950%, beginning on October 6, 2026 or from the most recent date to which interest has been paid or provided for, payable semi-annually in arrears to holders of record at the close of business on the November 15 and May 15 (whether or not a Business Day) immediately preceding the respective interest payment on June 6 and December 6 of each year, respectively.
The 2046 notes will bear interest at a fixed rate per year of 6.400%, beginning on October 6, 2026 or from the most recent date to which interest has been paid or provided for, payable semi-annually in arrears to holders of record at the close of business on the March 15 and September 15 (whether or not a Business Day) immediately preceding the respective interest payment on April 6 and October 6 of each year, respectively.
The 2056 notes will bear interest at a fixed rate per year of 6.500%, beginning on October 6, 2026 or from the most recent date to which interest has been paid or provided for, payable semi-annually in arrears to holders of record at the close of business on the March 15 and September 15 (whether or not a Business Day) immediately preceding the respective interest payment on April 6 and October 6 of each year, respectively.
The 2066 notes will bear interest at a fixed rate per year of 6.600%, beginning on October 6, 2026 or from the most recent date to which interest has been paid or provided for, payable semi-annually in arrears to holders of record at the close of business on the March 15 and September 15 (whether or not a Business Day) immediately preceding the respective interest payment on April 6 and October 6 of each year, respectively.
If either a date for payment of principal or interest on the notes or the maturity date of the notes falls on a day that is not a Business Day, the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date the payment was due. In that case, as to each series of the notes, no interest will accrue on or be payable for the period from and after the original payment date to such next succeeding Business Day. For these purposes, “Business Day” means any day that is not a Saturday or Sunday and that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in New York, New York.
Interest on the notes will be calculated on the basis of a 360-day year comprising twelve 30-day months. All dollar amounts resulting from this calculation will be rounded to the nearest cent.
Payments of principal of and interest on the notes issued in book-entry form will be made as described below under “— Book-Entry Delivery, Form and Settlement — Depositary Procedures.” Payments of principal of and interest on notes issued in definitive form, if any, will be made as described below under “— Book-Entry Delivery, Form and Settlement — Payment and Paying Agents.”
The notes will not contain any sinking fund provisions.
In some circumstances, the Issuers may elect to discharge their obligations on the notes through defeasance or covenant defeasance. See “Description of Debt Securities and Guarantees — Defeasance and Satisfaction and Discharge — Defeasance” in the accompanying prospectus for more information about how the Issuers may do this.
The Issuers may at any time purchase notes by tender, in the open market or by private agreement, subject to applicable law.
Ranking
The notes will be unsecured obligations of the Issuers and will rank equally in right of payment with all of their other unsecured senior indebtedness, whether currently existing or incurred in the future.
As of June 27, 2026, after giving pro forma effect to the JRD Acquisition Transactions and the Financing Transactions, on a consolidated basis, the Issuers and their subsidiaries would have had approximately $34.4 billion of indebtedness outstanding, including approximately $24.2 billion in aggregate principal amount of unsecured senior indebtedness outstanding. See “Capitalization.”
The guarantees will be unsecured senior obligations of the respective guarantors and will rank equally in right of payment with all other unsecured senior indebtedness, whether currently existing or incurred in the future, of the respective guarantors.
The notes and the guarantees will effectively rank junior to any future secured indebtedness of the Issuers and the guarantors, respectively, to the extent of the value of the assets securing such indebtedness. As of June 27, 2026, after giving pro forma effect to the JRD Acquisition Transactions and the Financing Transactions, on a consolidated basis, the Issuers and their subsidiaries will have no secured indebtedness and the guarantors will have no secured indebtedness other than a total of $890 million of secured indebtedness outstanding under a fleet financing program secured by fleet assets at a non-guarantor subsidiary that is owned by two guarantor subsidiaries.
The notes will be structurally subordinated to all liabilities (excluding intercompany loans) of the Issuers’ existing and future subsidiaries that are not guaranteeing or do not guarantee the notes. As of June 27, 2026, after giving pro forma effect to the JRD Acquisition Transactions and the Financing Transactions, the total liabilities, including trade payables, of Sysco Corporation’s non-guarantor subsidiaries were approximately $12.8 billion, and Sysco Corporation’s non-guarantor subsidiaries collectively owned approximately 80.0% of Sysco Corporation’s consolidated total assets. For the fiscal year ended June 27, 2026, after giving pro forma effect to the JRD Acquisition Transactions and the Financing Transactions, Sysco Corporation’s non-guarantor subsidiaries accounted for approximately 49.4% of Sysco Corporation’s consolidated sales. See “Risk Factors — Risks Related to the Notes — Some of our subsidiaries will not guarantee the notes. Your right to receive payment on the notes and the guarantees will be structurally subordinated to the liabilities of our non-guarantor subsidiaries and could be adversely affected if any of our non-guarantor subsidiaries declares bankruptcy, liquidates or reorganizes.”
An event of default for a particular series of notes under the indenture will not necessarily constitute an event of default for other series of notes or for any other series of debt securities under the indenture.

Guarantees
The guarantors will jointly and severally, fully and unconditionally, guarantee, on an unsecured, senior basis, the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of the principal of, premium, if any, and interest on the notes, when and as the same becomes due and payable according to the terms of the notes, and any other amounts payable under the indenture. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent transfer or conveyance under applicable law. See “Risk Factors — Risks Related to the Notes — U.S. federal and state statutes allow courts, under specific circumstances, to avoid the guarantees, subordinate claims in respect of the guarantees and require noteholders to return payments received from the guarantors.”
The guarantors initially will consist of Sysco Corporation’s direct and indirect wholly-owned domestic subsidiaries that guarantee Sysco Corporation’s payment obligations under its existing senior notes, which are certain of Sysco Corporation’s U.S. Broadline subsidiaries.
Each Issuer will cause any of its existing or future domestic subsidiaries that guarantee the payment obligations of such Issuer under the senior notes of Sysco Corporation or other indebtedness of an Issuer, to execute and deliver to the trustee supplemental indentures in a form reasonably satisfactory to the trustee pursuant to which such entity guarantees the Issuers’ payment obligations with respect to the notes on the terms provided for in the indenture.
The Issuers are each an indirect holding company for other non-guarantor subsidiaries. Such non-guarantor subsidiaries currently include Sysco Corporation’s international and SYGMA subsidiaries, custom-cut meat, specialty produce, restaurant equipment and supplies, hotel supply and certain other subsidiaries. To the extent any subsidiaries are not subsidiary guarantors for a series of debt securities, including the notes, creditors of such subsidiaries, including trade creditors, and preferred stockholders, if any, of such subsidiaries generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of creditors of Sysco Corporation or Sysco Holdings, including holders of that series of notes. A series of notes, therefore, will be effectively subordinated to the claims of creditors, including trade creditors, and preferred stockholders, if any, of any subsidiaries that are not subsidiary guarantors with respect to such series of notes.
The guarantee of any guarantor will be automatically released upon the earliest to occur of the date, if any, on which:
(i)
the applicable guarantor shall consolidate with or merge into an Issuer or any successor of an Issuer;

(ii)
an Issuer or any successor of an Issuer consolidates with or merges into the applicable guarantor;

(iii)
the sale, disposition, exchange or other transfer (including through merger, consolidation, amalgamation or otherwise) of the capital stock (including any sale, disposition or other transfer following which the applicable guarantor is no longer a subsidiary) of the applicable guarantor if such sale, disposition, exchange or other transfer is made in a manner not in violation of the indenture; and

(iv)
with respect to any guarantor that is required to guarantee the notes solely because such guarantor guarantees Sysco Corporation’s existing senior notes or other indebtedness of an Issuer, the release or discharge of such guarantor’s guarantee of such indebtedness, or the full and final payment and performance of all obligations of the applicable Issuer under the indebtedness giving rise to such guarantor’s obligation to guarantee the notes.

In addition, each guarantee of a series of notes will be released upon the Issuers’ exercise of their defeasance or covenant defeasance option with respect to that series, upon satisfaction and discharge of the indenture with respect to that series, or upon payment in full of that series.
Optional Redemption
Each series of notes will be redeemable at the Issuers’ option, in whole or in part, at any time and from time to time (in $1,000 increments, provided that any remaining principal amount thereof will be at least the minimum authorized denomination thereof) prior to the applicable Par Call Date (as set forth in the table below), at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)
(a) the sum of the present values of the remaining scheduled payments of principal and interest on the notes of the applicable series to be redeemed discounted to the redemption date (assuming the notes of the applicable series matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus the applicable Make-Whole Spread for such notes (as defined in the table below), less (b) unpaid interest accrued to, but excluding, the date of redemption, and

(2)
100% of the principal amount of the notes of the applicable series to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.
Series	Par Call Date	Make-Whole Spread
2029 notes	September 6, 2029 (1 month prior to maturity)	10 basis points
2031 notes	May 6, 2031 (1 month prior to maturity)	15 basis points
2033 notes	August 6, 2033 (2 months prior to maturity)	15 basis points
2036 notes	March 6, 2036 (3 months prior to maturity)	20 basis points
2046 notes	April 6, 2046 (6 months prior to maturity)	20 basis points
2056 notes	April 6, 2056 (6 months prior to maturity)	20 basis points
2066 notes	April 6, 2066 (6 months prior to maturity)	20 basis points
On or after the applicable Par Call Date, the Issuers may redeem the notes of the applicable series, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.
For purposes of calculating the redemption price in connection with the redemption of any series of the notes on any applicable redemption date, the following terms have the meaning set forth below:
“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuers in accordance with the following two paragraphs.
The Treasury Rate shall be determined by the Issuers after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)-H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities-Treasury constant maturities-Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuers shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields-one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third Business Day preceding the redemption date H.15 TCM is no longer published, the Issuers shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, the Issuers shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuers shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each registered holder of the notes of a given series to be redeemed, at the address of such holder appearing in the register of the notes maintained by the registrar (or otherwise in accordance with the depositary’s procedures). Notice of any redemption of the notes of any series in connection with a corporate transaction that is pending (including an equity offering or an incurrence of indebtedness), may, at the Issuers’ discretion, be given subject to one or more conditions precedent, including, but not limited to, completion of the transaction. If such redemption is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or otherwise waived by the redemption date. The Issuers will notify holders of any such rescission as soon as practicable after the Issuers determine that they will not be able to satisfy or otherwise waive such condition precedent. Once notice of redemption is mailed or sent, subject to the satisfaction of any conditions precedent provided in the notice of redemption, the notes called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to, but excluding, the redemption date.
Once notice of redemption is delivered, subject to the satisfaction of any conditions precedent provided in the notice of redemption, the notes of a given series called for redemption will become due and payable on the redemption date at the applicable redemption price, plus, accrued and unpaid interest to, but excluding, the redemption date, and will be paid upon surrender thereof for redemption. If only a portion of the notes of a given series is redeemed, the trustee will issue in the name of the registered holder of the notes of the applicable series and deliver to such holder a new note in a principal amount equal to the unredeemed portion of the principal of the notes surrendered for redemption.
Unless the Issuers default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes, or portions thereof, called for redemption.
In the case of a partial redemption, selection of the applicable notes for redemption will be made in accordance with the procedures of DTC. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.
The Issuers’ actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The trustee shall not be responsible for determining or calculating the redemption price or the Treasury Rate.
Special Mandatory Redemption
If (i) the consummation of the JRD Acquisition Transactions does not occur on or prior to (a) the Outside Date or (b) any later date as the parties to the merger agreement may agree, (ii) Sysco Corporation notifies the trustee in writing that the merger agreement has terminated in accordance with its terms prior to the consummation of the JRD Acquisition Transactions or (iii) Sysco Corporation notifies the trustee in writing and publicly announces that Sysco Corporation will not pursue the consummation of the JRD Acquisition Transactions (the earliest to occur of clause (i), (ii) and (iii), a “Special Mandatory Redemption Event”), then the Issuers will be required to redeem all of the outstanding notes of each series (other than the 2036 notes) on the Special Mandatory Redemption Date (as defined below) at a price equal to 101% of the aggregate principal amount of such notes, plus accrued and unpaid interest on the principal amount of such notes to, but excluding, the Special Mandatory Redemption Date (the “Special Mandatory Redemption Price”). The Issuers will cause any notice of Special Mandatory Redemption to be sent to each holder of the applicable notes, with a copy to the trustee, within five Business Days after the occurrence of a Special Mandatory Redemption Event. The “Special Mandatory Redemption Date” will be the date that is no later than 10 Business Days following any Special Mandatory Redemption Event and will be specified in the notice of Special Mandatory Redemption sent to holders of the notes. At the Issuers’ request, and expense, the trustee shall deliver a notice of Special Mandatory Redemption to the holders of the applicable notes; provided such request is accompanied by the notice of Special Mandatory Redemption to be given.
If funds sufficient to pay the Special Mandatory Redemption Price of the applicable notes on the Special Mandatory Redemption Date are deposited with the trustee or a paying agent by no later than 10:00 a.m., New York City time, on such Special Mandatory Redemption Date, then, on and after such Special Mandatory Redemption Date, such notes will cease to bear interest. The terms of the indenture will not require the Issuers to deposit the proceeds of this offering into an escrow account pending any Special Mandatory Redemption of the applicable notes.
The 2036 notes will not be subject to the Special Mandatory Redemption and will remain outstanding regardless of whether a Special Mandatory Redemption Event occurs.
Certain Covenants
The covenants described in the accompanying prospectus under the captions “Description of Debt Securities and Guarantees — Senior Debt — Limitations on Liens”, “Description of Debt Securities and Guarantees — Senior Debt — Limitations on Sale and Lease-Back Transactions” and “Description of Debt Securities and Guarantees — Merger or Consolidation” apply to the notes. These covenants shall apply to the Parent Entity and its subsidiaries. “Parent Entity” means, before the closing of the JRD Acquisition Transactions, Sysco Corporation, and from and after the closing of the JRD Acquisition Transactions, Sysco Holdings.
Change of Control Repurchase Event
If a Change of Control Repurchase Event occurs with respect to a series of notes, unless the Issuers have exercised their right to redeem the notes of such series as described above or have defeased the notes of such series as described in the accompanying prospectus under the caption “Description of Debt Securities and Guarantees — Defeasance and Satisfaction and Discharge — Defeasance,” the Issuers will be required to make an irrevocable offer to each holder of notes to repurchase all or any part (equal to or in excess of $2,000 and in integral multiples of $1,000 above that amount) of that holder’s notes of such series at a repurchase price in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased to, but excluding, the date of repurchase. Within 30 days following a Change of Control Repurchase Event or, at their option, prior to a Change of Control, but in either case, after the public announcement of the Change of Control, the Issuers will give, or shall cause to be given, a notice to each holder, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event, offering to repurchase notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is given, disclosing that any note not tendered for repurchase will continue to accrue interest, and specifying the procedures for tendering notes. The notice shall, if given prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on a Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the notes, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the Change of Control Repurchase Event provisions of the notes by virtue of such conflict.
On the repurchase date following a Change of Control Repurchase Event, the Issuers will, to the extent lawful:
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accept for payment all notes or portions of notes properly tendered pursuant to their offer;

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deposit with the paying agent an amount equal to the aggregate purchase price in respect of all notes or portions of notes properly tendered; and

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deliver or cause to be delivered to the trustee the notes properly accepted, together with an officer’s certificate stating the aggregate principal amount of notes being purchased by the Issuers.

The paying agent will promptly distribute to each holder of notes properly tendered the purchase price for the notes deposited by the Issuers. The Issuers will execute, and the authenticating agent will promptly authenticate and deliver (or cause to be transferred by book-entry) to each holder, a new note equal in principal amount to any unpurchased portion of any notes surrendered provided that each new note will be in a principal amount of at least $2,000 and an integral multiple of $1,000 in excess thereof. The Issuers will not be required to make an offer to repurchase the notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuers and such third party purchases all notes properly tendered and not withdrawn under its offer. The definition of Change of Control includes the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of the Parent Entity’s properties or assets, taken as a whole with its subsidiaries. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuers to repurchase the notes as a result of a sale, transfer, conveyance or other disposition of less than all of the properties or assets of Sysco Holdings and its subsidiaries taken as a whole to another person or group may be uncertain.
For purposes of the foregoing discussion of a repurchase at the option of holders, the following terms have the meanings set forth below:
“Below Investment Grade Ratings Event” means, with respect to a series of the notes, that on any day during the period (the “Trigger Period”) commencing on the date of the first public announcement by the Parent Entity of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for up to an additional 60 days for so long as any of the Rating Agencies (as defined below) has publicly announced that it is considering a possible ratings change), the notes of such series cease to be rated Investment Grade (as defined below) by at least two of the three Rating Agencies. Unless at least two of the three Rating Agencies are providing a rating for the notes of such series at the commencement of any Trigger Period, the notes of such series will be deemed to have ceased to be rated Investment Grade by at least two of the three Rating Agencies during that Trigger Period.
“Change of Control” means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than the Parent Entity or one of its subsidiaries) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Parent Entity’s Voting Stock (as defined below) or other Voting Stock into which the Parent Entity’s Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (2) the Parent Entity consolidates with, or merges with or into, any Person (as defined in the indenture), or any Person consolidates with, or merges with or into, the Parent Entity, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Parent Entity or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of the Parent Entity outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction; (3) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the Parent Entity’s consolidated assets, including the assets of the Parent Entity’s subsidiaries, taken as a whole, to one or more Persons (other than the Parent Entity or one of its subsidiaries); (4) the first day on which a majority of the members of the Parent Entity’s Board of Directors is composed of members who are not Continuing Directors; or (5) the adoption of a plan relating to the liquidation or dissolution of the Parent Entity. Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) the Parent Entity becomes a direct or indirect wholly-owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Parent Entity’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.
Under clause (4) of the definition of Change of Control described above, a Change of Control will occur when a majority of the Parent Entity’s directors are not Continuing Directors. In a decision in connection with a proxy contest, the Court of Chancery of Delaware held that the occurrence of a change of control under a similar indenture provision may nevertheless be avoided if the existing directors were to approve the slate of new director nominees (who would constitute a majority of the new board) as “continuing directors” solely for purposes of avoiding the triggering of such change of control clause, provided that the incumbent directors give their approval in the good faith exercise of their fiduciary duties. Therefore, in certain circumstances involving a significant change in the composition of the Parent Entity’s Board of Directors, including in connection with a proxy contest where the Parent Entity’s Board of Directors does not endorse a dissident slate of directors but approves them as Continuing Directors, holders of the notes may not be entitled to require the Issuers to make an offer.
For the avoidance of doubt, the JRD Acquisition Transactions shall not constitute a Change of Control.
“Change of Control Repurchase Event” means, with respect to a series of the notes, the occurrence of both a Change of Control and a Below Investment Grade Ratings Event for the notes of such series. Notwithstanding the foregoing, no Change of Control Repurchase Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.
“Continuing Directors” means, as of any date of determination, any member of the Parent Entity’s Board of Directors who (1) was a member of the Parent Entity’s Board of Directors on the date the notes were issued or (2) was nominated for election, elected or appointed to the Parent Entity’s Board of Directors with the approval of a majority of the Continuing Directors who were members of the Parent Entity’s Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the Parent Entity’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).
“Fitch” means Fitch Ratings Inc., a subsidiary of Hearst Communications, Inc., and its successors.
“Investment Grade” means a rating of Baa3 or higher by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or higher by S&P (or its equivalent under any successor rating categories of S&P); and a rating of BBB- or higher by Fitch (or its equivalent under any successor rating categories of Fitch).
“Moody’s” means Moody’s Ratings, Inc., a subsidiary of Moody’s Corporation and its successors.
“Rating Agency” means each of Moody’s, S&P and Fitch; provided, that if any of Moody’s, S&P and Fitch ceases to provide rating services to issuers or investors, the Parent Entity may appoint a replacement for such Rating Agency that is a nationally recognized statistical rating agency.
“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and its successors.

“Voting Stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.
Reporting
The Issuers will provide the trustee with copies of the annual report and the information, documents and other reports which the Parent Entity (as defined below) files with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13 or Section 15(d) of the Exchange Act, within 15 days after the Parent Entity files such annual report, documents and other reports with the SEC. In addition, the Issuers will comply with the other provisions of Section 314(a) of the Trust Indenture Act.
The requirement for the Issuers to provide such reports, documents and information may be satisfied by filing of such reports, documents and information via the SEC’s EDGAR system (or any successor electronic filing system) or posting such reports, documents and information on its website, in each case within the time periods specified herein.
Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt thereof will not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Issuers’ or any other person’s compliance with any of the covenants under the indenture (as to which the trustee is entitled to rely exclusively on officer’s certificates). The trustee will not be obligated to monitor or confirm, on a continuing basis or otherwise, any Issuer’s or any other person’s compliance with any of the covenants described herein or to determine whether such reports, information or documents have been filed via the SEC’s EDGAR system (or any successor electronic filing system) or posted on any website or other online data system or to participate in any conference calls.
If the Parent Entity is contributed to or otherwise becomes a wholly owned subsidiary of another person, such person guarantees the Junior Subordinated Notes and such person files reports with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act (such person, “New Parent”), then New Parent shall be deemed the Parent Entity for all purposes of this “— Reporting” section.
Book-Entry Delivery and Form
General
The notes of each series will be issued in registered, global form in denominations of $2,000 and integral multiples of $1,000 above that amount. Initially, each series of notes will be represented by one or more permanent global certificates (the “global notes”) (which may be subdivided) in definitive, fully registered form without interest coupons. The global notes will be issued on the issue date only against payment in immediately available funds.
The global notes will be deposited upon issuance with the trustee as custodian for DTC in New York, New York, and registered in the name of Cede & Co. (DTC’s partnership nominee) or another DTC nominee for credit to an account of a direct or indirect participant in DTC, including Euroclear Bank SA/NV, as operator of the Euroclear System, and Clearstream Banking, S.A., Luxembourg. See “— Depositary Procedures” below.
Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in a global note representing a series of the notes may not be exchanged for notes of that series in certificated form except in the limited circumstances described below under “— Exchange of Book-Entry Notes for Certificated Notes.”
Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.
Depositary Procedures
The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes by it. Neither the Issuers nor the trustee take any responsibility for these operations and procedures and urges investors to contact DTC or its participants directly to discuss these matters.
DTC has advised the Issuers that it is a limited-purpose trust company created to hold securities for its participating organizations, referred to as “participants,” and facilitate the clearance and settlement of transactions in those securities between DTC’s participants through electronic book-entry changes in accounts of its participants. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers, trust companies and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly, which entities are referred to as “indirect participants.” Persons who are not DTC participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants. DTC has no knowledge of the identity of beneficial owners of securities held by or on behalf of DTC. DTC’s records reflect only the identity of its participants to whose accounts securities are credited. The ownership interests and transfer of ownership interests of each beneficial owner of each security held by or on behalf of DTC are recorded on the records of DTC’s participants and indirect participants.
Pursuant to the procedures established by DTC:
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upon deposit of each global note, DTC will credit the accounts of its participants designated by the underwriters with portions of the principal amount of the global note; and

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ownership of such interests in each global note will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and the indirect participants (with respect to other owners of beneficial interests in the global note).

Investors in a global note who are participants in DTC’s system may hold their interests therein directly through DTC. Investors in a global note who are not participants may hold their interests therein indirectly through organizations which are participants in such system. Because DTC or its nominee will be the only registered holder of the global notes under the indenture, Euroclear Bank SA/NV, as operator of the Euroclear System, and Clearstream Banking, S.A., Luxembourg can hold positions in the global notes through their respective U.S. depositaries, which in turn will hold positions on the books of DTC. Accordingly, investors in a global note can hold interests in the global notes through Euroclear Bank SA/NV, as operator of the Euroclear System, and Clearstream Banking, S.A., Luxembourg, but only if they are participants in these systems or indirectly through organizations that are participants in these systems. All interests in a global note will be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery of certificates evidencing securities they own. Consequently, the ability to transfer beneficial interests in a global note to such persons will be limited to that extent. Because DTC can act only on behalf of its participants, which in turn act on behalf of indirect participants, the ability of beneficial owners of interests in a global note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
Except as described below, owners of interests in a global note will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.
Payments in respect of the principal of, and interest and premium, if any, on, a global note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, the Issuers and the trustee will treat the persons in whose names the notes, including a global note, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes. Consequently, neither the Issuers nor the trustee nor any of the Issuers’ respective agents have or will have any responsibility or liability for:
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any aspect of DTC’s records or any participant’s or indirect participant’s records relating to or payments made on account of beneficial ownership interests in a global note, or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the global note; or

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any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

DTC has advised the Issuers that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. The account of each relevant participant is credited with an amount proportionate to the amount of its interest in the principal amount of the applicable global note as shown on the records of DTC. Payments by the participants and the indirect participants to the beneficial owners of notes will be governed by standing instructions and customary practices, and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the trustee or the Issuers. Neither the Issuers nor the trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the notes, and the Issuers and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.
Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds.
DTC has advised the Issuers that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account DTC has credited the interests in the global note and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction.
Although DTC has agreed to the procedures described above to facilitate transfers of interests in the global note among participants, it is under no obligation to perform or to continue to perform those procedures, and those procedures may be discontinued or changed at any time. Neither the Issuers nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
The information in this section concerning DTC and its book-entry systems has been obtained from sources the Issuers believe to be reliable, but neither the Issuers nor the trustee take any responsibility for the accuracy thereof.
Exchange of Book-Entry Notes for Certificated Notes
Each global note is exchangeable for certificated notes of the same series in definitive, fully registered form without interest coupons only in the following limited circumstances:
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DTC (1) notifies the Issuers that it is unwilling or unable to continue as depositary for the global note or (2) has ceased to be a clearing agency registered under the Exchange Act; or

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the Issuers notify the trustee in writing that they have elected to cause the issuance of certificated notes under the indenture.

In all cases, certificated notes delivered in exchange for any global note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).
Notices
Any notices required to be given to the holders of the notes of any series will be given to DTC, as the registered holder of the global notes for that series. If a global note for any series is exchanged for notes in definitive form, notices to holders of the notes will be made by first-class mail, postage prepaid, to the addresses that appear on the register of noteholders maintained by the registrar.
Payment and Paying Agents
Payments on each global note will be made in U.S. dollars by wire transfer. If the Issuers issue definitive notes, the holders of definitive notes will be able to receive payments of principal of and interest on their notes at the office of the Issuers’ paying agent. Payment of principal of a definitive note may be made only against surrender of the note to the Issuers’ paying agent. The Issuers have the option, however, of making payments of interest by wire transfer or by mailing checks to the address of the holder appearing in the register of note holders maintained by the registrar.
The Issuers will make any required interest payments to the person in whose name a note is registered at the close of business on the record date for the interest payment.
The trustee will be designated as the Issuers’ paying agent for payments on the notes. The Issuers may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.
The Trustee
U.S. Bank Trust Company, National Association is the trustee for each series of notes offered hereby. The trustee’s current address is U.S. Bank Trust Company, National Association, 1255 Corporate Drive, 6th Floor, Irving, Texas 75038, Attn: Corporate Trust Administration — Sysco Corporation. The trustee is the issuing and paying agent for Sysco Corporation’s commercial paper program, and is one of a number of banks with which Sysco Corporation maintains ordinary banking relationships, for which they receive customary fees.
The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee must exercise such rights and powers vested in it as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of any debt securities only after those holders have offered and, if requested, provided the trustee indemnity satisfactory to it. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder (it being understood that the trustee does not have an affirmative duty to ascertain whether or not such directions are unduly prejudicial to any holder) or that would involve the trustee in personal liability.
The indenture and provisions of the Trust Indenture Act, incorporated by reference in the indenture contain limitations on the rights of the trustee, should it become the Issuers’ creditor, to obtain payment of claims in certain cases or to liquidate certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with the Issuers or any of the Issuers’ affiliates. If the trustee acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate that conflict or resign.
Governing Law
The indenture, the notes and the guarantees will be governed by and construed in accordance with the laws of the State of New York.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of material U.S. federal income tax considerations relating to the acquisition, ownership and disposition of the notes that generally are applicable to holders that purchase notes in the initial offering at their applicable issue price (i.e., the first price at which a substantial amount of the notes of such applicable series are sold for cash to persons other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), and that hold such notes as capital assets pursuant to Section 1221(a) of the Internal Revenue Code of 1986, as amended (the “Code”) (generally property held for investment). This summary is based upon the applicable provisions of the Code, Treasury regulations, rulings and judicial decisions as of the date of this prospectus supplement. These authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those set forth below.
This summary is provided for general information purposes only and does not purport to address all tax considerations that may be important to holders in light of their particular circumstances. Additionally, this summary does not apply to certain categories of holders that may be subject to special tax rules (such as financial institutions, insurance companies, tax-exempt organizations, brokers, dealers, or traders in securities, persons who hold the notes through partnerships or other pass-through entities, regulated investment companies, controlled foreign corporations, foreign controlled foreign corporations or passive foreign investment companies, U.S. persons whose functional currency is not the U.S. dollar, U.S. expatriates or former long-term residents of the United States, persons subject to the mark-to-market method of accounting, persons required to accelerate the recognition of any item of gross income with respect to the notes as a result of such income being recognized on an applicable financial statement, or persons who hold the notes as part of a hedge, conversion transaction, straddle, or other risk reduction transaction). Finally, this summary does not address the effects of other U.S. federal tax laws (such as estate and gift tax laws), the so-called “Medicare tax” on net investment income, the alternative minimum tax and any applicable foreign, state or local tax laws.
If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds notes, the tax treatment of a partner generally will depend upon the status of the partner and upon the activities of the partnership. Partnerships or partners in partnerships that hold notes should consult their own tax advisors regarding the consequences to them of the partnership’s acquisition, ownership and disposition of the notes.
We have not sought, nor do we intend to obtain, any ruling from the Internal Revenue Service (the “IRS”) or an opinion from counsel with respect to the statements made herein. We cannot assure you that the IRS will not challenge any of the considerations described herein and/or that such challenge will not be sustained by a court of applicable jurisdiction.
THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL OR TAX ADVICE TO ANY PROSPECTIVE PURCHASER OF THE NOTES. THIS DISCUSSION IS NOT A SUBSTITUTE FOR YOUR OWN ANALYSIS OF THE TAX CONSEQUENCES RELATING TO THE ACQUISITION, OWNERSHIP OR DISPOSITION OF THE NOTES. IF YOU ARE CONSIDERING THE PURCHASE OF THE NOTES, WE URGE YOU TO CONSULT A TAX ADVISOR REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES RELATING TO THE ACQUISITION, OWNERSHIP OR DISPOSITION OF THE NOTES IN LIGHT OF YOUR OWN SITUATION.
Effect of Certain Contingencies
The terms of the notes provide for payments by us in excess of stated interest or principal, or prior to their scheduled payment dates, including as described under “Description of Notes — Optional Redemption,” “Description of Notes — Change of Control Repurchase Event” and “Description of Notes — Special Mandatory Redemption.” The possibility of such payments may implicate special rules under Treasury regulations governing “contingent payment debt instruments.” According to those Treasury regulations, the possibility that such payments of excess or accelerated amounts will be made will not cause the notes to be treated as contingent payment debt instruments (and will not affect the amount of income a holder recognizes in advance of the payment of such excess or accelerated amounts) if, in the aggregate, there is only a remote chance as of the date the notes are issued that any of such payments will be made or if such payments are considered to be incidental, if the indicative payment schedule is significantly more likely than not to occur, or if the possibility that such payments of excess or accelerated amounts will be paid arises as a result of unconditional options and the effects of the exercise or non-exercise of each of those options on the yield of the notes meet certain conditions. We believe and intend to take the position that the contingencies on the notes will not cause the notes to be treated as contingent payment debt instruments because either the likelihood that such payments will be made is remote or that such payments are incidental, in each case, within the meaning of the applicable Treasury regulations or because the rule described above relating to alternative payment schedules and unconditional options applies. Our position that the notes are not considered contingent payment debt instruments is binding on a holder unless such holder discloses its contrary position to the IRS in the manner required by applicable Treasury regulations. Our position is not, however, binding on the IRS, and if the IRS were to challenge this position successfully, a holder might be required to, among other things, accrue interest income based on a projected payment schedule and comparable yield, which would be in excess of stated interest, and treat as ordinary income rather than capital gain any income recognized on the taxable disposition of a note. Prospective holders should consult their own tax advisors regarding the tax consequences if the notes were treated as contingent payment debt instruments. The remainder of this discussion assumes that the notes will not be considered contingent payment debt instruments.
Material U.S. Federal Income Tax Consequences to U.S. Holders
This section applies to you if you are a U.S. holder. For purposes of this summary, a “U.S. holder” means a beneficial owner of a note that, for U.S. federal income tax purposes, is:
•
an individual U.S. citizen or resident alien;

•
a corporation (or other entity treated as a corporation) that is created or organized under the laws of the United States, any State thereof or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more United States persons (as defined under the Code) have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under the applicable Treasury regulations to be treated as a United States person (as defined under the Code).

Interest
It is anticipated, and this discussion assumes, that the issue price of the notes will be equal to the stated principal amount or, if the issue price is less than the stated principal amount, the difference will be less than a de minimis amount (as set forth in the applicable Treasury regulations). Interest on the notes generally will be taxable to you as ordinary income at the time it is received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.
Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of the Notes
You generally will recognize capital gain or loss on the sale, redemption, exchange, retirement or other taxable disposition of a note in an amount equal to the difference between the proceeds you receive (excluding any proceeds attributable to accrued but unpaid interest, which will be recognized as ordinary interest income to the extent you have not previously included the accrued interest in gross income) and your adjusted tax basis in the note. The proceeds you receive will include the amount of any cash and the fair market value of any other property received for the note. Your adjusted tax basis in the note generally will equal the amount you paid for the note. The gain or loss generally will be long-term capital gain or loss if you held the note for more than one year at the time of the sale, exchange, redemption, retirement or other taxable disposition. Long-term capital gains of individuals, estates and trusts may be eligible for a reduced rate of U.S. federal income tax. The deductibility of capital losses is subject to limitation.
Information Reporting and Backup Withholding
Information reporting will apply to payments of interest on, and the proceeds of the sale, redemption, exchange, retirement or other taxable disposition of, notes held by you, and backup withholding (currently at a rate of 24%) will apply to such payments unless you provide the appropriate intermediary with a taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules generally is allowable as a credit against your U.S. federal income tax liability, if any, and a refund may be obtained if the amounts withheld exceed your actual U.S. federal income tax liability and you timely provide the required information or appropriate claim form to the IRS.
Material U.S. Federal Income Tax Consequences to Non-U.S. Holders
This section applies to you if you are a non-U.S. holder. For purposes of this summary, a “non-U.S. holder” means a beneficial owner of a note that is an individual, corporation, estate or trust for U.S. federal income tax purposes and, in each case, is not a U.S. holder as defined above under “— Material U.S. Federal Income Tax Consequences to U.S. Holders.”
Interest
Subject to the discussions under “— Information Reporting and Backup Withholding” and “— Foreign Account Tax Compliance” below, under the portfolio interest exemption, payments of interest on a note that you receive generally will not be subject to U.S. federal income or withholding tax if the interest is not effectively connected with the conduct of a trade or business in the United States by you and you:
•
do not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•
are not a bank whose receipt of interest on a note is in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

•
are not a controlled foreign corporation that is related, actually or constructively, to us within the meaning of the Code; and

•
(i) provide us, our paying agent or the person who would otherwise be required to withhold tax from the interest a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form), stating your name and address and certifying under penalties of perjury that you are not a United States person (as defined under the Code), (ii) have your financial institution that holds the notes on your behalf certify, under penalties of perjury, that it has received a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form) from you and it provides us with a copy, or (iii) hold your notes directly through a “qualified intermediary,” and the qualified intermediary has sufficient information in its files that indicates you are not a United States person (as defined under the Code).

If the portfolio interest exemption is not available with respect to interest on a note, then such interest may be subject to U.S. federal income and withholding tax at a rate of 30% (or lower applicable treaty rate, if any). To claim an exemption from (or reduction in) U.S. federal income and withholding tax under the benefits of an applicable income tax treaty, you must provide us, the paying agent or the person who otherwise would be required to withhold tax from the interest with a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form).
Interest on a note that is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable tax treaty, is attributable to a permanent establishment or fixed base maintained by you in the United States) is not subject to U.S. federal withholding tax if you provide us, our paying agent or the person who otherwise would be required to withhold tax from such payment of interest with a properly completed IRS Form W-8ECI (or successor form). However, you generally will be subject to U.S. federal income tax on such interest on a net income basis generally in the same manner as a U.S. holder. In addition, if you are a corporation for U.S. federal income tax purposes, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to certain adjustments, including earnings and profits from an investment in the notes, that are effectively connected with the conduct by you of a trade or business in the United States.

Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of the Notes
Subject to the discussions under “— Information Reporting and Backup Withholding” and “— Foreign Account Tax Compliance” below, you generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale, exchange, redemption, retirement or other taxable disposition of a note unless:
•
the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable tax treaty, is attributable to a permanent establishment or fixed base maintained by you in the United States);

•
you are an individual who is present in the United States for 183 days or more in the taxable year in which the sale, exchange, redemption, retirement or other taxable disposition occurs and certain other conditions are met; or

•
the gain represents accrued interest, in which case the rules for taxation of interest would apply.

If you are a non-U.S. holder subject to U.S. federal income tax under the first bullet point, you will be taxed on a net income basis generally in the same manner as if you were a U.S. holder. In addition, if you are a corporation for U.S. federal income tax purposes, you may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to certain adjustments, including earnings and profits from an investment in the notes, that are effectively connected with the conduct by you of a trade or business in the United States. Non-U.S. holders subject to U.S. federal income tax only under the second bullet point will be taxed on the net gain at a rate of 30% (or lower applicable treaty rate, if any).
Information Reporting and Backup Withholding
The interest on a note and the amount of tax (if any) withheld from such payment of interest generally will be reported to the IRS on IRS Form 1042-S. Neither information reporting on IRS Form 1099 nor backup withholding will apply to interest payments or to amounts received on the sale, exchange, redemption, retirement or other taxable disposition of a note if a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E is provided to us, our paying agent or other appropriate person and if, in the case of amounts received on the sale, exchange, redemption, retirement or other taxable disposition of a note, certain other information is provided. However, the exemption from backup withholding and information reporting requirements does not apply if the withholding agent or an intermediary knows or has reason to know that such exemption is not available to you.
Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules generally is allowable as a refund or a credit against your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.
Foreign Account Tax Compliance
Under the Foreign Account Tax Compliance Act (“FATCA”), withholding at a rate of 30% generally will be required in certain circumstances on payments of interest in respect of notes held by or through a “foreign financial institution” (as specifically defined for this purpose) that does not qualify for an exemption from these rules, unless the institution (i) enters into, and complies with, an agreement with the IRS to undertake certain diligence and to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold 30% on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, undertakes such diligence and reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. Accordingly, the entity through which the notes are held will affect the determination of whether such withholding is required. Similarly, in certain circumstances, payments of interest in respect of notes held by or through a “non-financial foreign entity” (as specifically defined for this purpose) that does not qualify under certain exemptions generally will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners.”
Under current provisions of the Code, gross proceeds from a sale or other disposition of obligations that can produce U.S.-source interest, such as the notes, also can be subject to the FATCA withholding tax. Treasury regulations have been proposed, however, that would eliminate FATCA withholding tax on such gross proceeds from the sale or other disposition of notes after January 1, 2019. According to the preamble to such proposed Treasury regulations, taxpayers generally may rely on the proposed Treasury regulations until final Treasury regulations are issued (which regulations could be subject to change).
We will not pay any additional amounts to holders of notes in respect of any amounts withheld under FATCA. Prospective holders should consult their tax advisors regarding the possible implications of the FATCA rules on their investment in the notes.

UNDERWRITING
The Issuers, the guarantors and the underwriters for the offering named below have entered into an underwriting agreement with respect to the notes. Subject to certain terms and conditions in the underwriting agreement, we have agreed to sell to the underwriters and each underwriter has severally, and not jointly, agreed to purchase from us the principal amount of notes indicated in the following table. Goldman Sachs & Co. LLC, TD Securities (USA) LLC, BofA Securities, Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are the representatives of the underwriters.
Underwriter	Principal Amount of 2029 Notes to be Purchased	Principal Amount of 2031 Notes to be Purchased	Principal Amount of 2033 Notes to be Purchased	Principal Amount of 2036 Notes to be Purchased	Principal Amount of 2046 Notes to be Purchased	Principal Amount of 2056 Notes to be Purchased	Principal Amount of 2066 Notes to be Purchased
Goldman Sachs & Co. LLC	$630,000,000	$720,000,000	$540,000,000	$720,000,000	$360,000,000	$630,000,000	$270,000,000
TD Securities (USA) LLC	420,000,000	480,000,000	360,000,000	480,000,000	240,000,000	420,000,000	180,000,000
BofA Securities, Inc.	110,250,000	126,000,000	94,500,000	126,000,000	63,000,000	110,250,000	47,250,000
J.P. Morgan Securities LLC	110,250,000	126,000,000	94,500,000	126,000,000	63,000,000	110,250,000	47,250,000
Wells Fargo Securities, LLC	110,250,000	126,000,000	94,500,000	126,000,000	63,000,000	110,250,000	47,250,000
BNP Paribas Securities Corp.	69,343,750	79,250,000	59,437,500	79,250,000	39,625,000	69,343,750	29,718,750
PNC Capital Markets LLC	69,343,750	79,250,000	59,437,500	79,250,000	39,625,000	69,343,750	29,718,750
Truist Securities, Inc.	69,343,750	79,250,000	59,437,500	79,250,000	39,625,000	69,343,750	29,718,750
U.S. Bancorp Investments, Inc.	69,343,750	79,250,000	59,437,500	79,250,000	39,625,000	69,343,750	29,718,750
Barclays Capital Inc.	21,875,000	25,000,000	18,750,000	25,000,000	12,500,000	21,875,000	9,375,000
Rabo Securities USA, Inc.	21,875,000	25,000,000	18,750,000	25,000,000	12,500,000	21,875,000	9,375,000
Scotia Capital (USA) Inc.	21,875,000	25,000,000	18,750,000	25,000,000	12,500,000	21,875,000	9,375,000
BMO Capital Markets Corp.	8,750,000	10,000,000	7,500,000	10,000,000	5,000,000	8,750,000	3,750,000
Lloyds Securities Inc.	8,750,000	10,000,000	7,500,000	10,000,000	5,000,000	8,750,000	3,750,000
Siebert Williams Shank & Co., LLC	8,750,000	10,000,000	7,500,000	10,000,000	5,000,000	8,750,000	3,750,000
Total	$1,750,000,000	$2,000,000,000	$1,500,000,000	$2,000,000,000	$1,000,000,000	$1,750,000,000	$750,000,000
The underwriters are committed to take and pay for all of the notes being offered, if any are taken.
Notes sold by the underwriters to the public will initially be offered at the initial offering prices set forth on the cover of this prospectus supplement. Any 2029 notes, 2031 notes, 2033 notes, 2036 notes, 2046 notes, 2056 notes or 2066 notes sold by the underwriters to securities dealers may be sold at a discount from the initial offering price of up to 0.150%, 0.230%, 0.250%, 0.270%, 0.450%, 0.450% or 0.450%, respectively, of the principal amount of such series of notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial offering price of up to 0.100%, 0.120%, 0.150%, 0.150%, 0.250%, 0.250% or 0.250%, respectively, of the principal amount of such series of notes. If all the notes of a series are not sold at their initial offering price, the underwriters may change the offering price and the other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The following table shows the underwriting discounts that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes and as a total):
	Paid by the Issuers
	Per note	Total
2029 notes	0.250%	$4,375,000
2031 notes	0.350%	$7,000,000
2033 notes	0.400%	$6,000,000
2036 notes	0.450%	$9,000,000
2046 notes	0.750%	$7,500,000
2056 notes	0.750%	$13,125,000
2066 notes	0.750%	$5,625,000
We estimate that our total expenses of the offering, excluding the underwriting discounts, will be approximately $30.59 million.
We expect delivery of the notes will be made against payment therefor on or about October 6, 2026, which is the tenth Business Day following the date of pricing of the notes (such settlement being referred to as “T+10”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one Business Day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the date that is one Business Day prior to the scheduled settlement date will be required, by virtue of the fact that the notes initially will settle in T+10, to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisers.
Each series of notes is a new issue of securities with no established trading market. The Issuers have been advised by the underwriters that the underwriters intend to make a market in the notes of each series after completion of the offering but are not obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes or that active public markets for the notes will develop. If active public trading markets for the notes do not develop, the market prices and liquidity of the notes may be adversely affected.
In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater aggregate principal amount of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market prices of the notes while the offering is in progress.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short-covering transactions.
These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market prices of the notes. As a result, the price of the notes of each series may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.
We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. For example, Goldman Sachs & Co. LLC and TD

Securities (USA) LLC are serving as financial advisors to us in connection with the JRD Acquisition Transactions. In addition, J.P. Morgan Securities LLC is serving as financial advisor to the major shareholders of Jetro Restaurant Depot in connection with the JRD Acquisition Transactions. Affiliates of certain of the underwriters are lenders under our credit facilities. The underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and our affiliates, for which they received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments including serving as counterparties to certain derivative and hedging arrangements, and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the Issuers (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. Any of the underwriters or their affiliates that have a lending relationship with us routinely hedge or may hedge their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.
Affiliates of certain of the underwriters are dealers under our commercial paper programs and may hold commercial paper notes thereunder. If 5% or more of the net proceeds of this offering (not including the underwriting discount) is used to repay our outstanding commercial paper held by at least one of the underwriters or their affiliates, such underwriters are deemed to have a “conflict of interest” under FINRA Rule 5121. In such event, this offering will be made in compliance with the requirements of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” (as such term is defined in FINRA Rule 5121) is not necessary in connection with this offering. If there is a “conflict of interest” under FINRA Rule 5121, the underwriters who will be receiving such proceeds will not confirm sales of the notes to any account over which they exercise discretionary authority without the prior written approval of the customer.
European Economic Area
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a “qualified investor” as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and, therefore, offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes described in this prospectus supplement and the accompanying prospectus in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of such securities. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.
The above selling restriction is in addition to any other selling restrictions set out herein.

United Kingdom
This prospectus supplement and any other material in relation to the notes may be distributed only to, and are directed only at, persons who are “qualified investors” (as defined in the POATRs) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), or (ii) persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Order, or (iii) persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000, as amended) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated, all such persons together being referred to as “Relevant Persons.” In the UK, any investment or investment activity to which this prospectus supplement relates is available only to, and may be engaged in only with, Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the UK. Any person in the UK that is not a Relevant Person should not act or rely on this prospectus supplement or its contents. The notes are not being offered to the public in the United Kingdom.
UK PRIIPs Regulation / Prohibition of Sales to UK Retail Investors
The notes are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is either one or both of the following: (i) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); or (ii) not a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”). Consequently, no disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the notes or otherwise making them available to any retail investor in the UK may be unlawful under DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024. This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exception from the prohibition on offers to the public under the POATRs.
The above selling restriction is in addition to any other selling restrictions set out herein.
Switzerland
The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus do not constitute a prospectus within the meaning of and have been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. No underwriter may publicly distribute or otherwise make publicly available in Switzerland this prospectus supplement, the accompanying prospectus or any other offering or marketing material relating to the notes.
Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the offering, Sysco Corporation or the notes has been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the notes.
Hong Kong
The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding

Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.
Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the notes may not be offered or sold or made the subject of an invitation for subscription or purchase, and this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, whether directly or indirectly, to any person in Singapore other than:
(a)
to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

(b)
to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(c)
otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(1)
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2)
where no consideration is or will be given for the transfer;

(3)
where the transfer is by operation of law;

(4)
as specified in Section 276(7) of the SFA; or

(5)
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification—In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of notes, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.
Canada
The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
United Arab Emirates
The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) other than in compliance with the laws, regulations and rules of the United Arab Emirates, the Abu Dhabi Global Market and the Dubai International Financial Centre governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority or the Dubai Financial Services Authority.
Taiwan
The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”), pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice or otherwise intermediate the offering or sale of the notes in Taiwan.

LEGAL MATTERS
The validity of the securities and the guarantees under New York, Delaware and California laws is being passed upon for the Issuers and the applicable guarantors by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. Certain legal matters as to Maine law will be passed upon for the applicable guarantor by Pierce Atwood LLP. Certain legal matters as to Missouri law will be passed upon for the applicable guarantor by Polsinelli PC. Certain legal matters as to Nebraska law will be passed upon for the applicable guarantor by Fraser Stryker PC LLO. Certain legal matters relating to this offering will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS
Sysco Corporation
The consolidated financial statements of Sysco Corporation and its consolidated subsidiaries appearing in the 2026 Annual Report, and the effectiveness of Sysco Corporation and its consolidated subsidiaries’ internal control over financial reporting as of June 27, 2026 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
Jetro Restaurant Depot
The audited historical financial statements of JRD Unico, Inc. and Affiliates incorporated in this prospectus supplement by reference to Sysco Corporation’s Current Report on Form 8-K dated September 14, 2026 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS
SYSCO CORPORATION
COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
AND
GUARANTEES OF DEBT SECURITIES
SYSCO HOLDINGS CORPORATION
DEBT SECURITIES

This prospectus contains a general description of the securities which may be offered for sale by Sysco Corporation (“Sysco Corporation”), Sysco Holdings Corporation (“Sysco Holdings”), Sysco Corporation’s directly and indirectly wholly-owned subsidiaries that are co-registrants under the registration statement of which this prospectus forms a part, or by the selling securityholders from time to time. The specific terms of the securities, including their offering prices, will be contained in one or more supplements to this prospectus.
Sysco Corporation may offer and issue from time to time at prices and on terms to be determined at or prior to the time of the offering, any combination of the securities described in this prospectus, including shares of common stock, preferred stock, shares of common stock upon conversion of preferred stock, and one or more series of debt securities. Such debt securities may be co-issued and/or guaranteed by one or more of Sysco Corporation’s directly or indirectly wholly-owned subsidiaries.
Sysco Holdings may offer and issue from time to time at prices and on terms to be determined at or prior to the time of the offering, one or more series of debt securities described in this prospectus. Such debt securities may be co-issued and/or guaranteed by Sysco Corporation and/or one or more of Sysco Corporation’s directly or indirectly wholly-owned subsidiaries.
Additionally, Sysco Holdings and Sysco Corporation may jointly offer and issue from time to time at prices and on terms to be determined at or prior to the time of the offering, one or more series of debt securities described in this prospectus. Such debt securities may be guaranteed by one or more of Sysco Corporation’s directly or indirectly wholly-owned subsidiaries.
As used in this prospectus, unless otherwise specified the “Issuer” refers to (a) Sysco Corporation (or, following the Sysco Merger (as defined herein), Sysco Holdings), as the issuer of common stock, preferred stock and shares of common stock upon conversion of preferred stock and as the sole issuer of debt securities, (b) Sysco Holdings, as the sole issuer of debt securities or (c) Sysco Corporation and Sysco Holdings, as co-issuers of debt securities, in each case as specified in the applicable prospectus supplement. Sysco Corporation owns 100% of the common stock of Sysco Holdings. Upon completion of the JRD Acquisition Transactions (as defined herein), Sysco Holdings will own 100% of the common stock of Sysco Corporation. For more information, see “The JRD Acquisition Transactions.”
This prospectus provides you with a general description of the securities that may be offered. Each time the Issuer or selling securityholders offer securities, the Issuer will provide one or more supplements to this prospectus that will contain additional information about the specific offering, the prices and the terms of the securities being offered. You should read this prospectus and the related prospectus supplement carefully before you invest in the Issuer’s securities. No person may use this prospectus to offer or sell the securities unless a prospectus supplement accompanies this prospectus.
The prospectus supplement will also set forth the name of and compensation to each dealer, underwriter or agent, if any, involved in the sale of any securities. The Issuer will also name the managing underwriters with respect to each series sold to or through underwriters in the applicable prospectus supplement.

Investing in our securities involves risks. See “Risk Factors” on page 7 of this prospectus, in the 2026 Annual Report (as defined herein), and any similar section contained in the applicable prospectus supplement, and in any documents incorporated by reference herein or therein, for factors you should consider before investing in the securities.

Neither the Securities and Exchange Commission (the “SEC” or “Commission”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The Issuer or the selling securityholders may offer securities through dealers, underwriters or agents designated from time to time, as set forth in the applicable prospectus supplement. The net proceeds from any offering will be the purchase price minus the following: the discount, if the securities are offered through an underwriter; the commission, if the securities are offered through an agent; and other expenses attributable to issuance and distribution. The Issuer or the selling securityholders may also sell securities directly to investors on their own behalf. In the case of sales made directly, no commission will be payable. See “Plan of Distribution” in this prospectus for possible indemnification arrangements with dealers, underwriters and agents, and for general information about the distribution of securities offered. Sysco Corporation’s common stock is listed on The New York Stock Exchange (the “NYSE”) under the trading symbol “SYY,” and, upon completion of the JRD Acquisition Transactions, Sysco Holdings common stock is expected to be listed and traded on the NYSE under the trading symbol “SYY.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

The date of this prospectus is September 14, 2026.

i

ABOUT THIS PROSPECTUS
As used in this prospectus, unless otherwise specified: (i) the “guarantors” refers to Sysco Corporation (other than with respect to any series of debt securities for which Sysco Corporation is acting as an Issuer) and/or one or more subsidiaries of Sysco Corporation, in each case as specified in the applicable prospectus supplement as a guarantor of a particular series of debt securities, and “guarantor” refers to any of them individually; and (ii) the terms “we,” “us,” and “our” refer to Sysco Corporation individually and collectively with Sysco Holdings and Sysco Corporation’s other consolidated subsidiaries prior to the completion of the JRD Acquisition Transactions, and, following the completion of the JRD Acquisition Transactions, will refer to Sysco Holdings individually and collectively with its consolidated subsidiaries, including Sysco Corporation.
This prospectus is part of a registration statement that the registrants have filed with the SEC using a “shelf” registration process. Using this process, the Issuer may offer any combination of the securities this prospectus describes in one or more offerings. In addition, the selling securityholders may offer and sell shares of common stock from time to time. Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we will make with the SEC which will be incorporated into this prospectus by reference. This prospectus provides you with a general description of the securities the Issuer may offer and the shares of common stock the selling securityholders may sell. Each time we or the selling securityholders offer securities, the Issuer or the selling securityholders, as applicable, will provide you with a prospectus supplement and, if applicable, a pricing supplement that will describe the specific amounts, prices and terms of the securities being offered. The Issuer may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to such offering. The prospectus supplement, any free writing prospectus and any pricing supplement may also add to, update or change the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. Please carefully read this prospectus, the prospectus supplement, any free writing prospectus and any pricing supplement, in addition to the information contained in the documents we refer to under the heading “Where You Can Find More Information.”
No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by Sysco Corporation, Sysco Holdings or any underwriter, dealer or agent. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in our affairs since the date hereof. You should not assume that the information in this prospectus, any supplement to this prospectus or any document incorporated by reference is accurate at any date other than the date of the document in which such information is contained or such other date referred to in that document, regardless of the time of any sale or issuance of a security. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement that the registrants filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to the registrants and the securities offered under this prospectus, the registrants refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither the registrants nor any agent, underwriter or dealer has authorized any person to provide you with different information. The registrants are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.
Sysco Corporation files annual, quarterly and current reports, proxy statements and other information with the SEC. Sysco Corporation’s SEC filings made via the EDGAR system, including periodic and current reports, proxy statements, and other information regarding Sysco Corporation are also available to the public at the SEC’s website at https://www.sec.gov, and on Sysco Corporation’s website, https://www.sysco.com. The information contained in, or that can be accessed through, the SEC’s website and our website is not incorporated in, and is not part of, this prospectus.
Following the consummation of the JRD Acquisition Transactions, Sysco Holdings will file annual, quarterly and current reports, proxy statements and other information with the SEC. Sysco Holdings’ SEC filings that will be made via the EDGAR system, including periodic and current reports, proxy statements, and other information regarding Sysco Holdings will also be available to the public at the SEC’s website at https://www.sec.gov, and on Sysco Corporation’s website, https://www.sysco.com. The information contained in, or that can be accessed through, the SEC’s website and our website is not incorporated in, and is not part of, this prospectus.

INCORPORATION BY REFERENCE
The SEC allows Sysco Corporation and Sysco Holdings to “incorporate by reference” information they file with the SEC, which means that Sysco Corporation and Sysco Holdings can disclose important information to you by referring you to those documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and later information that they file with the SEC will automatically update and supersede information contained in this prospectus.
Each of Sysco Corporation and Sysco Holdings incorporates by reference the following documents filed with the SEC by each of Sysco Corporation and Sysco Holdings and any future filings each of Sysco Corporation and Sysco Holdings makes with the SEC after the date of this prospectus under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but neither Sysco Corporation nor Sysco Holdings is incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC (including any furnished information, any Sysco Corporation Compensation and Leadership Development Committee report and performance graph or information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K), unless otherwise specified.
Sysco Corporation
•
Sysco Corporation’s Annual Report on Form 10-K for the fiscal year ended June 27, 2026 filed with the SEC on August 21, 2026 (the “2026 Annual Report”).

•
Sysco Corporation’s Current Reports on Form 8-K filed with the SEC on July 2, 2026, August 20, 2026 (Item 5.02 only), September 4, 2026 and September 14, 2026.

•
The portions of Sysco Corporation’s Definitive Proxy Statement on Schedule 14A for the 2025 annual meeting of stockholders filed with the SEC on October 2, 2025 that are incorporated by reference into Part III of the Form 10-K for the year ended June 28, 2025 filed with the SEC on August 22, 2025.

Sysco Holdings
•
Sysco Holdings’ Current Report on Form 8-K filed on July 28, 2026.

Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You may obtain a copy of these filings, excluding all exhibits, unless we have specifically incorporated by reference an exhibit in this prospectus or in a document incorporated by reference herein, at no cost, by writing or telephoning:
Sysco Corporation
Sysco Holdings Corporation
Investor Relations
1390 Enclave Parkway
Houston, Texas 77077-2099
Telephone: (281) 584-2615

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements made in this prospectus that look forward in time or express management’s expectations or beliefs with respect to the occurrence of future events are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements can also be identified by words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “will,” “would,” “could,” “can,” “may,” “projected,” “continues,” “continuously,” variations of such terms, and similar terms and phrases denoting anticipated or expected occurrences or results. Examples of forward-looking statements include, but are not limited to, statements about:
•
the expected timing and completion of the JRD Acquisition Transactions;

•
the anticipated benefits of the JRD Acquisition Transactions, including estimated synergies, and plans and expectations for the combined company after completion of the JRD Acquisition Transactions;

•
our future financial performance and results;

•
our business strategy, plans, goals and objectives, including certain outlook, business trends, our dividend and share repurchase programs, our expectation of future macroeconomic conditions; and

•
other statements that are not historical facts.

These statements are based on management’s current expectations and estimates. Actual results may differ materially due in part to the risk factors within Part I, Item 1A of the 2026 Annual Report and in Sysco Corporation’s subsequent Quarterly Reports on Form 10-Q, the risk factors described under the caption “Risk Factors” on page 7 of this prospectus, and the risk factors set forth below:
•
the risk that if sales from our locally managed customers do not grow at the same rate as sales from multi-unit customers, our gross margins may decline;

•
the risk of periods of significant or prolonged inflation, deflation, or economic uncertainty and their impact on our product costs and profitability generally, and our inability to predict inflation over the long term;

•
the risk that our efforts to modify truck routing, including our small truck initiative, in order to reduce outbound transportation costs may be unsuccessful;

•
the risk that we may not realize anticipated benefits from our operating cost reduction efforts, including our ability to accelerate and/or identify additional cost savings;

•
risks related to geopolitical, economic and market conditions and developments, including unfavorable conditions in the Americas and Europe, and changes in global trade policies, tariffs, and similar foreign conflicts, foreign exchange rates and the impact on our business, results of operations and financial condition;

•
the risks related to our efforts to implement our business transformation initiatives and meet our other long-term strategic objectives, including the risk that these efforts may not provide the expected benefits in our anticipated timeframe, if at all, and may prove costlier than expected;

•
the risk that competition in our industry and the impact of group purchasing organizations may adversely impact our margins and our ability to retain customers and make it difficult for us to maintain our market share, growth rate and profitability;

•
the risk that our relationships with long-term customers may be materially diminished or terminated;

•
the risk that changes in consumer eating habits, including economic factors affecting consumer confidence and discretionary spending and the impact of advancements in pharmaceutical therapies, which may reduce the consumption of food prepared away from home, could materially and adversely affect our business, financial condition, or results of operations;

v

•
the impact and effects of public health crises, pandemics, epidemics, and natural disasters or adverse weather conditions on our business, financial condition and results of operations;

•
the risk that we may not be able to fully compensate for increases in fuel costs, and fuel hedging arrangements intended to contain fuel costs could result in above market fuel costs;

•
the risk of interruption of supplies and increase in product costs as a result of conditions beyond our control;

•
the potential impact on our reputation and earnings of adverse publicity or lack of confidence in our products;

•
difficulties in successfully expanding into international markets and complementary lines of business;

•
the potential impact of product liability claims or product recalls;

•
the risk that we fail to comply with requirements imposed by applicable law or government regulations, including but not limited to those related to environmental, data privacy and tax and accounting laws, rules and regulations;

•
risks related to our ability to effectively finance and integrate acquired businesses;

•
risks related to our access to borrowed funds in order to grow and finance the JRD Acquisition Transactions and risks related to any default by us under our indebtedness that could have a material adverse impact on cash flow and liquidity;

•
the risk that our level of indebtedness and the terms of our indebtedness could adversely affect our business and liquidity position;

•
the risk that we may not be able to effectively execute our capital allocation framework;

•
the risk that divestiture of one or more of our businesses may not provide the anticipated effects on our operations;

•
risks related to our ability to return capital to stockholders, including those related to the timing and amounts (including any plans or commitments in respect thereof) of any dividends and share repurchases;

•
the risk that due to our reliance on technology, any technology disruption or delay in implementing new technology, including artificial intelligence (AI), could have a material negative impact on our business;

•
the risk of negative impacts to our business and our relationships with customers from a cybersecurity incident and/or other technology disruptions, including risks from flaws, breaches, or malfunctions in AI systems that could lead to operational disruptions, data loss, or erroneous decision-making;

•
risks related to our ability to attract, motivate and retain employees, including key personnel;

•
risks related to labor issues, including the renegotiation of union contracts and shortage of qualified labor;

•
the risk that the exclusive forum provisions in our amended and restated bylaws could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees;

•
risks related to business uncertainties and contractual restrictions affecting us and Jetro Restaurant Depot while the JRD Acquisition Transactions are pending, including effects on employees, customers, suppliers, and other business relationships;

•
the risk that the JRD Acquisition Transactions are not consummated as expected, in a timely manner or at all;

•
the risk that any of the anticipated benefits of the JRD Acquisition Transactions will not be realized or will not be realized within the expected time period;

•
risks relating to the integration of Jetro Restaurant Depot;

•
the occurrence of any event, change or other circumstance that could give rise to the right of Sysco Corporation, Holder Representative (as defined herein) or both to terminate the merger agreement;

•
the risk that regulatory clearances for the JRD Acquisition Transactions may not be obtained, or other closing conditions may not be satisfied, in a timely manner or at all, as well as the risk that regulatory clearances are obtained subject to conditions that are not anticipated;

•
the risk of other delays in closing the JRD Acquisition Transactions;

•
risks related to business disruptions from the JRD Acquisition Transactions that may harm the business or current plans and operations of Sysco Corporation, Sysco Holdings and Jetro Restaurant Depot, including the diversion of management’s time from ongoing business operations;

•
the risk that we may be unable to obtain or maintain favorable credit ratings, and that changes in credit ratings following the JRD Acquisition Transactions could adversely affect our access to the capital markets;

•
the outcome and costs of any legal proceedings that may be instituted against Sysco Holdings, Jetro Restaurant Depot, Sysco Corporation or their respective directors in connection with the JRD Acquisition Transactions;

•
the risk that the JRD Acquisition Transactions could have an adverse effect on the market price of Sysco Corporation common stock;

•
the risk that the JRD Acquisition Transactions may be more expensive to complete than anticipated, including as a result of unexpected factors or events, or unforeseen or unknown liabilities;

•
the risk that the announcement or consummation of the JRD Acquisition Transactions could have an adverse effect on the ability of Sysco Corporation or Jetro Restaurant Depot to retain and hire key personnel or maintain business, contractual or operational relationships;

•
the risk that the market price of our common stock may be volatile and may be affected by factors different from, or in addition to, those that historically have affected or currently affect the market price of our common stock;

•
the risk that the completion of the JRD Acquisition Transactions may trigger change of control or other provisions in certain agreements to which Jetro Restaurant Depot is a party, which could have adverse consequences;

•
the risk that the unaudited pro forma financial information incorporated by reference in this prospectus may not be indicative of what our actual financial position or results of operations would have been, and our actual results following the JRD Acquisition Transactions may differ materially;

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the risk that, if the merger agreement is terminated, Sysco Corporation may be required to pay a termination fee, and the negative impact on the stock price and business of Sysco Corporation that may result from such termination and the payment of such termination fee;

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the risk that Jetro Restaurant Depot is a privately held company and limited publicly available information exists about its business, financial condition and results of operations, and that the due diligence review of Jetro Restaurant Depot may not have identified all material issues relating to Jetro Restaurant Depot;

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other factors that may affect the future results of Sysco Holdings, Sysco Corporation and Jetro Restaurant Depot; and

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management’s response to any of the aforementioned factors.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements included in this prospectus and the documents incorporated by reference herein. These risks and uncertainties, as well as other risks of which we are not aware or which we currently do not believe to be material, may cause our actual future results to be materially different than those expressed in our forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. You should be aware that the occurrence of any of the events described in these risk factors and elsewhere in this prospectus, including the documents incorporated by reference herein, could have a material adverse effect on our business, financial condition and results of operations. Except as required by law, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

SYSCO CORPORATION
Sysco Corporation, acting through its subsidiaries and divisions, is the largest global distributor of food and related products primarily to the foodservice or food-away-from-home industry. Our purpose is “Connecting the World to Share Food and Care for One Another.” We provided products and related services to approximately 670,000 customer locations, including restaurants, healthcare and educational facilities, lodging establishments and other foodservice customers during fiscal 2026.
Founded in 1969, Sysco Corporation commenced operations as a public company in March 1970 when the stockholders of nine companies exchanged their stock for Sysco Corporation common stock. Since our formation, we have grown from $115 million to our all-time high of $84.6 billion in annual sales in fiscal 2026, both through internal expansion of existing operations and acquisitions.
We distribute food and related products to restaurants, healthcare and educational facilities, lodging establishments and other foodservice customers. Our primary operations are located in North America and Europe. Under the accounting provisions related to disclosures about segments of an enterprise, we have combined certain operations into three reportable segments. “Other” financial information is attributable to our other operations that do not meet the quantitative disclosure thresholds.
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U.S. Foodservice Operations — primarily includes (a) our U.S. Broadline operations, which distribute a full line of food products, including custom-cut meat, seafood, produce, specialty Italian, specialty imports and a wide variety of non-food products and (b) our U.S. Specialty operations, which include our FreshPoint fresh produce distribution business, our Buckhead | Newport Meat & Seafood specialty protein operations, our growing Italian Specialty platform anchored by Greco & Sons, Inc., our Edward Don restaurant equipment and supplies distribution business, our Asian specialty distribution company and a number of other small specialty businesses that are not material to the operations of Sysco Corporation;

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International Foodservice Operations — includes operations outside of the United States (U.S.), which distribute a full line of food products and a wide variety of non-food products. The Americas primarily consists of operations in Canada, Bahamas, Costa Rica and Panama, as well as our export operations that distribute to international customers. Our European operations primarily consist of operations in the United Kingdom (U.K.), France, Ireland and Sweden;

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SYGMA — our U.S. customized distribution operations serving quick-service chain restaurant customer locations; and

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Other — primarily our hotel supply operations, Guest Worldwide.

Foodservice operating sites distribute a full line of food products and a wide variety of non-food products to both independent and chain restaurant customers, hospitals, schools, hotels, industrial caterers and other venues where foodservice products are served. SYGMA operating sites distribute a full line of food products and a wide variety of non-food products to certain chain restaurant customer locations.
Sysco Corporation’s customers in the foodservice industry include restaurants, hospitals and skilled nursing facilities, schools and colleges, hotels and motels, industrial caterers and other similar venues where foodservice products are served.
The products we distribute include:
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frozen foods, such as meats, seafood, fully prepared entrées, fruits, vegetables and desserts;

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canned and dry foods;

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fresh meats and seafood;

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dairy products;

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beverage products;

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imported specialties; and

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fresh produce.

We also supply a wide variety of non-food items, including:
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paper products such as disposable napkins, plates and cups;

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tableware such as glassware and silverware;

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cookware such as pots, pans and utensils;

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restaurant and kitchen equipment and supplies; and

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cleaning supplies.

Our 333 distribution centers, which we refer to as operating sites, distribute branded merchandise, as well as products packaged under our private brands. Products packaged under our private brands have been manufactured for Sysco Corporation according to specifications that have been developed by our quality assurance team. In addition, our quality assurance team certifies the manufacturing and processing plants where these products are packaged, enforces our quality control standards and identifies supply sources that satisfy our requirements.
Sysco Corporation is organized under the laws of Delaware. The address and telephone number of Sysco Corporation’s executive offices are 1390 Enclave Parkway, Houston, Texas 77077-2099. Sysco Corporation’s telephone number is (281) 584-1390. Sysco Corporation’s common stock is listed on the NYSE under the trading symbol “SYY.”

SYSCO HOLDINGS
Sysco Holdings is a Delaware corporation and currently a wholly-owned subsidiary of Sysco Corporation, formed solely for the purpose of effectuating the JRD Acquisition Transactions. It has not carried on any activities or operations to date, except for those activities incidental to its formation and undertaken in connection with the JRD Acquisition Transactions. As a result of the JRD Acquisition Transactions, Sysco Corporation, JRD (as defined herein), and Warehouse Realty (as defined herein) will become direct, wholly-owned subsidiaries of Sysco Holdings. Upon completion of the JRD Acquisition Transactions, former holders of Sysco Corporation common stock and former equityholders of Jetro Restaurant Depot will own shares of Sysco Holdings, which are expected to be listed for trading on the NYSE. The address and telephone number of the principal executive offices of Sysco Holdings are 1390 Enclave Parkway, Houston, Texas 77077-2099 and (281) 584-1390.

THE JRD ACQUISITION TRANSACTIONS
General
On March 30, 2026, Sysco Corporation, Sysco Holdings, Slider Merger Sub 1, Inc., a Delaware corporation and wholly-owned subsidiary of Sysco Holdings (“Merger Sub 1”), Slider Merger Sub 2, Inc., a Delaware corporation and wholly-owned subsidiary of Sysco Holdings (“Merger Sub 2”), Slider Merger Sub 3, LLC, a Delaware limited liability company and wholly-owned subsidiary of Sysco Holdings (“Merger Sub 3,” and collectively with Merger Sub 1 and Merger Sub 2, the “merger subs”), JRD Unico, Inc., a Delaware corporation (“JRD”), Warehouse Realty, LLC, a Delaware limited liability company (“Warehouse Realty,” and together with JRD, known as “Jetro Restaurant Depot”), and a holder representative (a “Holder Representative”) entered into the merger agreement (as amended, modified or supplemented, the “merger agreement”). The merger agreement contains the terms and conditions of the proposed acquisition of Jetro Restaurant Depot by Sysco Corporation. Under the merger agreement, subject to satisfaction (or, to the extent permitted by law and in accordance with the merger agreement, waiver) of the conditions to the JRD Acquisition Transactions set forth in the merger agreement, (a) Merger Sub 1 will merge with and into Sysco Corporation, with Sysco Corporation continuing as the surviving corporation and a direct, wholly-owned subsidiary of Sysco Holdings (the “Sysco Merger”), (b) immediately following the Sysco Merger, Merger Sub 2 will merge with and into JRD, with JRD continuing as the surviving corporation and a direct, wholly-owned subsidiary of Sysco Holdings (the “JRD Merger”), and (c) immediately following the JRD Merger, Merger Sub 3 will merge with and into Warehouse Realty, with Warehouse Realty continuing as the surviving entity and a direct, wholly-owned subsidiary of Sysco Holdings (the “Warehouse Realty Merger” and, together with the Sysco Merger and the JRD Merger, the “mergers” and, collectively with the other transactions contemplated by the merger agreement, the “JRD Acquisition Transactions”).
Merger Consideration
Upon completion of the Sysco Merger, each share of Sysco Corporation common stock (other than cancelled shares) will be converted into one share of Sysco Holdings common stock. Upon completion of the JRD Merger and the Warehouse Realty Merger, equityholders of Jetro Restaurant Depot will receive, in the aggregate, (a) a cash payment of $21.6 billion, subject to customary adjustments, and (b) 91.5 million shares of Sysco Holdings common stock. As of the date hereof, based on the estimated number of shares of Sysco Corporation common stock and estimated equity interests of JRD and Warehouse Realty that are expected to be outstanding immediately prior to the JRD Acquisition Transactions, it is expected that Sysco Corporation stockholders as of immediately prior to the closing of the JRD Acquisition Transactions will hold approximately 84%, and former equityholders of Jetro Restaurant Depot as of immediately prior to the closing of the JRD Acquisition Transactions will hold approximately 16%, of the shares of Sysco Holdings common stock outstanding immediately after the closing of the JRD Acquisition Transactions. Upon completion of the JRD Acquisition Transactions, shares of Sysco Holdings are expected to be listed for trading on the NYSE.
Stockholders Agreement
Concurrently with entering into the merger agreement, Sysco Holdings entered into the stockholders agreement, dated as of March 30, 2026, with the majority stockholder of Jetro Restaurant Depot, certain funds affiliated with Leonard Green & Partners, L.P., Platinum Falcon B 2018 RSC Limited and certain other parties thereto, in each case, that will receive shares of Sysco Holdings common stock in the applicable mergers. The stockholders agreement sets forth certain governance arrangements and contains various provisions relating to, among other things, representation on Sysco Holdings’ board of directors, the acquisition of additional equity interests in Sysco Holdings, transfer restrictions, voting arrangements, non-competition, non-solicitation, and non-disparagement and registration rights.
Regulatory Clearance Required for the JRD Acquisition Transactions
The mergers are subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”), which provide that certain transactions may not be completed until notification and report forms are furnished to the Antitrust Division of the U.S. Department of Justice and the U.S. Federal Trade Commission (“FTC”) and the HSR Act waiting period is terminated or expires. On April 27, 2026, Sysco Corporation and Jetro Restaurant Depot each filed their respective requisite notification and report forms under the HSR Act. On May 27, 2026, Sysco Corporation and Jetro Restaurant Depot each received a request for additional information and documentary material, often referred to as a “second request,” from the FTC under the HSR Act. Issuance of the second request extends the HSR Act waiting period until 30 days after Sysco Corporation and Jetro Restaurant Depot have substantially complied with the second requests, unless that period is earlier terminated by the FTC.
Conditions for Completion of the JRD Acquisition Transactions
In addition to the expiration or termination of any applicable waiting period under the HSR Act related to the JRD Acquisition Transactions, each party’s obligation to complete the JRD Acquisition Transactions is also subject to the satisfaction (or, to the extent permitted by law and in accordance with the merger agreement, waiver) of other conditions, including: the absence of any law or injunction adopted, promulgated or entered after the date of the merger agreement by any governmental authority of competent jurisdiction in the United States that prohibits the consummation of the JRD Acquisition Transactions, the Registration Statement on Form S-4 for the registration of Sysco Holdings’ common stock to be issued to Sysco Corporation stockholders in connection with the Sysco Merger being declared effective by the SEC (which has been satisfied), the authorization for listing on the NYSE, subject to official notice of issuance, of the shares of Sysco Holdings common stock that will be issued as the JRD stock consideration pursuant to the merger agreement, with respect to each party, the accuracy of the other party’s representations and warranties, subject to specified materiality qualifications, and performance and compliance, in all material respects, by the other party with its covenants in the merger agreement required to be performed and complied with by such party at or prior to the closing of the JRD Acquisition Transactions, and the receipt by each party of a customary tax opinion with respect to the JRD Acquisition Transactions.
Termination
The merger agreement may be terminated prior to the closing date upon mutual written consent of Jetro Restaurant Depot, Holder Representative and Sysco Corporation. In addition, either Sysco Corporation or Holder Representative may terminate the merger agreement prior to the closing date:
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if the closing of the JRD Acquisition Transactions does not occur on or before September 30, 2027 (as may be extended, the “Termination Date”), with one automatic extension of such date until March 30, 2028 if all conditions to closing other than the conditions relating to receipt of required regulatory clearances have been satisfied or (to the extent permitted by law) waived, or are capable of being satisfied at such time (this termination right is not available to a party whose breach in any material respect of its obligations under the merger agreement principally caused the failure of closing of the JRD Acquisition Transactions to occur on or before the Termination Date);

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if the other party breaches its representations or warranties or there is any inaccuracy in its representations or warranties, or the other party breaches or fails to perform its covenants or other agreements contained in the merger agreement, which breach, inaccuracy or failure to perform (A) would result in the failure of the related conditions to such party’s obligations to close the JRD Acquisition Transactions to be satisfied, and (B) is not cured, or is incapable of being cured, by the other party prior to the earlier of (x) the Termination Date and (y) forty-five calendar days after the other party’s receipt of written notice from the terminating party of such breach, inaccuracy or failure (this termination right is not available to a party if that party is then in breach of any representation, warranty, covenant or obligation under the merger agreement that would result in the failure of certain specified conditions); or

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if any court (or U.S. federal governmental authority) of competent jurisdiction in the United States issued an order that has become final and non-appealable that has the effect of permanently restraining, enjoining or otherwise prohibiting the JRD Acquisition Transactions (this termination right is not available to a party if that party has breached in any material respect its obligations under the merger agreement in any manner that has been the primary cause of such order being issued and becoming final and non-appealable).
If the merger agreement is terminated by either Sysco Corporation or Holder Representative as a result of failure to obtain the required regulatory clearances or because the JRD Acquisition Transactions are not consummated by the Termination Date, Sysco Corporation will pay to Holder Representative a termination fee of $1.164 billion. The termination fee is payable prior to or concurrently with the termination, if terminated by Sysco Corporation, or within two business days of Holder Representative’s termination, provided that, with respect to a termination for failure to consummate the JRD Acquisition Transactions by the Termination Date, all of the conditions to closing other than those relating to the required regulatory clearances (other than certain conditions which by their nature may only be satisfied at the closing) are satisfied.
Combined Company Governance Matters
Effective upon the closing of the Sysco Merger, Sysco Holdings will adopt the amended and restated certificate of incorporation and the amended and restated bylaws of Sysco Holdings in the same form as Sysco Corporation’s certificate of incorporation and bylaws in effect as of immediately prior to the closing.
The merger agreement and the forms of Sysco Holdings amended and restated certificate of incorporation and amended and restated bylaws contain certain provisions relating to the governance of Sysco Holdings following completion of the JRD Acquisition Transactions, which generally reflect the continuation of the governance arrangements of the Sysco Corporation charter and bylaws currently in effect.
Pursuant to the merger agreement, the directors of Sysco Corporation and the officers of Sysco Corporation in office immediately prior to the effective time of the Sysco Merger will be the directors and officers of Sysco Holdings immediately following the Sysco Merger. Pursuant to the stockholders agreement, on or prior to the closing date of the JRD Acquisition Transactions, Sysco Holdings’ board of directors will take all actions necessary and appropriate to cause the number of directors on the board of Sysco Holdings to be increased by two and appoint Sir Bradley Fried and Stanley Fleishman to serve as directors of Sysco Holdings’ board of directors.

RISK FACTORS
Investing in our securities involves risks. You should consider carefully the risk factors identified in Part I, Item 1A “Risk Factors” of the 2026 Annual Report, as well as any risk factors we may describe in any subsequent periodic reports or information that Sysco Corporation or Sysco Holdings files with the SEC, or in any prospectus supplement, before making an investment in the offered securities.

USE OF PROCEEDS
Unless otherwise set forth in the applicable prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, which may include, among other things, additions to working capital, capital expenditures, acquisitions, investments, redemption or repurchase of securities, payment or prepayment of pension liabilities, and repayment of outstanding indebtedness.
The Issuer will not receive any proceeds from the resale of shares of its common stock by selling securityholders under this prospectus or any prospectus supplement.

DESCRIPTION OF COMMON STOCK
As used in this section, the terms “we,” “us,” and “our” refer to Sysco Corporation only.
We may issue, from time to time, shares of our common stock, the general terms and provisions of which are summarized below. This summary does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, the provisions of our restated certificate of incorporation, bylaws and the applicable prospectus supplement.
Authorized Shares
Under our certificate of incorporation, we have the authority to issue an aggregate of 2,000,000,000 shares of common stock. As of September 9, 2026, 479,568,281 shares of our common stock were issued and outstanding and 33,878,051 additional shares of our common stock were reserved for issuance pursuant to our equity compensation plans. We have also granted options, restricted stock units and performance share units representing the right to purchase or receive shares of our common stock under previous equity incentive plans, which derivative securities remain outstanding.
Dividends
Subject to the rights of the holders of any preferred stock that may be outstanding, each holder of common stock is entitled to receive any dividends our board of directors declares out of funds legally available to pay dividends. The payment of dividends on the common stock will be a business decision to be made by our board of directors from time to time based upon results of our operations and our financial condition and any other factors as our board of directors considers relevant.
Voting Rights
Each holder of common stock is entitled to one vote per share, and is entitled to vote on all matters presented to a vote of stockholders, including the election of directors. Holders of common stock have no cumulative voting rights. As a result, under the Delaware General Corporation Law (the “DGCL”), the holders of more than one-half of the outstanding shares of common stock generally will be able to elect all of our directors then standing for election and holders of the remaining shares will not be able to elect any director, subject to any voting rights held by holders of our preferred stock.
Liquidation Rights
If we liquidate our business, holders of common stock are entitled to share equally in any distribution of our assets after we pay our liabilities and the liquidation preference of any outstanding preferred stock.
Absence of Other Rights
Holders of common stock have no preemptive rights to purchase or subscribe for any stock or other securities. In addition, there are no conversion rights or redemption or sinking fund provisions.
Miscellaneous
All shares of common stock being offered by the applicable prospectus supplement will, when issued and paid for, be fully paid and non-assessable. Our certificate of incorporation contains no restrictions on the alienability of the common stock. Our common stock is traded on the NYSE under the symbol “SYY.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, LLC.
Certain Anti-Takeover Effects
General.   Certain provisions of our certificate of incorporation, our bylaws and the DGCL could make it more difficult to consummate an acquisition of control of us by means of a tender offer, a proxy fight, open market purchases or otherwise in a transaction not approved by our board of directors, regardless of whether our stockholders support the transaction. The summary of the provisions set forth below does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation, our bylaws and the DGCL.
Business Combinations.   Section 203 of the DGCL restricts a wide range of transactions (“business combinations”) between a corporation and an interested stockholder. An “interested stockholder” is, generally, any person who beneficially owns, directly or indirectly, 15% or more of the corporation’s outstanding voting stock. Business combinations are broadly defined to include (i) mergers or consolidations with, (ii) sales or other dispositions of more than 10% of the corporation’s assets to, (iii) certain transactions resulting in the issuance or transfer of any stock of the corporation or any subsidiary to, (iv) certain transactions resulting in an increase in the proportionate share of stock of the corporation or any subsidiary owned by, or (v) receipt of the benefit (other than proportionately as a stockholder) of any loans, advances or other financial benefits by, an interested stockholder. Section 203 provides that an interested stockholder may not engage in a business combination with the corporation for a period of three years from the time of becoming an interested stockholder unless (a) the board of directors approved either the business combination or the transaction which resulted in the person becoming an interested stockholder prior to the time that person became an interested stockholder; (b) upon consummation of the transaction which resulted in the person becoming an interested stockholder, that person owned at least 85% of the corporation’s voting stock (excluding, for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, shares owned by persons who are directors and also officers and shares owned by certain employee stock plans); or (c) the business combination is approved by the board of directors and authorized by the affirmative vote of at least 66 2∕3% of the outstanding voting stock not owned by the interested stockholder. The restrictions on business combinations with interested stockholders contained in Section 203 of the DGCL do not apply to a corporation whose certificate of incorporation or bylaws contains a provision expressly electing not to be governed by the statute; however, neither our certificate of incorporation nor our bylaws contains a provision electing to “opt-out” of Section 203.
Supermajority Requirement for Business Combinations.   In addition to the requirements of Section 203 of the DGCL, our certificate of incorporation provides that the affirmative vote of 80% of our outstanding stock entitled to vote shall be required for certain business combinations not approved by a majority of our directors who are not affiliated with the interested party in the potential transaction and who were directors prior to the time that the interested party became an interested party, except in certain circumstances. This provision of our certificate of incorporation may only be amended by the affirmative vote of 80% of our outstanding stock entitled to vote.
Advance Notice Provisions.   Stockholders seeking to nominate candidates to be elected as directors at an annual meeting or to bring business before an annual meeting must comply with an advance written procedure. Only persons who are nominated by or at the direction of our board, or by a stockholder who has given timely written notice to our Secretary before the meeting to elect directors, will be eligible for election as directors.
At any stockholders’ meeting the business to be conducted is limited to business brought before the meeting by or at the direction of the board of directors, or a stockholder who has given timely written notice to our Secretary of its intention to bring business before an annual meeting. In the case of business or nominations to be brought before an annual meeting of stockholders, a stockholder must give notice that is received at our principal executive offices in writing not less than 90 days nor more than 130 days prior to the date of the anniversary of the previous year’s annual meeting. However, if the annual meeting is scheduled to be held on a date more than 30 days prior to or delayed by more than 60 days after the anniversary date, notice by the stockholder in order to be timely must be received not later than the later of the close of business 90 days prior to the annual meeting or the tenth day following the day on which the notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was first made by us. In the case of a special meeting of stockholders called for the purpose of electing directors, a stockholder must give notice to nominate a director not later than the close of business on the tenth day following the day notice of the special meeting was mailed to stockholders or public disclosure of the date of the meeting was first made by us, whichever first occurs. A stockholder’s notice must also contain certain information specified in our bylaws. These provisions may preclude or deter some stockholders from bringing matters before, or making nominations for directors at, an annual meeting. Our certificate of incorporation and bylaws provide that 35% of the shares entitled to vote at a meeting shall constitute a quorum except as otherwise required by law.
In addition, holders who have “owned” (as defined in our bylaws) at least 3% of Sysco Corporation’s outstanding common stock continuously for a period of 3 years may nominate a number of director nominees equal to 20% of the total number of directors constituting the Board (rounded down), subject to a two nominee aggregate minimum, which nominees will be included in our proxy statement for the corresponding annual meeting of stockholders if the nominating stockholder(s) and the respective nominee(s) (each, a “Proxy Access Nominee”) comply with the additional eligibility, procedural and disclosure requirements set forth in our bylaws, including the following:
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a limit of 20 on the number of stockholders that may aggregate their ownership for purposes of satisfying the 3% threshold referenced above;

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procedures for nominating stockholders to submit timely written notice of their proxy access nominations;

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eligibility requirements for each Proxy Access Nominee;

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disclosures, agreements and representations required to be submitted to us by each nominating stockholder and each Proxy Access Nominee; and

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circumstances in which (i) the maximum number of Proxy Access Nominees shall be reduced or (ii) the board of directors will not be required to include any Proxy Access Nominees in our proxy statement for a particular annual meeting of stockholders.

Special Meetings.   Only our board of directors, our Chairman of the board of directors or our Chief Executive Officer, in each case with the concurrence of the majority of the board of directors, or our Secretary at the written request of stockholders of record who own at least 25% of our outstanding common shares and comply with certain procedural requirements, may call a special meeting of stockholders. These provisions may make it more difficult for stockholders to take action opposed by our Board.
Additional Authorized Shares of Capital Stock.   The additional shares of authorized common stock and preferred stock available for issuance under our certificate of incorporation could be issued at such times, under such circumstances and with such terms and conditions as to impede a change in control.
Limitation of Liability; Indemnification
Our certificate of incorporation contains certain provisions permitted under the DGCL relating to the liability of directors. These provisions eliminate a director’s personal liability to us or our stockholders for monetary damages resulting from a breach of fiduciary duty, except in circumstances involving certain wrongful acts, such as:
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breach of the director’s duty of loyalty to us or our stockholders;

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acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

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the unlawful payment of dividends or unlawful stock repurchases or redemptions; and

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any transaction from which the director derives an improper personal benefit.

These provisions may have the effect of reducing the likelihood of derivative litigation against directors and may discourage or deter stockholders or Sysco Corporation from bringing a lawsuit against our directors. However, these provisions do not limit or eliminate our rights or those of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s fiduciary duty. Also, these provisions will not alter a director’s liability under federal securities laws.

Our certificate of incorporation and bylaws also provide that we must indemnify our directors and officers to the fullest extent permitted by Delaware law, and our bylaws provide that we must advance expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by Delaware law, subject to very limited exceptions. These rights are deemed to have fully vested at the time the indemnitee assumes his or her position with Sysco Corporation and shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

DESCRIPTION OF PREFERRED STOCK
As used in this section, the terms “we,” “us,” and “our” refer to Sysco Corporation only.
We may issue, from time to time, shares of one or more series of our preferred stock.
The following description sets forth certain general terms and provisions of the preferred stock to which any prospectus supplement may relate. The particular terms of any series of preferred stock and the extent, if any, to which these general provisions may apply to the series of preferred stock offered will be described in the prospectus supplement relating to that preferred stock. The following summary of provisions of the preferred stock does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of our certificate of incorporation, our bylaws and the certificate of designation relating to a specific series of the preferred stock, which will be in the form filed as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus is a part at or prior to the time of issuance of that series of preferred stock. You should read our certificate of incorporation, bylaws and the relevant certificate of designation.
Authorized Shares
Under our certificate of incorporation, we have the authority to issue 1,500,000 shares of preferred stock.
General
Our board of directors is authorized to determine the terms for each series of preferred stock, and the prospectus supplement will describe the terms of any series of preferred stock being offered, including:
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the designation of the shares and the number of shares that constitute the series;

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the dividend rate (or the method of calculation thereof), if any, on the shares of the series and the priority as to payment of dividends with respect to other classes or series of our capital stock;

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the dividend periods (or the method of calculation thereof);

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the voting rights of the shares;

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the liquidation preference and the priority as to payment of the liquidation preference with respect to other classes or series of our capital stock and any other rights of the shares of the series upon our liquidation or winding-up;

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whether and on what terms the shares of the series will be subject to redemption or repurchase at our option;

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whether and on what terms the shares of the series will be convertible into or exchangeable for other securities;

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whether the shares of the series of preferred stock will be listed on a securities exchange;

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any special United States federal income tax considerations applicable to the series; and

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the other rights and privileges and any qualifications, limitations of or restrictions on the rights or privileges of the series.

Dividends
Holders of shares of preferred stock shall be entitled to receive, when and as declared by our board of directors out of our funds legally available therefor, an annual cash dividend payable at the dates and at the rates, if any, per share per annum as set forth in the applicable prospectus supplement.
Unless otherwise set forth in the applicable prospectus supplement, each series of preferred stock will rank junior as to dividends to any preferred stock that may be issued in the future that is expressly senior as to dividends to that preferred stock. If we should fail at any time to pay accrued dividends on any senior shares at the time the dividends are payable, we may not pay any dividend on the junior preferred stock or redeem or otherwise repurchase shares of junior preferred stock until the accumulated but unpaid dividends on the senior shares have been paid or set aside for payment in full by us.
Unless otherwise set forth in the applicable prospectus supplement, with respect to any series of senior preferred stock that has a cumulative dividend, we will not declare or pay dividends, or otherwise set aside payments for dividends, on any junior preferred stock or common stock unless full cumulative dividends on the senior preferred stock have been or contemporaneously are declared or paid, or otherwise provided for with funds set apart for such purposes, for all past dividend periods and the then current dividend period. Unless otherwise set forth in the applicable prospectus supplement, with respect to any series of senior preferred stock that does not have a cumulative dividend, we will not declare or pay dividends, or otherwise set aside payments for dividends, on any junior preferred stock or common stock unless full dividends on the senior preferred stock have been or contemporaneously are declared or paid, or otherwise provided for with funds set apart for such purposes, for the then current dividend period. Notwithstanding the required order of the payment of dividends on any preferred stock as described in this paragraph, the applicable prospectus supplement may allow for monies deposited in a sinking fund to be applied to the purchase or redemption of preferred stock, regardless of its ranking relative to other series of our preferred stock.
The amount of dividends payable for the initial dividend period or any period shorter than a full dividend period shall be computed on the basis of a 360-day year of twelve 30-day months, unless otherwise set forth in the applicable prospectus supplement. Accrued but unpaid dividends will not bear interest, unless otherwise set forth in the applicable prospectus supplement.
Convertibility
No series of preferred stock will be convertible into, or exchangeable for, other securities or property except as set forth in the applicable prospectus supplement.
Redemption and Sinking Fund
No series of preferred stock will be redeemable or receive the benefit of a sinking fund except as set forth in the applicable prospectus supplement.
Liquidation Rights
Unless otherwise set forth in the applicable prospectus supplement, holders of any outstanding shares of our preferred stock will have a liquidation preference to holders of our common stock in the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, or in the event of insolvency. Neither a consolidation nor merger of us with another corporation shall be considered a liquidation, dissolution or winding up of us.
Voting Rights
The holders of each series of preferred stock we may issue will have no voting rights, except as required by law and as described below or in the applicable prospectus supplement. Our board of directors may, upon issuance of a series of preferred stock, grant voting rights to the holders of that series to elect additional board members if we fail to pay dividends in a timely fashion.
Without the affirmative vote of a majority of the shares of any class of preferred stock then outstanding, we may not (except as set forth in the applicable prospectus supplement):
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increase or decrease the aggregate number of authorized shares of that class (except in the case where the preferred has no voting power);

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increase or decrease the par value of the shares of that class; or

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alter or change the powers, preferences or special rights of the shares of that class so as to affect them adversely.

If any amendment to our certificate of incorporation would adversely alter or change the powers, preferences or special rights of one or more series of a class of preferred stock, but not the entire class, then only the shares of the affected series will have the right to vote on the amendment.

Miscellaneous
The holders of our preferred stock will have no preemptive rights. All shares of preferred stock being offered by the applicable prospectus supplement, when issued and paid for, will be fully paid and non-assessable.
When we offer to sell a series of preferred stock, we will describe the specific terms of the series in the applicable prospectus supplement. If any particular terms of a series of preferred stock described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will be deemed to supersede the terms described in this prospectus.
No Other Rights
The shares of a series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the applicable prospectus supplement, our certificate of incorporation or the applicable certificate of designation or as otherwise required by law.
Transfer Agent and Registrar
The transfer agent and registrar for each series of preferred stock will be designated in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES
The debt securities to be offered may be issued by Sysco Corporation or Sysco Holdings, in each case as sole issuer, or by Sysco Corporation and Sysco Holdings, as co-issuers, as specified in the applicable prospectus supplement. Such debt securities will be issued, in the case of senior debt securities, under a Senior Debt Indenture (the “Senior Debt Indenture”), as it may be amended or supplemented from time to time, among Sysco Holdings, Sysco Corporation, the guarantors party thereto and the trustee to be named in the applicable prospectus supplement and, in the case of subordinated debt securities, under a Subordinated Debt Indenture (the “Subordinated Debt Indenture”), as it may be amended or supplemented from time to time, among Sysco Holdings, Sysco Corporation, the guarantors party thereto and the trustee to be named in the applicable prospectus supplement. The Senior Debt Indenture and the Subordinated Debt Indenture are sometimes hereinafter referred to individually as an “Indenture” and collectively as the “Indentures.” Any series of debt securities may be offered together with the unconditional guarantees of one or more guarantors, consisting of (x) if Sysco Holdings or Sysco Corporation is the sole Issuer of such series, Sysco Corporation and/or one or more of Sysco Corporation’s directly or indirectly wholly-owned subsidiaries or (y) if Sysco Holdings and Sysco Corporation are co-issuers of such series, Sysco Corporation will not guarantee that series, and any guarantees of that series will instead be provided solely by one or more of Sysco Corporation’s directly or indirectly wholly-owned subsidiaries. The trustee to be named in the prospectus supplements relating to the senior debt and subordinated debt, if any, are hereinafter referred to individually as a “Trustee” and collectively as the “Trustees.” The forms of Senior Debt Indenture and Subordinated Debt Indenture are included as exhibits to the Registration Statement of which this prospectus is a part (the “Registration Statement”).
The following summaries of certain provisions of the Indentures and the debt securities do not purport to be complete, and such summaries are subject to the detailed provisions of the applicable Indenture to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein, and for other information regarding the debt securities. Wherever particular sections or defined terms of the applicable Indenture are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. The Indentures are substantially identical, except for the provisions relating to subordination and certain covenants. See “Senior Debt” and “Subordinated Debt.”
In this section, references to the “Issuer” mean (a) Sysco Holdings or Sysco Corporation, in each case when acting as the sole issuer of debt securities, or (b) Sysco Holdings and Sysco Corporation, when acting as co-issuers of debt securities, in each case as specified in the applicable prospectus supplement.
General
The Indentures will not limit the amount of additional indebtedness the Issuer or any of its respective subsidiaries may incur. The debt securities will be unsecured senior or subordinated obligations of the Issuer or, if a series is co-issued by Sysco Holdings and Sysco Corporation, the co-Issuers.
The Issuer may issue the debt securities in one or more series with various maturities. They may be sold at par, at a premium or with an original issue discount. The guarantors may unconditionally guarantee the payment of the principal, premium, if any, and interest on the debt securities when due, whether at maturity, by declaration of acceleration, call for redemption or otherwise. See “Guarantee of Debt Securities.”
Reference is made to the prospectus supplement for the following terms of and information relating to the debt securities of any series and any guarantees thereof (to the extent such terms are applicable):
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the classification as senior or subordinated debt securities, the specific designation, aggregate principal amount, and purchase price;

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the currency or units based on or relating to currencies in which such debt securities are denominated and/or in which principal, premium, if any, and/or interest, if any, will or may be payable;

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the date or dates of maturity;

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any redemption, repayment or sinking fund provisions;

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the interest rate or rates, if any, the dates on which any such interest will be payable and the regular record dates for such interest payments (or the method by which such rate or rates or dates will be determined);

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the method by which amounts payable in respect of principal, premium, if any, or interest, if any, on such debt securities may be calculated, and any currencies, commodities or indices, or value, rate or price, relevant to such calculation;

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the place or places where the principal, premium, if any, and interest, if any, on such debt securities will be payable;

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whether such debt securities will be issuable in registered form, without coupons, or bearer form, with or without coupons (“bearer securities”) or both and, if bearer securities are issuable, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of bearer securities;

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whether such debt securities are to be issued in whole or in part in the form of one or more temporary or permanent global securities and if so, the identity of the depositary, if any, for such global securities;

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the denominations in which the debt securities will be issuable, if other than denominations of $1,000 or any multiple of that amount;

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if other than the full principal amount of the debt securities, the portion of the principal amount of the debt securities that will be payable on the declaration of acceleration of the maturity of the debt securities;

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the identity of the depositary for global securities;

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if the principal amount payable at maturity will not be determinable as of one or more dates prior to maturity, the amount that will be deemed to be the principal amount as of any such date;

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any terms on which the debt securities may be convertible into or exchanged for equity securities, debt securities or indebtedness of any kind of the Issuer or of any other issuer or obligor and the terms and conditions on which a conversion or exchange will be effected, including the initial conversion or exchange price or rate, the conversion period and any other additional provisions;

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the time period within which, the manner in which, and the terms and conditions upon which the purchaser of the debt securities can select the payment currency;

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any index or formula used to determine the amount of payments of principal of, premium, if any, or interest on the debt securities and the method of determining these amounts;

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the securities exchange(s) or automated quotation system(s) on which the securities will be listed or admitted to trading, as applicable, if any;

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provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

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any applicable United States federal income tax consequences, including whether and under what circumstances the Issuer will pay additional amounts on such debt securities held by a person who is not a U.S. person (as defined in the prospectus supplement) in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Issuer will have the option to redeem such debt securities rather than pay such additional amounts;

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the terms and conditions upon which and the manner in which such debt securities may be defeased or discharged if different from the defeasance provisions described below;

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any co-issuer;

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additional terms not inconsistent with the provisions of the Indenture;

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if any of the debt securities are sold for foreign currencies or foreign currency units or if the principal of, or any premium or interest on, any series of debt securities is payable in foreign currencies or foreign currency units, any restrictions, elections, tax consequences, specific terms and other information with respect to those debt securities;

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the identity of the specific guarantors, if any, and the terms of any guarantees of the debt securities; and

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any other specific terms of such debt securities, including any additional or different events of default or covenants provided for with respect to such debt securities, and any terms which may be required by or advisable under applicable laws or regulations.

Debt securities may be presented for exchange and registered debt securities may be presented for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable Indenture. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the applicable Indenture. Bearer securities (except when held in temporary global form) and the coupons, if any, appertaining thereto (except when attached to temporary global securities) will be transferable by delivery.
Unless the Issuer informs you otherwise in the prospectus supplement, the Issuer will appoint the trustee under the applicable Indenture as security registrar for the debt securities the Issuer issues in registered form under that Indenture. If the prospectus supplement refers to any transfer agent initially designated by the Issuer, the Issuer may at any time rescind that designation or approve a change in the location through which any transfer agent acts. The Issuer will be required to maintain an office or agency for transfers and exchanges in each place of payment. The Issuer may at any time designate additional transfer agents for any series of debt securities or rescind the designation of any transfer agent. The Issuer or the trustee may, however, require the payment of any tax or other governmental charge payable for that registration.
In the case of any redemption, neither the security registrar nor the transfer agent will be required to register the transfer of or exchange of any debt security:
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during a period beginning 15 days before the day of delivery of the relevant notice of redemption and ending on the close of business on the day of such delivery; or

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if the Issuer has called the debt security for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest, or interest at a rate that at the time of issuance is below the prevailing market rate, will be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any such discounted debt securities (or to certain debt securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes) will be described in the relevant prospectus supplement.
Debt securities may be issued from time to time with payment terms which are calculated by reference to the value, rate or price of one or more currencies, commodities, indices or other factors. Holders of such debt securities may receive a principal amount (including premium, if any) on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal (including premium, if any) or interest otherwise payable on such dates, depending upon the value, rate or price on such dates of the applicable currency, commodity, index or other factor. Information as to the methods for determining the amount of principal, premium, if any, or interest payable on any date, the currencies, commodities, indices or other factors to which the amount payable on such date is linked and certain additional tax considerations will be set forth in the applicable prospectus supplement.
Unless otherwise set forth in the prospectus supplement, and except as set forth below under “Merger or Consolidation,” the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event of a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).
Guarantee of Debt Securities
Sysco Corporation and one or more of Sysco Corporation’s directly or indirectly wholly-owned subsidiaries may guarantee, fully and unconditionally, unless otherwise provided in the prospectus supplement, the payment of the principal, premium, if any, and interest on the debt securities as they become due, whether at maturity, by declaration of acceleration, call for redemption or otherwise. If Sysco Corporation is a co-issuer of a series of debt securities together with Sysco Holdings, Sysco Corporation will not guarantee that series, and any guarantees of that series will instead be provided solely by one or more of Sysco Corporation’s directly or indirectly wholly-owned subsidiaries.
The terms of any guarantees of any debt securities will be described in an applicable prospectus supplement for the benefit of the series of debt securities to which it relates. Unless otherwise provided in a prospectus supplement, guarantees of senior debt securities will rank equally and ratably in right of payment with all other existing and future unsecured and unsubordinated indebtedness of the respective guarantors. Guarantees of subordinated debt securities will be junior in right of payment to all of the present and future senior indebtedness of the respective guarantors, including without limitation, guarantees of senior indebtedness, to the extent described in each prospectus supplement.
The assets of Sysco Corporation consist, and the assets of Sysco Holdings after the consummation of the JRD Acquisition Transactions will consist, principally of the stock of its subsidiaries. Therefore, the rights of the Issuer and the rights of its respective creditors to participate in the assets of any subsidiary upon liquidation, recapitalization or otherwise will be subject to the prior claims of that subsidiary’s creditors except to the extent that claims of the Issuer itself and/or the claims of those creditors themselves may be recognized as creditor claims of the subsidiary. This subordination of creditors of a parent company to prior claims of creditors of its subsidiaries is commonly referred to as structural subordination. Furthermore, the ability of the Issuer to service its indebtedness and other obligations is dependent upon the earnings and cash flow of its subsidiaries and the distribution or other payment to it of such earnings or cash flow. If any of the Issuer’s subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets. The Issuer’s rights and the rights of its creditors, including your rights as an owner of debt securities, will be subject to that prior claim, unless the Issuer or you, in the event that your debt securities are guaranteed by such subsidiary, are also a direct creditor of that subsidiary. If your debt securities are not guaranteed by a subsidiary, you will not be a direct creditor of that subsidiary, and your rights to obtain payments from that subsidiary will be structurally subordinated to the rights of that subsidiary’s creditors.
As of June 27, 2026, certain of Sysco Corporation’s U.S. broadline subsidiaries were guarantors under approximately $12.2 billion of Sysco Corporation’s outstanding senior notes and debentures, as well as under Sysco Corporation’s revolving credit facility and term loan credit facility, and such subsidiaries may also guarantee one or more series of additional debt securities issued under the Indenture. In addition, although each of Sysco Holdings and Sysco Corporation currently does not have any secured indebtedness, if in the future Sysco Holdings or Sysco Corporation or any other guarantor incurs any secured indebtedness, the debt securities and any related guarantees will effectively rank junior in right of payment to any such secured indebtedness to the extent of the assets securing such indebtedness.
Sysco Corporation is, and following completion of the JRD Acquisition Transactions, Sysco Holdings will also be, an indirect holding company for other non-guarantor subsidiaries. Such non-guarantor subsidiaries currently include Sysco Corporation’s international and SYGMA subsidiaries, custom-cut meat, specialty produce, restaurant equipment and supplies, hotel supply and certain other subsidiaries. To the extent any subsidiaries are not subsidiary guarantors for a series of debt securities, creditors of such subsidiaries, including trade creditors, and preferred stockholders, if any, of such subsidiaries generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of creditors of Sysco Corporation or Sysco Holdings, including holders of that series of debt securities. A series of debt securities, therefore, will be effectively subordinated to the claims of creditors, including trade creditors, and preferred stockholders, if any, of any subsidiaries that are not subsidiary guarantors with respect to such series of debt securities.
Various federal and state fraudulent conveyance laws have been enacted for the protection of creditors and may be utilized by a court of competent jurisdiction to subordinate or avoid all or part of any guarantee issued by the guarantors. The applicable supplemental indentures for the debt securities offered hereunder may provide that in the event that the guarantees would constitute or result in a fraudulent transfer or conveyance for purposes of, or result in a violation of, any United States federal, or applicable United States state, fraudulent transfer or conveyance or similar law, then the liability of the guarantors under the guarantees shall be reduced to the extent necessary to eliminate such fraudulent transfer or conveyance or violation under the applicable fraudulent transfer or conveyance or similar law. Application of this clause could limit the amount which holders of debt securities may be entitled to collect under the guarantees. Holders, by their acceptance of the debt securities, will have agreed to such limitations.
To the extent that a court were to find that (x) a guarantee was incurred by any guarantor with the intent to hinder, delay or defraud any present or future creditor or (y) each guarantor did not receive fair consideration or reasonably equivalent value for issuing its guarantee and that guarantor (i) was insolvent or rendered insolvent by reason of the issuance of the guarantee, (ii) was engaged or about to engage in a business or transaction for which the remaining assets of such guarantor constituted unreasonably small capital to carry on its business or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, the court could subordinate or avoid all or part of such guarantee in favor of each guarantor’s other creditors. To the extent any guarantee issued by any guarantor was voided as a fraudulent conveyance or held unenforceable for any other reason, the holders of any debt securities guaranteed by that guarantor could cease to have any direct claim against that guarantor and would be creditors solely of the Issuer, and any claims against that guarantor would be structurally subordinated, as discussed above. In addition, in the absence of an enforceable waiver or consent, a guarantor may be discharged if: (i) action by the lender impairs the value of collateral securing guaranteed debt to the detriment of the guarantor, (ii) the lender elects remedies for default that impair the subrogation rights of the guarantor against the borrower, (iii) the guaranteed debt is materially modified, or (iv) the lender otherwise takes action under loan documents that materially prejudices the guarantor.
The Issuer and each guarantor intend to attempt to structure the issuances of the guarantees by each guarantor in such a manner that they will not be fraudulent conveyances. There can be no assurance, however, that a court passing on such questions would reach the same conclusions.
The guarantee of any guarantor may be released under certain circumstances. If the Issuer exercises its defeasance option with respect to the debt securities of any series in accordance with the provisions of the Indentures, then any guarantor effectively will be released with respect to that series of debt securities. Further, each guarantee will remain in full force and effect until the earliest to occur of the date, if any, on which (1) the applicable guarantor shall consolidate with or merge into the Issuer or any successor of the Issuer, (2) the Issuer or any successor of the Issuer consolidates with or merges into the applicable guarantor, (3) the sale, disposition, exchange or other transfer (including through merger, consolidation, amalgamation or otherwise) of the capital stock (including any sale, disposition or other transfer following which the applicable guarantor is no longer a subsidiary) of the applicable guarantor if such sale, disposition, exchange or other transfer is made in a manner not in violation of the Indentures, or (4) with respect to any guarantor that is required to guarantee the debt securities solely because such guarantor guarantees Sysco Corporation’s existing senior notes or other indebtedness of an Issuer, the release or discharge of such guarantor’s guarantee of such indebtedness or the full and final payment and performance of all obligations of the Issuer under the indebtedness giving rise to such guarantor’s obligation to guarantee the debt securities. In addition, each guarantee of a series will be released upon the Issuer’s exercise of its defeasance or covenant defeasance option with respect to that series, upon satisfaction and discharge of the Indenture with respect to that series, or upon payment in full of that series.
Global Securities
Registered Global Securities.   The registered debt securities of a series may be issued in the form of one or more fully registered global securities (a “Registered Global Security”) that will be deposited with (and registered in the name of) a depositary (a “Depositary”) identified in the prospectus supplement relating to such series (or a nominee of the Depositary). Unless and until it is exchanged in whole for debt securities in “definitive” form, a Registered Global Security may not be transferred except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. (A security held in “definitive” form is a certificated security other than a Registered Global Security, meaning that it is not registered in the name of and held by a Depositary, and it is therefore not subject to the transfer restriction described immediately above.)

The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a Registered Global Security will be described in the prospectus supplement relating to such series. Provisions substantially similar to the following are expected to apply to all depositary arrangements. However, the operations and procedures of depositaries are solely within their control and are subject to changes by them. We do not take any responsibility for those operations and procedures. Thus, investors receiving interests in a Registered Global Security would need to contact the depositary or the participants in the depositary through which the investors hold their interests in order to discuss these matters.
A depositary (such as, for example, the Depository Trust Company, or “DTC”) is generally an entity created to hold securities for its participating organizations, referred to as “participants,” and facilitate the clearance and settlement of transactions in those securities between DTC’s participants through electronic book-entry changes in accounts of its participants. Participants generally include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to a depositary’s system may also be available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant of the depositary, either directly or indirectly, and these entities are referred to as “indirect participants.”
Therefore, ownership of beneficial interests in a Registered Global Security would be limited to persons that are participants in (i.e., persons who have accounts with) the Depositary and persons that hold interests through participants. Upon the issuance of a Registered Global Security, the Depositary for such Registered Global Security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by such Registered Global Security beneficially owned by or through such participants.
The accounts to be credited initially will be designated by any dealers, underwriters or agents participating in the distribution of such debt securities or by us, if such debt securities are offered and sold directly by us. Ownership of beneficial interests in such Registered Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary for such Registered Global Security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).
The laws of some states (and countries other than the United States) may require that certain persons take physical delivery of certificates evidencing securities they own. Consequently, the ability to transfer beneficial interests in a Registered Global Security to such persons would be limited to that extent. Because a depositary can act only on behalf of its participants, which in turn act on behalf of indirect participants, the ability of beneficial owners of interests in a Registered Global Security to pledge such interests to persons or entities that do not participate in the depositary’s system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
So long as the Depositary for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, we will consider the Depositary or its nominee, as the case may be, the sole owner and holder of the debt securities represented by the Registered Global Security for all purposes under the applicable Indenture. Except as set forth below, owners of beneficial interests in a Registered Global Security will not be entitled to have the debt securities represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of such debt securities in definitive form and will not be considered the owners or holders thereof under such Indenture. Accordingly, each person owning a beneficial interest in a Registered Global Security must rely on the procedures of the Depositary for such Registered Global Security (and, if such person is not a participant, on the procedures of the participant through which such person owns its interest) to exercise any rights of a holder under such Indenture. We understand that under existing industry practices, if the Issuer requests any action of holders or if an owner of a beneficial interest in a Registered Global Security desires to give any notice or consent or take any action which a holder is entitled to give or take under the Indenture, the Depositary for such Registered Global Security generally either (i) authorizes the participants holding the relevant beneficial interests to give such notice or consent or take such action, and such participants would authorize beneficial owners owning through such participants to give such notice or consent or take such action, or (ii) otherwise acts upon the instructions of beneficial owners holding through them.

Payments of principal, premium, if any, and interest, if any, on debt securities represented by a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Registered Global Security. None of the Issuer, the Trustee, or the guarantors of the debt securities, or any of their agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
We expect that the Depositary for any debt securities represented by a Registered Global Security, upon receipt of any payment of principal, premium or interest in respect of such Registered Global Security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in such Registered Global Security as shown on the records of such Depositary. We also expect that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be the responsibility of such participants and will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers or registered in “street name.”
If the Depositary for any debt securities represented by a Registered Global Security is at any time unwilling or unable to continue as Depositary (including its loss of eligibility to so serve because it is no longer a clearing agency registered under the Exchange Act), and the Issuer does not appoint a successor Depositary which is registered as a clearing agency under the Exchange Act within 90 days, the Issuer will issue such debt securities in definitive form in exchange for such Registered Global Security. In addition, the Issuer may at any time and in its sole discretion determine not to have any of the debt securities of a series represented by one or more Registered Global Securities and, in such event, will issue debt securities of such series in definitive form in exchange for all of the Registered Global Security or Securities representing such debt securities. Any debt securities issued in definitive form in exchange for a Registered Global Security will be registered in such name or names as the Depositary shall instruct the applicable Trustee. It is expected that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of beneficial interests in such Registered Global Security.
Global Securities for Bearer Instruments.   Debt securities of a series intended to trade in bearer form (referred to elsewhere herein as bearer securities) may also be represented by one or more Global Securities that will be deposited with a common depositary or with a nominee for such depositary, in either case as identified in the prospectus supplement relating to such series. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of bearer debt securities to be represented by a Global Security will be described in the prospectus supplement relating to such series.
Senior Debt
The debt securities (and, in the case of bearer securities, any coupons appertaining thereto) that will be issued under the Senior Debt Indenture (referred to herein as the “senior debt securities”) will rank pari passu with all of the Issuer’s other debt which is (a) unsecured and unsubordinated debt and (b) senior to the subordinated debt securities described below under “Subordinated Debt.”
The Indentures will contain certain restrictive covenants that apply, or may apply, to the Issuer and its Subsidiaries (as defined below). The covenants described below under “Limitations on Liens” and “Limitations on Sale and Lease-Back Transactions” will not apply to a series of debt securities unless the Issuer specifically so provides in the applicable prospectus supplement.
You should read carefully the applicable prospectus supplement for the particular provisions of the series of debt securities being offered, including any additional restrictive covenants or Events of Default that may be included in the terms of such debt securities.
Limitations on Liens.   The Issuer will covenant in the Senior Debt Indenture that it will not (nor will it permit any Subsidiary to) issue, incur, create, assume or guarantee any debt for borrowed money (including all obligations evidenced by bonds, debentures, notes or similar instruments) secured by a mortgage, security interest, pledge, lien, charge or other encumbrance (“mortgage”) upon any Principal Property or upon any shares of stock or indebtedness of any Subsidiary that owns or leases a Principal Property (whether such Principal Property, shares or indebtedness are now existing or owed or hereafter created or acquired) without in any such case effectively providing concurrently with the issuance, incurrence, creation, assumption or guaranty of any such secured debt, or the grant of such mortgage, that the senior debt securities (together with, if the Issuer shall so determine, any other indebtedness of or guarantee by the Issuer or such Subsidiary ranking equally with the senior debt securities) shall be secured equally and ratably with (or, at the Issuer’s option, prior to) such secured debt.
The foregoing restriction, however, will not apply to each of the following: (a) mortgages on property, shares of stock or indebtedness or other assets of any corporation or another entity existing at the time such corporation or another entity becomes a Subsidiary, provided that such mortgages or liens are not incurred in anticipation of such corporation’s becoming a Subsidiary; (b) mortgages on property, shares of stock or indebtedness or other assets existing at the time of acquisition thereof by the Issuer or a Subsidiary, or to secure the payment of all or any part of the purchase price thereof, or mortgages on property, shares of stock or indebtedness or other assets to secure any debt incurred prior to, at the time of, or within 180 days after, the latest of the acquisition thereof or, in the case of property, the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such property for the purpose of financing all or any part of the purchase price thereof, such construction or the making of such improvements; (c) mortgages to secure indebtedness owing to the Issuer or to a Subsidiary; (d) mortgages existing at the date of the initial issuance of any senior debt securities then outstanding; (e) mortgages on property of a person existing at the time such person is merged into or consolidated with Sysco Holdings, Sysco Corporation or a Subsidiary or at the time of a sale, lease or other disposition of the properties of a person as an entirety or substantially as an entirety to the Issuer or a Subsidiary, provided that such mortgage was not incurred in anticipation of such merger or consolidation or sale, lease or other disposition; (f) mortgages in favor of the United States of America or any state, territory or possession thereof (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States of America or any state, territory or possession thereof (or the District of Columbia), to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such mortgages; or (g) extensions, renewals or replacements of any mortgage referred to in the foregoing clauses (a), (b), (d), (e) or (f); provided, however, that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement. Any mortgages permitted by any of the foregoing clauses (a) through (g) shall not extend to or cover any other Principal Property of the Issuer or of one of the Issuer’s Subsidiaries, or any shares of stock or indebtedness of any such Subsidiary, subject to the foregoing limitations, other than the property, including improvements thereto, stock or indebtedness specified in such clauses.
Notwithstanding the restrictions in the preceding paragraph, the Issuer or any of its Subsidiaries may issue, incur, create, assume or guarantee debt secured by a mortgage which would otherwise be subject to such restrictions, without equally and ratably securing the senior debt securities, provided that after giving effect thereto, the aggregate amount of all debt so secured by mortgages (not including mortgages permitted under clauses (a) through (g) above) does not exceed (x) at any time prior to completion of the JRD Acquisition Transactions, 20% of Sysco Corporation’s Consolidated Net Tangible Assets and (y) after the completion of the JRD Acquisition Transactions, 20% of Sysco Holdings’ Consolidated Net Tangible Assets.
Limitations on Sale and Lease-Back Transactions.   The Issuer will also covenant in the Senior Debt Indenture that it will not, nor will it permit any Subsidiary to, enter into any Sale and Lease-Back Transaction with respect to any Principal Property, other than any such transaction involving a lease for a term of not more than three years or any such transaction between the Issuer and one of its Subsidiaries, or between Subsidiaries, unless: (a) the Issuer or such Subsidiary would be entitled to incur indebtedness secured by a mortgage on the Principal Property involved in such transaction at least equal in amount to the Attributable Debt with respect to such Sale and Lease-Back Transaction, without equally and ratably securing the senior debt securities, pursuant to the limitations on liens described above; or (b) the proceeds of such transaction are at least equal to the fair market value of the affected Principal Property (as determined in good faith by the Issuer’s Board of Directors) and the Issuer applies an amount equal to the greater of the net proceeds of such sale or the Attributable Debt with respect to such Sale and Lease-Back Transaction within 180 days of such sale to either (or a combination of) (i) the retirement (other than any mandatory retirement, mandatory prepayment or sinking fund payment or by payment at maturity) of debt for borrowed money of Sysco Holdings, Sysco Corporation or a Subsidiary (other than debt that is subordinated to the senior debt securities or debt to the Issuer or a Subsidiary) that matures more than 12 months after its creation or (ii) the purchase, construction or development of other comparable property.
Certain Definitions
As used in the Indentures and this prospectus, the following definitions will apply:
“Attributable Debt” with regard to a Sale and Lease-Back Transaction with respect to any property will be defined in the Senior Debt Indenture to mean, at the time of determination, the lesser of: (a) the fair market value of such property (as determined in good faith by the Issuer’s Board of Directors); or (b) the present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (including any period for which such lease has been extended), discounted at the rate of interest set forth or implicit in the terms of such lease (or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the debt securities then outstanding under the Senior Debt Indenture) compounded semi-annually. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the net amount determined assuming no such termination.
“Board of Directors” will be defined in the Indentures to mean the Issuer’s (i) the board of managers or directors, as applicable, (ii) any duly authorized committee of that board, (iii) any committee of officers of the Issuer or (iv) any officer of the Issuer acting, in the case of clauses (iii) and (iv), pursuant to authority granted by that board or any duly authorized committee of that board.
“Consolidated Net Tangible Assets” will be defined in the Senior Debt Indenture to mean, as of any particular time, the aggregate amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom: (a) all current liabilities, except for current maturities of long-term debt and of obligations under capital leases; and (b) intangible assets, to the extent included in said aggregate amount of assets, all as set forth on the most recent consolidated balance sheet and computed in accordance with generally accepted accounting principles.
“JRD Acquisition Transactions” will be defined in the Indentures to mean the mergers and the other transactions contemplated by the merger agreement dated March 30, 2026 (as amended, modified or supplemented from time to time “merger agreement”) by and among Sysco Corporation, Sysco Holdings, Slider Merger Sub 1, Inc., a Delaware corporation and wholly-owned subsidiary of Sysco Holdings (“Merger Sub 1”), Slider Merger Sub 2, Inc., a Delaware corporation and wholly-owned subsidiary of Sysco Holdings (“Merger Sub 2”), Slider Merger Sub 3, LLC, a Delaware limited liability company and wholly-owned subsidiary of Sysco Holdings (“Merger Sub 3”, and collectively with Merger Sub 1 and Merger Sub 2, the “merger subs”), JRD Unico, Inc., a Delaware corporation (“JRD”), Warehouse Realty, LLC, a Delaware limited liability company (“Warehouse Realty,” and together with JRD, known as “Jetro Restaurant Depot”), and the Holder Representative, which contains the terms and conditions of the proposed acquisition of Jetro Restaurant Depot by Sysco Corporation. Under the merger agreement, subject to satisfaction (or, to the extent permitted by law and in accordance with the merger agreement, waiver) of the conditions to the mergers set forth in the merger agreement, (a) Merger Sub 1 will merge with and into Sysco Corporation, with Sysco Corporation continuing as the surviving corporation and a direct, wholly-owned subsidiary of Sysco Holdings (the “Sysco Merger”), (b) immediately following the Sysco Merger, Merger Sub 2 will merge with and into JRD, with JRD continuing as the surviving corporation and a direct, wholly-owned subsidiary of Sysco Holdings (the “JRD Merger”), and (c) immediately following the JRD Merger, Merger Sub 3 will merge with and into Warehouse Realty, with Warehouse Realty continuing as the surviving entity and a direct, wholly-owned subsidiary of Sysco Holdings.
“Principal Property” will be defined in the Senior Debt Indenture to mean the land, improvements, buildings and fixtures (including any leasehold interest therein) constituting the principal corporate office, any manufacturing plant, any manufacturing, distribution or research facility or any self-serve center (in each case, whether now owned or hereafter acquired) which is owned or leased by the Issuer or any Subsidiary and is located within the United States of America or Canada unless the Issuer’s Board of Directors has determined in good faith that such office, plant facility or center is not of material importance to the total business conducted by the Issuer and its Subsidiaries taken as a whole. With respect to any Sale and Lease-Back Transaction or series of related Sale and Lease-Back Transactions, the determination of whether any property is a Principal Property shall be determined by reference to all properties affected by such transaction or series of transactions.
“Sale and Lease-Back Transaction” will be defined in the Senior Debt Indenture to mean any arrangement with any person providing for the leasing by the Issuer or any Subsidiary of any Principal Property which property has been or is to be sold or transferred by the Issuer or such Subsidiary to such person.
“Subsidiary” will be defined in the Senior Debt Indenture to mean any corporation in which the Issuer and/or one or more of its Subsidiaries together own voting stock having the power to elect a majority of the board of directors or other governing body of such corporation, directly or indirectly. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.
Subordinated Debt
The debt securities (and, in the case of bearer securities, any coupons appertaining thereto) that will be issued under the Subordinated Debt Indenture (referred to herein as the subordinated debt securities) will rank junior to “Senior Indebtedness” (as such term will be defined in the Subordinated Debt Indenture). The payment of the principal, premium, if any, and interest on the subordinated debt securities will be subordinated and junior in right of payment, to the extent set forth in the Subordinated Debt Indenture, to the prior payment in full of all “Senior Indebtedness,” as defined below. If the subordinated debt securities are guaranteed (the “guarantees”) by one or more guarantors, the guarantees will likewise be subordinate and junior in right of payment, to the extent and in the manner set forth in the Subordinated Debt Indenture, to all Senior Indebtedness of such guarantor, whether currently existing or incurred in the future.
No Payment If Senior Indebtedness In Default.   No payment (including the making of any deposit in trust with the Trustee) on account of principal, premium, if any, or interest on any subordinated debt securities or guarantees (nor any payment to acquire any of the subordinated debt securities for cash or property) may be made if, at the time of such payment or immediately after giving effect thereto, either of the following is true:
•
there exists a default for the payment of principal, premium, if any, or interest on or other monetary amounts due and payable on any Senior Indebtedness of the Issuer or the applicable guarantor (the “monetary default”); or

•
during certain “blockage periods” when any default other than a monetary default has occurred concerning any Senior Indebtedness, which permits the holder or holders of any Senior Indebtedness to accelerate the maturity of any Senior Indebtedness with notice or lapse of time, or both. Such a default must have continued beyond the period of grace, if any, provided for such default, and such a default shall not have been cured or waived or shall not have ceased to exist. A blockage period begins when holders of any Senior Indebtedness give written notice of such types of events of default with respect to the Senior Indebtedness to the Trustee and the Issuer. A blockage period will last 180 days, except that it will end earlier if the event of default has been cured or waived, or if the holders of the Senior Indebtedness send a notice to the Trustee and the Issuer terminating the blockage period.

The Trustee may still make payments on subordinated debt securities during a blockage period, if the payments are made from monies or securities previously deposited with the Trustee pursuant to the terms of the Subordinated Debt Indenture, so long as at the time such deposit was made (and immediately after giving effect thereto) the above conditions did not exist.

Once the blockage period expires, the Issuer will be obligated to promptly pay to subordinated debt holders all sums not paid during the blockage period. Only one such blockage period may be commenced within any 360 consecutive days. In addition, where an event of default exists on the day a blockage period is commenced, that event of default cannot be made the basis for a second blockage period until the earlier default was cured or waived for a period of at least 90 consecutive days.
Priority of Senior Indebtedness.   The holders of Senior Indebtedness will be entitled to require payment in full of all principal, premium (if any), and interest on the Senior Indebtedness before subordinated debt holders may receive any payment of principal, premium (if any), or interest on the subordinated debt securities or guarantees, or any payment to acquire any of the subordinated debt securities, upon any of the following events:
•
insolvency, bankruptcy proceedings, receivership, liquidation or reorganization of the Issuer or any guarantor under Federal or state law, or similar proceedings, relative to the Issuer or any guarantor or its or their creditors, or its or their property;

•
voluntary liquidation, dissolution or winding up of the Issuer or any guarantor; or

•
an assignment for the benefit of creditors or any other marshalling of assets of the Issuer or any guarantor (whether or not involving insolvency or bankruptcy).

However, the Trustee may nonetheless make payments on a subordinated debt security under such circumstances if the payment is made from monies or securities previously deposited with the Trustee pursuant to the terms of the Subordinated Debt Indenture, so long as at the time such deposit was made (or immediately after giving effect thereto) the above conditions did not exist.
Under the Subordinated Debt Indenture, the term “Senior Indebtedness” will mean, with respect to the Issuer and any guarantor, (a) all indebtedness and obligations of the Issuer or such guarantor existing on the date of the Subordinated Debt Indenture or created, incurred or assumed thereafter, and which (i) are for money borrowed; (ii) are evidenced by any credit agreement, bond, note, debenture or similar instrument; (iii) represent the unpaid balance on the purchase price of any assets or services of any kind; (iv) are obligations as lessee under any lease of property, equipment or other assets required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, any finance lease, Capital Lease Obligations (as defined below), and Synthetic Lease Obligations (as defined below); (v) are reimbursement obligations with respect to letters of credit, banker’s acceptance, security purchase facility or other similar instruments; (vi) are obligations under interest rate, currency or other indexed exchange agreements, swaps, agreements for caps or floors on interest rates, foreign exchange agreements or any other similar agreements, including any such obligations incurred solely to act as a hedge against increases in interest rates that may occur under the terms of other outstanding variable or floating rate indebtedness of the Issuer or such guarantor; (vii) all of the obligations of the Issuer and any guarantor issued or assumed as the deferred purchase price of property or services, including all obligations under master lease transactions pursuant to which the Issuer or any of its subsidiaries have agreed to be treated as owner of the subject property for United States federal income tax purposes (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (viii) are obligations under any guaranty, endorsement or other contingent obligations in respect of, or to purchase or otherwise acquire, indebtedness or obligations of other persons of the types referred to in clauses (i) through (vii) above (other than endorsements for collection or deposits in the ordinary course of business); (ix) all compensation and reimbursement obligations of the Issuer and any guarantor to the trustee pursuant to certain terms of the Subordinated Debt Indenture, if any or (x) are obligations of other persons of the type referred to in clauses (i) through (ix) above secured by a lien to which any of the Issuer’s or such guarantor’s properties or assets are subject, whether or not the obligations secured thereby shall have been issued by the Issuer or such guarantor or shall otherwise be the Issuer’s or such guarantor’s legal liability; and (b) any deferrals, renewals, amendments, modifications, refundings, refinancings, replacements or extensions of any such indebtedness or obligations of the types referred to above.
However, notwithstanding the foregoing, Senior Indebtedness does not include (1) any indebtedness of the Issuer or any guarantor to any of its subsidiaries, (2) any indebtedness or obligation of the Issuer or any guarantor which by its express terms is stated to be not superior in the right of payment to the subordinated debt securities or the guarantees, or to rank pari passu with, or to be subordinated to, the subordinated debt securities or the guarantees, or (3) any indebtedness or obligation incurred by the Issuer or any guarantor in connection with the purchase of any assets or services in the ordinary course of business and which constitutes a trade payable or account payable.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under the generally accepted accounting principles, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with generally accepted accounting principles and the maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.
“Synthetic Lease Obligation” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement whereby the arrangement is considered borrowed money indebtedness for tax purposes but is classified as an operating lease or does not otherwise appear on a balance sheet under generally accepted accounting principles.
The Subordinated Debt Indenture will not contain any terms that limit the Issuer’s or any guarantor’s ability to incur additional Senior Indebtedness or that require the maintenance of financial ratios or specified levels of net worth or liquidity. The Issuer and its subsidiaries expect to incur additional indebtedness from time to time that will be senior to the subordinated debt securities.
Ranking Relative to Secured Indebtedness.   The subordinated debt securities and any guarantees will effectively rank junior to any existing and future secured indebtedness of the Issuer and any guarantor, respectively, to the extent of the value of the assets securing such indebtedness. By reason of such effective subordination, in the event of insolvency, holders of secured indebtedness may recover more, ratably, than holders of the subordinated debt securities.
Structural Subordination.   The subordinated debt securities will be structurally subordinated to all liabilities (excluding intercompany loans) of the Issuer’s existing and future subsidiaries that do not guarantee the subordinated debt securities. Holders of subordinated debt securities will not have any claim as a creditor against any non-guarantor subsidiary of the Issuer, and indebtedness and other liabilities, including trade payables, of any such non-guarantor subsidiary will effectively rank senior to the subordinated debt securities.
By reason of such subordination, in the event of insolvency, holders of subordinated debt securities who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness, and it is possible that no payments will be made to holders of the subordinated debt securities or, if applicable, the guarantees.
Merger or Consolidation
Each of the Indentures will provide that the Issuer may merge or consolidate with any other person or persons, and the Issuer may sell, convey, transfer or lease all or substantially all of its property to any other person or persons (whether or not affiliated with the Issuer), so long as it meets the following conditions:
1.
Either (a) the transaction is a merger or consolidation, and the Issuer is the surviving entity; or (b) the successor person in a merger or consolidation or the person which acquires by sale, conveyance, transfer or lease substantially all of the Issuer’s property and expressly assumes, by supplemental indenture satisfactory to the Trustee, all of the Issuer’s obligations under the Indenture and the relevant debt securities; and

2.
Immediately after giving effect to such transaction, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing with respect to any series of debt security outstanding under the relevant Indenture;

provided, however, that the JRD Acquisition Transactions shall not be subject to the foregoing covenant.

In the event of any of the above transactions, if there is a successor person as described in paragraph (1)(b) immediately above, then the successor will expressly assume all of the Issuer’s obligations under the applicable Indenture and automatically be substituted for the Issuer in the applicable Indenture and as issuer of the debt securities. Further, if the transaction is in the form of a sale or conveyance, after any such transfer (except in the case of a lease), the Issuer will be discharged from all obligations and covenants under the applicable Indenture and all debt securities issued thereunder and may be liquidated and dissolved.
Events of Default
An Event of Default will be defined under each Indenture with respect to debt securities of any series issued under such Indenture as being: (a) default in payment of any principal of or premium, if any, on the debt securities of such series, either at maturity, upon any redemption, by declaration or otherwise (including a default in the deposit of any sinking fund payment with respect to the debt securities of such series when and as due for 30 days); (b) default for 30 days in payment of any interest on any debt securities of such series; (c) default for 90 days after written notice (given by the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of a series affected by the default) in the observance or performance of any other covenant or agreement in respect of the debt securities of such series or such Indenture other than a covenant or agreement which is not applicable to the debt securities of such series, or a covenant or agreement with respect to which more particular provision is made; (d) certain events of bankruptcy, insolvency or reorganization; or (e) any other Event of Default provided in the supplemental indenture under which such series of debt securities is issued, or in the form of debt security for such series.
Under each Indenture, if an Event of Default occurs and is continuing with respect to a series, then either the Trustee or the holders of 25% or more in principal amount of the outstanding debt securities of the affected series (voting as a single class) may declare the principal (or such portion thereof as may be specified in the terms thereof) of all debt securities of all affected series (plus any interest accrued thereon) to be due and payable immediately (unless the principal of such series has already become due and payable). However, upon certain conditions, such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of (or premium, if any) or interest on such debt securities) by the holders of a majority in principal amount of the outstanding debt securities of such affected series (treated as one class). If an Event of Default due to certain events of bankruptcy, insolvency or reorganization shall occur, the principal (or such portion thereof as may be specified in the terms thereof) of and interest accrued on all debt securities then outstanding shall become due and payable immediately, without action by the Trustees or the holders of any such debt securities.
Each Indenture will require the Trustee to give notice, within 90 days after the occurrence of default with respect to the securities of any series, of all defaults with respect to that series known to the Trustee (i) if any unregistered securities of that series are then outstanding, to the holders thereof, through the facilities of DTC in accordance with the applicable procedures of DTC (or another depositary), and (ii) to all holders of registered securities of such series by way of mail, unless in each case such defaults have been cured before mailing or delivery. Except in the case of default in the payment of the principal of or interest on any of the securities of such series, or in the payment of any sinking fund installment on such series, the Trustee will be protected in withholding such notice if and so long as the Trustee’s board of directors, the Trustee’s executive committee or a trust committee of directors or trustees and/or responsible officers of the Trustee in good faith determines that the withholding of such notice is in the best interests of the holders of such series.
Each Indenture will entitle the Trustee, subject to the duty of the Trustee during a default to act with the required standard of care, to be indemnified by the holders of debt securities issued under such Indenture before proceeding to exercise any right or power under such Indenture at the request of such holders. Subject to such indemnification and certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of each affected series issued under such Indenture (treated as one class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to such series. The Indentures will not require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there are reasonable grounds for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.
Each Indenture will provide that no holder of debt securities of any series or of any coupon issued under such Indenture may institute any action against the Issuer under such Indenture (except actions for payment of overdue principal, premium, if any, or interest) unless (1) such holder previously shall have given to the Trustee written notice of default and continuance thereof, (2) the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series issued under such Indenture (treated as one class) shall have requested the Trustee to institute such action and shall have offered and, if requested, provided the Trustee indemnity, (3) the Trustee shall not have instituted such action within 60 days of such request, and (4) the Trustee shall not have received direction inconsistent with such written request by the holders of a majority in principal amount of the outstanding debt securities of each affected series issued under such Indenture (treated as one class).
Each Indenture will contain a covenant that the Issuer will file annually with the Trustee a certificate stating whether or not the Issuer is in compliance (without regard to grace periods or notice requirements) with all conditions and covenants of such Indenture and, if the Issuer is not in compliance, describing the nature and status of the non-compliance.
Defeasance and Satisfaction and Discharge
Satisfaction and Discharge
Each Indenture will provide that the Issuer may defease, satisfy and be discharged from any and all obligations (except as described below) with respect to the debt securities of any series which have not already been delivered to the Trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year or will be scheduled for redemption within one year under arrangements reasonably satisfactory to the trustee) by irrevocably depositing with the Trustee, as trust funds, money or government obligations, which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay at maturity (or upon redemption) the principal of (and premium, if any) and interest on such debt securities. Such defeasance and satisfaction and discharge will not apply to obligations related to the following (the “Surviving Obligations”):
•
registration of the transfer or exchange of the debt securities of such series and of coupons appertaining thereto;

•
Issuer’s right to optional redemption, if any;

•
substitution of mutilated, destroyed, lost or stolen debt securities of such series or coupons appertaining thereto;

•
maintenance of an office or agency in respect of the debt securities of such series;

•
receipt of payment of principal and interest on the stated due dates (but any rights of holders to force redemption of the debt securities does not survive);

•
rights, obligations, duties and immunities of the Trustee; and

•
rights of holders as beneficiaries of any trust created as described above for purposes of the defeasance.

Defeasance
In addition, each Indenture will provide that with respect to each series of debt securities issued under such Indenture, even if the debt securities will not become due and payable within one year, the Issuer may elect either (a) to defease and be discharged from all obligations with respect to the debt securities of such series (except for the Surviving Obligations) or (b) to be released from only the restrictions described under “Senior Debt,” if applicable, and “Merger or Consolidation” and, to the extent specified in connection with the issuance of such series of debt securities, other covenants applicable to such series of debt securities, by meeting certain conditions. Those conditions include depositing with the Trustee (or other qualifying trustee), in trust for such purpose, money (or, in the case of debt securities payable in U.S. dollars, U.S. government obligations, or in the case of debt securities payable in a currency other than U.S. dollars, foreign government obligations denominated in such currency, which through the payment of principal and interest in accordance with their terms will provide money) in an amount sufficient to pay at maturity (or upon redemption) the principal of (and premium, if any) and interest on the debt securities of such series. Such a trust may only be established if, among other things, the Issuer has delivered to the Trustee an opinion of counsel (as specified in the Indenture) to the effect that the beneficial owners of the debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred. Such opinion, in the case of a defeasance under clause (a) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of such Indenture.
The foregoing provisions relating to defeasance may be modified in connection with the issuance of any series of debt securities, and any such modification will be described in the applicable prospectus supplement.
Modification of the Indentures
Under each of the Indentures, the Issuer will be able to enter into supplemental indentures with the Trustee without the consent of the holders of debt securities in order to accomplish, among others, any of the following: (a) secure any debt securities, (b) evidence the assumption by a successor corporation of the Issuer’s obligations, (c) add covenants or Events of Default for the protection of the holders of any debt securities, (d) cure any ambiguity or correct any inconsistency or mistake in such Indenture or add any other provision which shall not materially adversely affect the interests of the holders of the debt securities, (e) establish the forms or terms of debt securities of any series, (f) supplement any of the provisions of the Indenture as necessary to permit or facilitate the defeasance and discharge of any series of debt securities, (g) add additional guarantees or additional guarantors in respect of all or any series of debt securities under the Indentures, or (h) evidence the release and discharge of any guarantor from its obligations under its guarantees of all or any series of debt securities and its obligations under the Indentures in accordance with the terms of the Indentures.
Each Indenture will also contain provisions permitting the Trustee and the Issuer, with the consent of the holders of not less than a majority in principal amount of the debt securities of a series issued under such Indenture then outstanding and affected (including, without limitation, additional debt securities of such series, if any) voting as a single class, to add any provisions to, or change in any manner or eliminate any of the provisions of, such Indenture or modify in any manner the rights of the holders of the debt securities of each series so affected. However, the Issuer may not do any of the following without the consent of the holder of each outstanding debt security affected thereby:
•
extend the final maturity of any debt security, or reduce the principal amount thereof,

•
reduce the rate (or alter the method of computation) of interest thereon or extend the time for payment thereof,

•
reduce (or alter the method of computation of) any amount payable on redemption or repayment thereof or extend the time for payment thereof,

•
change the currency in which the principal thereof, premium, if any, or interest thereon is payable,

•
reduce the amount payable upon acceleration,

•
impair or affect the right to institute suit for the enforcement of any payment on any debt security when due,

•
if the debt securities provide therefor, impair or affect any right of repayment at the option of the holder of such debt securities, or

•
reduce the percentage in principal amount of debt securities of any series, the consent of the holders of which is required for any of the foregoing modifications.

The holders of a majority in aggregate principal amount of the outstanding debt securities of a series (including, without limitation, additional debt securities of such series, if any) voting as a single class may, on behalf of the holders of all debt securities of that series, waive compliance by the Issuer with certain restrictive covenants of the Indenture.
The holders of a majority in aggregate principal amount of the outstanding debt securities of a series (including, without limitation, additional debt securities of such series, if any) may, on behalf of the holders of all debt securities of that series, voting as a single class, generally waive any past default under the Indenture and the consequences of such default. However, a default in the payment of the principal of, or premium, if any, or any interest on, any debt security of that series or a default in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected cannot be so waived.
Governing Law
Each Indenture will provide that it and the debt securities issued thereunder shall be deemed to be a contract under, and for all purposes shall be construed in accordance with, the laws of the State of New York. The guarantees also will be governed by New York law.
The Trustee
Each Indenture will provide that if an event of default occurs and is continuing, the Trustee must use the degree of care and skill of a prudent person in the conduct of such person’s own affairs. The Trustee will become obligated to exercise any of its powers under the applicable Indenture at the request of any of the holders of any debt securities only after those holders have offered and, if requested, provided the Trustee indemnity satisfactory to it. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such directions are unduly prejudicial to any holder) or that would involve the Trustee in personal liability.
The Trustee may engage in other transactions with the Issuer. If it acquires any conflicting interest, however, it must eliminate that conflict or resign.
Paying Agents
Unless the Issuer informs you otherwise in the prospectus supplement, the Issuer will make payments on the debt securities in U.S. dollars or other applicable currency at the office of the applicable trustee or any paying agent the Issuer designates. At the Issuer’s option, the Issuer may make payments by check mailed to the holder’s registered address or, with respect to global debt securities, by wire transfer. Unless the Issuer informs you otherwise in the prospectus supplement, the Issuer will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.
Unless the Issuer informs you otherwise in the prospectus supplement, the Issuer will designate the trustee under each Indenture as its paying agent for payments on debt securities it issues under that Indenture. The Issuer may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we will make with the SEC which will be incorporated into this prospectus by reference.

PLAN OF DISTRIBUTION
We, or the selling securityholders, may sell the securities being offered hereby in one or more of the following ways from time to time:
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directly to one or more purchasers;

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through agents;

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through underwriters;

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through dealers;

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through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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through a combination of any of these methods of sale; or

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by any other legally available means, which will be set forth in an applicable prospectus supplement if required.

We or the selling securityholders may sell the securities directly, for cash or in exchange for assets. In that event, no underwriters or agents would be involved. Offers to purchase the securities may be solicited by agents designated by us or the selling securityholders from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), involved in the offer or sale of any securities will be named, and any commissions payable by us or the selling securityholders to such agent will be set forth in the prospectus supplement relating to the securities. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. We or the selling securityholders may agree to indemnify any such agents against certain liabilities, including liabilities under the Securities Act. Such agents might also be customers of ours, or otherwise engage in transactions with or perform services for us or the selling securityholders in the ordinary course of business.
We or the selling securityholders may conduct an offering of the securities through underwriters (by entry into an underwriting agreement) from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If we or the selling securityholders do so, we will name the underwriters and describe the terms of the sale of the securities to them in the prospectus supplement relating to the securities, which will be used by the underwriters to make resales of the securities. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to several conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers. We or the selling securityholders might agree to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the underwriters may make with respect to these liabilities. Such underwriters might also be customers of ours, or otherwise engage in transactions with or perform services for us or the selling securityholders in the ordinary course of business.
We or the selling securityholders may conduct an offering of the securities through dealers from time to time. If we or the selling securityholders do so, we would sell or transfer the securities to the dealer, who may be deemed to be an underwriter as that term is defined in the Securities Act, as principal. The dealer might then resell the securities to the public at varying prices to be determined by such dealer at the time of resale. We or the selling securityholders might agree to indemnify the dealers against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the dealers may make with respect to these liabilities. Such dealers might also be customers of ours, or otherwise engage in transactions with or perform services for us or the selling securityholders in the ordinary course of business.

We or the selling securityholder may also authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase securities from us at a particular public offering price pursuant to delayed delivery contracts (“Contracts”) providing for payment and delivery on a particular date or dates. If we do so, we will describe such Contracts in the relevant prospectus supplement, including the price and date or prices and dates provided by such Contracts. Contracts may be entered into for a variety of reasons, including (without limitation) the need to assemble a pool of collateral, the need to match a refunding date or interest coupon date, or to meet the business needs of the purchaser. Each Contract will be for an amount not less than, and the aggregate principal amount of securities sold pursuant to Contracts shall not be less nor more than, the respective amounts stated in such prospectus supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, education and charitable institutions and other institutions, but will in all cases be subject to our approval. Contracts will not be subject to any conditions except that (i) the purchase by a purchaser of the securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such purchaser is subject and (ii) we shall have sold, and delivery shall have taken place to the underwriters named in the prospectus supplement, such part of the securities as is to be sold to them. The prospectus supplement will set forth the commission payable to agents, underwriters or dealers soliciting purchases of the securities pursuant to Contracts accepted by us. The underwriters and such agents or dealers will not have any responsibility in respect of the validity or performance of Contracts.
Each series of debt securities will be a new issue of securities with no established trading market. Any underwriters to whom debt securities are sold by us for public offering and sale may make a market in such debt securities, but such underwriters will not be obligated to do so and may discontinue any market making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for any debt securities or that active public markets for the debt securities will develop.
Each series of securities will be a new issue and, other than our common stock, which is listed on the NYSE, will have no established trading market. Any shares of common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance, or on such other trading market on which our shares of common stock may be listed from time to time. We may elect to list any series of securities on an exchange, and in the case of common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities or that active public markets for the securities will develop. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but these underwriters will not be obligated to do so and may discontinue any market making activities at any time without notice.
In connection with an offering of securities pursuant to this prospectus, the underwriters may over-allot or effect transactions that stabilize or maintain the market prices of the securities offered hereby or our other securities at levels above those which might otherwise prevail in the open market. Any underwriter may engage in over-allotment, stabilizing and syndicate short covering transactions and penalty bids only in compliance with Regulation M under the Exchange Act. If we offer securities in an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, stabilizing transactions will not be permitted. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. They may effect such transactions on an exchange or in the over-the-counter market. If the underwriters commence such stabilizing, it may be discontinued at any time.

We will describe in a prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) the terms of the offering of securities, including, to the extent applicable:
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the name or names of any underwriters, dealers or agents;

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the purchase price of the securities being offered and the proceeds or property we will receive from the sale;

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any over-allotment options under which underwriters may purchase additional securities from us;

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any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

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any public offering price;

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any discounts or concessions allowed or re-allowed or paid to dealers; and

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any securities exchange or market on which the securities may be listed.

Any underwriters who are qualified market makers on the New York Stock Exchange may engage in passive market making transactions in the securities on the New York Stock Exchange in accordance with Rule 103 of Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
The selling securityholders, if any, will act independently of Sysco Corporation and Sysco Holdings in making decisions with respect to the timing, manner and size of each sale of shares of common stock covered by this prospectus.
We, or any selling securityholders, may enter into option, share lending or other types of transactions that require us, or such selling securityholders, to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We, or any selling securityholders, may enter into prepaid variable forward contracts or substantially similar transactions and the pledging of shares of common stock in connection therewith. We, or any selling securityholders, may also enter into hedging transactions with respect to the shares of common stock. For example, we, or any selling securityholders, may:
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enter into transactions involving short sales of shares of common stock by underwriters, brokers or dealers;

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sell shares of common stock short and deliver the shares to close out short positions;

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enter into option or other types of transactions that require us, or such selling securityholder, to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

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loan or pledge shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We, or any selling securityholders, may enter into derivative transactions with third parties, or sell shares of common stock not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell shares of common stock covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use shares of common stock pledged by us, or any selling securityholders, or borrowed from us, any selling securityholders or others to settle those sales or to close out any related open borrowings of shares of common stock, and may use shares of common stock received from us, or any selling securityholders, in settlement of those derivatives to close out any related open borrowings of shares of common stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).
A selling securityholder that is an entity may elect to make a pro rata in-kind distribution of shares of common stock to its members, partners or stockholders, or purchase or redeem interests held in such entity by its members, partners or stockholders in exchange for shares of common stock, in each case pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders (unless they are affiliates of ours) would thereby receive freely tradeable shares of common stock pursuant to the distribution. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the shares of common stock acquired in the distribution.
Shares of common stock may also be exchanged for satisfaction of the selling securityholders’ obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers.
Offers to purchase the shares of common stock offered by this prospectus also may be solicited, and sales of such shares of common stock may be made, by us, or by selling securityholders, directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of such shares of common stock. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.
The selling securityholders might not sell any shares of common stock under this prospectus. In addition, any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.
Any selling securityholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act.

LEGAL MATTERS
The validity of the securities and the guarantees is being passed upon for Sysco Holdings and Sysco Corporation by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. Certain legal matters relating to offerings of the securities and the related guarantees will be passed upon on behalf of the applicable dealers, underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS
Sysco Corporation
The consolidated financial statements of Sysco Corporation and its consolidated subsidiaries appearing in the 2026 Annual Report, and the effectiveness of Sysco Corporation and its consolidated subsidiaries’ internal control over financial reporting as of June 27, 2026 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein by reference in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.
Jetro Restaurant Depot
The audited historical financial statements of JRD Unico, Inc. and Affiliates incorporated in this prospectus by reference to Sysco Corporation’s Current Report on Form 8-K dated September 14, 2026 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

SYSCO HOLDINGS CORPORATION
SYSCO CORPORATION
$1,750,000,000 5.450% Senior Notes due 2029
$2,000,000,000 5.600% Senior Notes due 2031
$1,500,000,000 5.800% Senior Notes due 2033
$2,000,000,000 5.950% Senior Notes due 2036
$1,000,000,000 6.400% Senior Notes due 2046
$1,750,000,000 6.500% Senior Notes due 2056
$750,000,000 6.600% Senior Notes due 2066
PROSPECTUS SUPPLEMENT
Joint Book-Running Managers with respect to the 2029 Notes, 2031 Notes and 2033 Notes
Goldman Sachs & Co. LLC		TD Securities
BofA Securities	J.P. Morgan	Wells Fargo Securities
PNC Capital Markets LLC		US Bancorp
Joint Book-Running Managers with respect to the 2036 Notes, 2046 Notes, 2056 Notes and 2066 Notes
Goldman Sachs & Co. LLC		TD Securities
BofA Securities	J.P. Morgan	Wells Fargo Securities
BNP PARIBAS		Truist Securities
Co-managers with respect to the 2029 Notes, 2031 Notes and 2033 Notes
BNP PARIBAS	Truist Securities	Barclays
Rabo Securities		Scotiabank
BMO Capital Markets	Lloyds Securities	Siebert Williams Shank
Co-managers with respect to the 2036 Notes, 2046 Notes, 2056 Notes and 2066 Notes
PNC Capital Markets LLC	US Bancorp	Barclays
Rabo Securities		Scotiabank
BMO Capital Markets	Lloyds Securities	Siebert Williams Shank
September 22, 2026